UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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MORGAN STANLEY

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Notice of 2020 Annual Meeting

and Proxy Statement

James P. Gorman

April 3, 2020

Dear fellow shareholders,

I cordially invite you to attend Morgan Stanley’s 2020 annual meeting of shareholders on Thursday, May 21, 2020. I hope that you will be able to attend, and, if not, I encourage you to vote by proxy. Your vote is very important.

As I write this, we are in the midst of a global public health crisis which is causing serious humanitarian issues, as well as economic ones. The recent spread of the Covid-19 virus has presented extraordinary challenges to governments, the global economy and markets around the world. The loss of life due to the virus is devastating, and public health authorities and medical workers are doing everything in their power to stem the tide of the virus. Many who have not been directly impacted by the virus have experienced severe indirect effects, with millions of people losing their jobs overnight. It is essential for governments to act as aggressively as they can and to focus, as they now are, on the surge in unemployment and the necessary significant stimulus measures in support of consumers, small businesses and corporations. The U.S. Federal Reserve and other global central banks and regulators have taken extraordinary and necessary steps to ensure liquidity in the markets.

At Morgan Stanley, we have taken measures to prioritize the health of our employees and their families, and to be prepared operationally to serve our clients and help them navigate uncertain markets. We have benefited in this period from robust business continuity planning and from years of investment in our technology infrastructure. Approximately 90% of our employees are currently working from home and continuing to serve our clients. While the current situation is gravely concerning, we have weathered serious events and extreme market volatility before, and the fundamentals of the financial system are much stronger today than in the past. I am pleased to say that we and many of our peers have the capital and the liquidity to be well-positioned to work with governments, central banks and regulators to be part of the extraordinary effort it will take to assist in getting the global economy and global markets back on track.

While in the current environment 2019 seems like a long time ago, it is important for us as shareholders to note that last year was a strong year for Morgan Stanley and our financial performance was one of the best in our history. Over the past decade we have reshaped our business and reset our strategy, while making significant investments in technology and talent. This has led to substantial earnings growth while increasing earnings stability. Over the next five years our goal continues to be to shift our business further, emphasizing durable sources of revenues* in each of our businesses that will support a base level of profitability in periods of market disruption.

Morgan Stanley reported record revenues, pre-tax profit* and net income* for 2019. We delivered four consecutive quarters of $10 billion plus revenues – a consistent, stable performance that resulted in record annual revenues of over $41 billion, with strong results across all our businesses. Return on average tangible common equity of 12.9%* was within our target range for the year.

Morgan Stanley 2020 Proxy Statement    1

In February, we announced our intent to acquire E*TRADE — a leading financial services company and pioneer in the online brokerage industry — by the end of this year. This acquisition represents an extraordinary growth opportunity for our Wealth Management business and will significantly increase its breadth and scale. In addition, this continues the decade-long transition of our Firm to a more balance sheet-light* business mix, emphasizing more durable sources of revenue*.

Our Board of Directors and management value the views of our shareholders. Over the past year, we have engaged in discussions with and sought feedback from shareholders on a broad range of topics, including our strategy, financial performance, executive compensation, corporate governance, diversity and environmental and social goals.

In 2019, Stephen Luczo was elected to your Board. He brings extensive technology expertise to the Firm and is an experienced investor in technology venture capital and private equity. His experience will help the Board in analyzing and capitalizing on the rapid developments in technology within financial services.

Morgan Stanley is very well positioned to successfully navigate whatever the next five years bring as we execute our strategic objectives. Moreover, our strong culture and brand remains our most powerful competitive advantage. I am excited about this future and have great confidence in our senior leadership team.

2020 marks the 85th anniversary of Morgan Stanley. This is a moment not only to reflect on our successes and celebrate the Firm we are today, but also to look at the future and the strong, diverse and stable Firm we are becoming. Our continued success is made possible by the disciplined execution of our strategy, but it is our culture that truly positions us for long-term sustainable success. As we head into the next phase of our journey, we will continue to invest meaningfully in our culture, and renew the commitment, energy and focus that we have on living our core values every day.

I hope you will read my Letter to Shareholders where I discuss our achievements and opportunities for the future in greater detail. I look forward to hearing from you at the Annual Meeting next month. In the meantime, please stay healthy.

Thank you for your support of Morgan Stanley.

Very truly yours,

James P. Gorman

Chairman and Chief Executive Officer

*  See the “Explanatory Notes” of the Compensation Discussion and Analysis, which provide additional information regarding the metrics referenced and non-GAAP measures.

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Election of Directors	10

Ratification of Appointment of Morgan Stanley’s Independent Auditor	40

Audit Committee Report	41
Independent Auditor’s Fees	43
COMPENSATION MATTERS	44

Company Proposal to Approve the Compensation of Executives as Disclosed in the Proxy Statement (Non-Binding Advisory Vote)	44

Compensation Discussion and Analysis (CD&A)	45
Compensation, Management Development and Succession Committee Report	63

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1585 Broadway

New York, NY 10036

NOTICE OF 2020 ANNUAL MEETING

OF SHAREHOLDERS

TIME AND DATE

10:00 a.m. (EDT) on May 21, 2020

LOCATION

Morgan Stanley

2000 Westchester Avenue, Purchase, New York

ITEMS OF BUSINESS

•	Elect the Board of Directors
•	Ratify the appointment of Deloitte & Touche LLP as independent auditor
•	Approve the compensation of executives as disclosed in the proxy statement (non-binding advisory vote)
•	Transact such other business as may properly come before the meeting or any postponement or adjournment thereof

RECORD DATE

The close of business on March 23, 2020 is the date of determination of shareholders entitled to notice of, and to vote at, the annual meeting of shareholders.

ADMISSION

Only record or beneficial owners of Morgan Stanley’s common stock as of the record date, the close of business on March 23, 2020, or a valid proxy or representative of such shareholder, may attend the annual meeting in person. Any shareholder, proxy or representative who wishes to attend the annual meeting must present the documentation described under “How Do I Attend the Annual Meeting?” Morgan Stanley reserves the right to limit the number of representatives who may attend the annual meeting on behalf of a shareholder.

Although we currently intend to hold our annual meeting in person, we are actively monitoring the evolving coronavirus (COVID-19). We are focused on the safety and well-being of our shareholders and employees as well as the protocols of local, state and federal governments. In the event it is not possible or advisable to hold our annual meeting at our Westchester headquarters, we will announce alternative arrangements for the meeting, which may include holding a virtual meeting, as promptly as practicable. Please monitor our annual meeting website at www.morganstanley.com/2020ams for current information on our annual meeting. As always, we encourage you to vote your shares prior to the annual meeting.

By Order of the Board of Directors,

Martin M. Cohen

Corporate Secretary

April 3, 2020

VOTING

It is important that all of your shares are voted. You may submit your proxy to have your shares voted over the Internet or by telephone or by returning your proxy card or voting instruction form, if you receive one in the mail.

BY MOBILE DEVICE

You can vote by scanning the QR Barcode on your proxy materials.

BY INTERNET

You can vote online at www.proxyvote.com.

BY TELEPHONE

You can vote by calling the number on your proxy materials.

BY MAIL

You can vote by mail by completing, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

WEBCAST

If you are unable to attend the meeting in person, you may listen to the meeting at www.morganstanley.com/about-us-ir. Please go to our website prior to the annual meeting for details.

NOTICE

We are distributing to certain shareholders a Notice of Internet Availability of Proxy Materials (Notice) on or about April 3, 2020. The Notice informs those shareholders how to access this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2019 through the Internet and how to submit a proxy online.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 21, 2020: Our Letter to Shareholders, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019 are available free of charge on our website at
www.morganstanley.com/2020ams.

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OVERVIEW OF VOTING ITEMS

This overview of voting items presents certain information that you should consider before voting on the items presented at this year’s annual meeting; however, you should read the entire proxy statement carefully before voting. In this proxy statement, we refer to Morgan Stanley as the “Company,” the “Firm,” “we,” “our” or “us” and the Board of Directors as the “Board.”

Item 1

Election of Directors

Our Board unanimously recommends that you vote “FOR” the election of all director nominees.

Director Nominees

Name, Age, Independence	Occupation highlights	Director since	Other current U.S.-listed public boards	Morgan Stanley Committees
				A	CMDS	N&G	OT	R

Elizabeth Corley, 63 Independent	Former global Chief Executive Officer (CEO) of Allianz Global Investors (U.K.) Ltd. (AllianzGI)	2018	- Pearson plc			M

Alistair Darling, 66 Independent	Former Chancellor of the Exchequer for the U.K.	2016	None	M				M

Thomas H. Glocer, 60 Independent Lead Director	Former CEO of Thomson Reuters Corporation	2013	- Merck & Co., Inc.		M		M

James P. Gorman, 61	Chairman of the Board and CEO of Morgan Stanley	2010	None

Robert H. Herz, 66 Independent	Former Partner of PricewaterhouseCoopers LLP (PwC); Former Chairman of Financial Accounting Standards Board	2012	- Federal National Mortgage Association (Fannie Mae) - Workiva Inc.	C		M

Nobuyuki Hirano, 68 Non-Management	Chairman of Mitsubishi UFJ Financial Group, Inc. (MUFG)	2015*	- MUFG - Toyota Motor Corporation					M

Stephen J. Luczo, 63 Independent	Chairman of Seagate Technology plc (Seagate)	2019	- AT&T Inc. - Seagate				M

Jami Miscik, 61 Independent	CEO and Vice Chair of Kissinger Associates, Inc. (Kissinger)	2014	- General Motors Company				C	M

Dennis M. Nally, 67 Independent	Former Chairman of PricewaterhouseCoopers International Ltd.	2016	- AmerisourceBergen Corporation	M	M

Takeshi Ogasawara, 66 Non-Management	Advisor of MUFG Bank, Ltd. (MUFG Bank)	2019	None				M

Hutham S. Olayan, 66 Independent	Chair, principal and director of The Olayan Group	2006	None		C

Mary L. Schapiro, 64 Independent	Vice Chair for Global Public Policy and Special Advisor to Founder and Chairman of Bloomberg, L.P.	2018	- CVS Health Corporation			M

Perry M. Traquina, 63 Independent	Former CEO and Managing Partner, Wellington Management Company LLP	2015	- The Allstate Corporation - eBay Inc.	M				C

Rayford Wilkins, Jr., 68 Independent	Former CEO of Diversified Businesses of AT&T Inc.	2013	- Caterpillar Inc. - Valero Energy Corporation		M	C

*    Mr. Hirano previously served as a member of our Board from 2009 to 2011.

A: Audit Committee CMDS: Compensation, Management Development and Succession Committee N&G: Nominating and Governance Committee	OT: Operations and Technology Committee R: Risk Committee	C: Chair M: Member

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OVERVIEW OF VOTING ITEMS

The Morgan Stanley Board of Directors

Board Tenure Balance	Board Independence

Average Tenure: 5.4 years*

* Average tenure of directors is calculated based on length of completed Board service from date of initial election through the date of the annual meeting and prior Board service, as appropriate.

All Board committees are comprised of non-management directors, and the Board benefits from an engaged Independent Lead Director with expansive responsibilities.

International Experience	Director Experience, Qualifications, Attributes and Skills

Board Succession and Diversity
4 new directors since the beginning of 2018	4 female directors	10 directors who are current or former CEOs	6 directors born outside the United States

Corporate Governance Highlights

Board Oversight

• Oversees the Company’s strategy, annual business plans, Enterprise Risk Management (ERM) framework and culture, values and conduct

• Regular reviews of succession plans for CEO and other senior executives

Shareholder Rights and Accountability

• Adopted proxy access

• Shareholders who own at least 25% of common stock may call a special meeting of shareholders

• All directors elected annually by majority vote standard

• No “poison pill” in effect

Annual Evaluations

• Annual Board, Independent Lead Director, and committee self-assessments enhance performance

• Encompasses duties and responsibilities, individual director performance, Board and committee structure, culture, process and execution

Sustainability and Giving Back	• Advance sustainable investing through our businesses • Enhanced management of our carbon footprint and environmental and social risk • Committed to giving back, one of our core values

Shareholder Engagement

• Investor input has led to proxy access and enhanced proxy disclosure of Board evaluations, director orientation / education, succession planning, Environmental, Social and Governance     (ESG) matters, and enhanced alignment of compensation and performance

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OVERVIEW OF VOTING ITEMS

Item 2

Ratification of Appointment of Morgan Stanley’s Independent Auditor

Our Board unanimously recommends that you vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor.

See page 39 for Audit Matters and additional information, including the Audit Committee Report and fees paid to Deloitte & Touche.

Item 3

Company Proposal to Approve the Compensation of Executives as Disclosed in the Proxy Statement (Non-Binding Advisory Vote)

Our Board unanimously recommends that you vote “FOR” this proposal.

See page 44 for the “Compensation Discussion and Analysis” (CD&A) and additional information relating to the metrics and certain non-GAAP measures referenced below in Section 5 “Explanatory Notes” of the CD&A.

Performance-Based Approach to Compensation and 2019 Performance Highlights

As in prior years, the CMDS Committee used a well-defined framework to determine CEO compensation for 2019, including establishing a target compensation range for the CEO and guidelines for the CEO performance assessment.

At year end, CEO total compensation was set at $27 million, down 7% from 2018 pay and equal to 2017 pay, with shareholder-aligned features:

•  75% of incentive compensation is deferred over three years and subject to clawback;

•  100% of deferred incentive compensation is delivered in equity awards — an increased proportion from prior years; and

•  50% of incentive compensation is delivered through future performance-vested equity awards.

The 2019 pay decision for the CEO was based on the CMDS Committee’s assessment of Mr. Gorman’s outstanding individual performance and the following:

•  During 2019, the Company met its stated strategic objectives for 2018–2019.

*	Represents results against the 2018–2019 Strategic Objectives established at the beginning of 2018.

Morgan Stanley 2020 Proxy Statement    7

OVERVIEW OF VOTING ITEMS

•  Under Mr. Gorman’s leadership, the Company achieved record full year net revenues of $41.4 billion and record full year Net Income of $9.0 billion. Combining revenue growth with continued expense discipline, the Company delivered higher annual returns producing an ROE of 11.2%, within the Company’s 2018–2019 strategic objective of 10%–13%, and ROTCE of 12.9%, within the Company’s 2018–2019 strategic objective of 11.5%–14.5%.

•  In addition, the Company has demonstrated strong returns exceeding its cost of capital, which has led to a sufficient capital base, notwithstanding attractive Capital Returns. This capital position also permits the ability to invest for future growth.

Attractive Capital Return Profile	Ability to Invest for Growth

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OVERVIEW OF VOTING ITEMS

2019 CEO Compensation Determination

The 2019 pay decision for the CEO was made by the CMDS Committee, in consultation with the entire Board, following its assessment of Mr. Gorman’s outstanding individual performance, including his leadership with respect to the Firm’s long-term strategy and culture, as well as the Firm’s strong financial performance. While 2019 Company and CEO performance were strong, the CMDS Committee exercised its discretion and determined that a 2019 pay decision for Mr. Gorman of $27 million, down 7% from 2018 pay and equal to 2017 pay, was appropriate in light of the Company’s focus on expense discipline, including with respect to discretionary compensation, and the employee reduction that occurred at the end of 2019.

MS 2019 Performance Evaluation	2019 CEO Compensation Elements ($MM)

CEO compensation was delivered in a combination of base salary, cash bonus, a time-vested deferred equity incentive compensation award, and a performance-vested long-term equity incentive compensation award. A significant portion of CEO pay is deferred, awarded in equity, subject to future stock price performance, cancellation and clawback and, in the case of the performance-vested equity award, subject to future achievement of specified financial goals over a three-year period. The CMDS Committee believes this approach to executive compensation supports the Company’s pay for performance philosophy and key compensation objectives, and is consistent with shareholder feedback, best practices and regulatory principles.

Shareholder Engagement

At our 2019 annual meeting of shareholders, approximately 96% of the votes cast were in favor of our annual “Say on Pay” proposal. In anticipation of the 2020 “Say on Pay” vote, we continued our engagement program, seeking feedback from shareholders and proxy advisory firms on a variety of topics, including executive compensation, corporate governance and environmental and social goals. With respect to executive compensation, shareholders who provided feedback during our engagement program generally reported that executive compensation at Morgan Stanley was viewed as well-aligned with performance.

Morgan Stanley 2020 Proxy Statement    9

CORPORATE GOVERNANCE MATTERS

Item 1

Election of Directors

Our Board unanimously recommends that you vote “FOR” the election of all director nominees.

DIRECTOR SUCCESSION AND NOMINATION PROCESS

Key Statistics on Board Succession
4 New directors since the beginning of 2018	5.4 years Average tenure of Board upon election at the annual meeting	65 Average age of Board upon election at the annual meeting

The Nominating and Governance Committee’s charter provides that the committee will actively seek and identify nominees for recommendation to the Board consistent with the criteria in the Morgan Stanley Corporate Governance Policies (Corporate Governance Policies), which provide that the Board values members who:

•	Combine a broad spectrum of experience and expertise with a reputation for integrity;
•	Have experience in positions with a high degree of responsibility;
•	Are leaders in the companies or institutions with which they are affiliated;
•	Can make contributions to the Board and management;
•	Represent the interests of shareholders; and
•	Possess a willingness to appropriately challenge management in a constructive manner.

While the Board has not adopted a policy regarding diversity, the Corporate Governance Policies provide that the Board will take into account the diversity of a director candidate’s perspectives, background and other relevant demographics. The Nominating and Governance Committee and the Board may also determine specific skills and experience they are seeking in director candidates based on the needs of the Company at a specific time in light of the Company’s long-term strategy. In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate’s credentials in the context of these criteria.

The Board is committed to the ongoing review of Board composition and director succession planning. The Nominating and Governance Committee continuously reviews the experience, qualifications, attributes, skills and tenure of the members of the Board and maintains a list of potential director candidates that is reviewed and refreshed regularly throughout the course of the year.

The Nominating and Governance Committee may retain and terminate, in its sole discretion, a third party to assist in identifying director candidates or gathering information regarding a director candidate’s background and experience. The Nominating and Governance Committee may also consider director candidates proposed by shareholders, as provided for in the Corporate Governance Policies. Members of the Nominating and Governance Committee, the Independent Lead Director and other members of the Board interview potential director candidates as part of the selection process when evaluating new director candidates.

The Corporate Governance Policies provide that the Board expects a director to advise the Chairman and Corporate Secretary if he or she plans to join the board of directors or similar governing body of another public or private company or advisory board, or experiences other changed circumstances that could diminish his or her effectiveness as a director or otherwise be detrimental to the Company. They also provide that the Board expects a director to advise and to offer to tender his or her resignation for consideration by the Board if his or her principal occupation or employer changes. In addition, the Corporate Governance Policies provide that a director candidate should not be nominated for election if the candidate would be 72 years old at the time of election.

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CORPORATE GOVERNANCE MATTERS

Our Board currently consists of 14 directors, including two directors who are designated in accordance with the terms of the Investor Agreement between Morgan Stanley and MUFG, dated October 13, 2008, as amended and restated (Investor Agreement), pursuant to which Morgan Stanley agreed to take all lawful action to cause two of MUFG’s senior officers or directors to become members of Morgan Stanley’s Board.

As part of the Board’s ongoing review of Board composition and succession planning, the Nominating and Governance Committee’s third-party search firm recommended Stephen J. Luczo as a potential director candidate to the Nominating and Governance Committee. Upon the recommendation of the Nominating and Governance Committee, the Board unanimously elected Mr. Luczo to the Board, effective October 1, 2019. The Board determined that Mr. Luczo’s service as Chairman and former CEO of Seagate brings to the Board extensive leadership experience with expertise in information technology and technology disruption.

DIRECTOR EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS

When the Board nominates directors for election at an annual meeting, it evaluates the experience, qualifications, attributes and skills that an individual director candidate contributes to the tapestry of the Board as a whole to assist the Board in discharging its duties and overseeing the Company’s strategy. This evaluation is part of the Nominating and Governance Committee’s ongoing Board succession planning processes as well as the Board’s annual self-evaluation.

Our Directors’ Qualifications, Attributes and Skills Are Aligned with Company Strategy

The Company believes that an effective board consists of a diverse group of individuals who possess a variety of complementary skills and a range of tenures. The Nominating and Governance Committee and the Board regularly consider these skills in the broader context of the Board’s overall composition, with a view toward constituting a board that has the best skill set and experience to oversee the Company’s business and the broad set of challenges that it faces.

Leadership (including, strategic planning) (14)	International / Global Perspective (12)	Financial Services / Market Experience (10)

Finance / Accounting Expertise (11)	Risk Management (10)	Operations / Technology (10)

Talent (management development and succession) (11)	Public Policy / Sustainability (6)	Public Company Experience / Corporate Governance (11)

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CORPORATE GOVERNANCE MATTERS

DIRECTOR NOMINEES

Quick Facts on Our Director Nominees
13 Non-management directors	4 Female directors	10 Directors who are current or former CEOs	6 Directors born outside of the United States

The Board has nominated the 14 director nominees below for election at the 2020 annual meeting of shareholders. The Board believes that, in totality, the mix of qualifications and the diversity of attributes and skills among the nominees enhances our Board’s effectiveness and is aligned with the Company’s long-term strategy. Our directors have a combined wealth of leadership experience derived from extensive service guiding large, complex organizations as executive leaders or board members and in government and public policy, and possess a diversity of qualifications, attributes and skills applicable to our business and long-term strategy. The Board stands for election at each annual meeting of shareholders. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal.

Each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce the number of directors to be elected.

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CORPORATE GOVERNANCE MATTERS

Elizabeth Corley, 63 Independent Director Director Since: 2018 Morgan Stanley Committees: • Nominating and Governance	Alistair Darling, 66 Independent Director Director Since: 2016 Morgan Stanley Committees: • Audit • Risk
Qualifications, Attributes and Skills:	Qualifications, Attributes and Skills:

Ms. Corley’s leadership positions, including through her role as CEO of AllianzGI, bring to the Board extensive management experience as well as markets and financial services experience and international perspective.

Mr. Darling’s service as a former member of the British Parliament and as Chancellor of the Exchequer brings to the Board strong leadership, risk management and regulatory experience, as well as insight into both the global economy and the global financial system.

Professional Experience:

•  Non-executive Senior Advisor of AllianzGI from April 2019 to December 2019, Senior Advisor from April 2018 to April 2019, non-executive Vice Chair from March 2016 to March 2018, global CEO from January 2012 to February 2016 and European CEO from 2005 to 2011.

•  Held various leadership positions at Merrill Lynch Investment Managers (formerly Mercury Asset Management) from 1993 to 2004, including as Managing Director and Head of the EMEA Asia Pacific Mutual Fund Business.

•  Began her career at Sun Alliance Life & Pensions Limited and subsequently served as a consultant and then partner at Coopers & Lybrand Management Consultants (U.K.) from 1985 to 1993.

•  Served two terms as Chair of the Forum of European Asset Managers and served on the board of the Financial Reporting Council from 2011 to 2017.

•  Chair of Management Board of the U.K. Impact Investing Institute from June 2019.

Other U.S. Listed Public Company Boards:

Pearson plc

Professional Experience:

•  Appointed to the House of Lords on December 10, 2015. Previously a member of the British Parliament, serving as a member of the House of Commons from 1987 to 2015.

•  Held several leadership positions in the U.K. government, including as Chancellor of the Exchequer from 2007 to 2010, Secretary of State for Trade and Industry from 2006 to 2007, Secretary of State for Scotland from 2003 to 2006, Secretary of State for Transport from 2002 to 2006, Secretary of State for Social Security/Work and Pensions from 1998 to 2002 and Chief Secretary to the Treasury from 1997 to 1998.

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CORPORATE GOVERNANCE MATTERS

Thomas H. Glocer, 60 Independent Lead Director Director Since: 2013 Morgan Stanley Committees: • CMDS • Operations and Technology	James P. Gorman, 61 Chairman Director Since: 2010
Qualifications, Attributes and Skills:	Qualifications, Attributes and Skills:

Mr. Glocer’s leadership positions, including in his capacity as Independent Lead Director appointed by our independent directors and as CEO of Thomson Reuters Corporation, bring to the Board extensive management experience as well as operational and technology experience and international perspective.

As CEO of the Company, Mr. Gorman is a proven leader with an established record as a strategic thinker backed by strong operating, business development and execution skills and brings an extensive understanding of Morgan Stanley’s businesses and decades of financial services experience.

Professional Experience:

•  Founder of Angelic Ventures, LP (Angelic), a family office focusing on early-stage investments in financial technology, cyber defense and media, and Managing Partner of Angelic since 2012.

•  Served as CEO of Thomson Reuters Corporation, a news and information provider for businesses and professionals, from April 2008 through December 2011 and as CEO of Reuters Group PLC from July 2001 to April 2008. Joined Reuters Group PLC in 1993 and served in a variety of executive roles before being named CEO.

•  Mergers and acquisitions lawyer at the law firm of Davis Polk & Wardwell LLP from 1984 to 1993.

Other U.S. Listed Public Company Boards:

Merck & Co., Inc.

Professional Experience:

•  Chairman of the Board and CEO of Morgan Stanley since January 2012. President and CEO from January 2010 through December 2011.

•  Co-President from December 2007 to December 2009, Co-Head of Strategic Planning from October 2007 to December 2009 and President and Chief Operating Officer of Wealth Management from February 2006 to April 2008.

•  Joined Merrill Lynch & Co., Inc. (Merrill Lynch) in 1999 and served in various positions, including Chief Marketing Officer, Head of Corporate Acquisitions Strategy and Research in 2005 and President of the Global Private Client business from 2002 to 2005.

•  Prior to joining Merrill Lynch, was a senior partner at McKinsey & Co., serving in the firm’s financial services practice. Earlier in his career, was an attorney in Australia.

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CORPORATE GOVERNANCE MATTERS

Robert H. Herz, 66 Independent Director Director Since: 2012 Morgan Stanley Committees: • Audit (Chair) • Nominating and Governance	Nobuyuki Hirano, 68 Non-management Director Director Since: 2015 Morgan Stanley Committees: • Risk
Qualifications, Attributes and Skills:	Qualifications, Attributes and Skills:

Mr. Herz brings to the Board extensive regulatory, public accounting, financial reporting, risk management and financial experience through his private and public roles, including as Chairman of the Financial Accounting Standards Board.

In his role as Chairman and former President and Group CEO at MUFG and its associated companies, Mr. Hirano brings to the Board global leadership as well as international banking, financial services, risk management and regulatory expertise.

Professional Experience:

•  President of Robert H. Herz LLC, providing consulting services on financial reporting and other matters, since September 2010.

•  Chairman of the Financial Accounting Standards Board from July 2002 to September 2010 and a part-time member of the International Accounting Standards Board from January 2001 to June 2002.

•  Member of the Standing Advisory Group of the Public Company Accounting Oversight Board since 2012 and served on the Accounting Standards Oversight Council of Canada from 2011 to March 2017.

•  Partner in PwC, an accounting firm, from 1985 to 2002.

Other U.S. Listed Public Company Boards:

Federal National Mortgage Association (Fannie Mae) and Workiva Inc.

Professional Experience:

•  Chairman of MUFG, one of the world’s leading financial groups, since April 2019.

•  President and Group CEO of MUFG from April 2013 to March 2019, Director of MUFG Bank, the core commercial banking unit of MUFG, from June 2005 to March 2020, and Chairman of MUFG Bank from April 2016 to March 2019.

•  Director of MUFG since June 2010 and Deputy President from October 2010 to March 2012. President and CEO of MUFG Bank from April 2012 to March 2016 and Deputy President of MUFG Bank from June 2009 to March 2012.

•  Managing Officer of MUFG from 2009 to 2010, Senior Managing Director from 2008 to 2009 and Managing Director from 2006 to 2008 of MUFG Bank.

•  Numerous senior-level positions in Japan and abroad since joining The Mitsubishi Bank, Limited in 1974, including in the Corporate Planning Office and Corporate Banking Division of The Bank of Tokyo- Mitsubishi, Ltd.

•  Previously served as a director of Morgan Stanley from 2009 to 2011.

Other U.S. Listed Public Company Boards:

MUFG and Toyota Motor Corporation

Morgan Stanley 2020 Proxy Statement    15

CORPORATE GOVERNANCE MATTERS

Stephen J. Luczo, 63 Independent Director Director Since: 2019 Morgan Stanley Committees: • Operations and Technology	Jami Miscik, 61 Independent Director Director Since: 2014 Morgan Stanley Committees: • Operations and Technology (Chair) • Risk
Qualifications, Attributes and Skills:	Qualifications, Attributes and Skills:
As the former CEO and current Chairman of Seagate, Mr. Luczo brings to the Board extensive leadership experience with expertise in information technology and technology disruption.

Ms. Miscik brings to the Board extensive leadership in navigating geopolitical, macroeconomic and technology risks through her private and public roles, including as CEO and Vice Chair of Kissinger and her service with the Central Intelligence Agency.

Professional Experience:

•  Managing Partner at Crosspoint Capital Partners, L.P., a private equity investment firm focused on the cybersecurity and privacy sectors.

•  Chairman of the Board of Seagate, a California-based leading provider of data storage technology and solutions, since 2002. Executive Chairman from October 2017 to October 2018.

•  Also served as CEO of Seagate from January 2009 to October 2017 and from July 1998 to July 2004.

•  Served as President and Chief Operating Officer from September 1997 to July 1998. First joined Seagate in October 1993 as Senior Vice President of Corporate Development.

•  Senior Managing Director of Global Technology Group of Bear, Stearns & Co. Inc., from February 1992 to October 1993.

•  Investment Banker at Salomon Brothers from 1984 to 1992.

Other U.S. Listed Public Company Boards:

AT&T Inc. and Seagate

Professional Experience:

•  CEO and Vice Chair of Kissinger, a New York-based strategic international consulting firm that assesses and navigates emerging market geopolitical and macroeconomic risks for its clients, since March 2017.

•  Co-CEO and Vice Chair of Kissinger from 2015 to 2017 and President and Vice Chair of Kissinger from 2009 to 2015.

•  Global head of sovereign risk at Lehman Brothers from 2005 to 2008.

•  Central Intelligence Agency from 1983 to 2005, serving as Deputy Director for Intelligence from 2002 to 2005.

•  Co-Chair of the President’s Intelligence Advisory Board from 2014 to 2017 and served as Senior Advisor for Geopolitical Risk at Barclays Capital.

Other U.S. Listed Public Company Boards:

General Motors Company

Other U.S. Listed Public Company Boards in the Past Five Years:

EMC Corporation

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CORPORATE GOVERNANCE MATTERS

Dennis M. Nally, 67 Independent Director Director Since: 2016 Morgan Stanley Committees: • Audit • CMDS	Takeshi Ogasawara, 66 Non-management Director Director Since: 2019 Morgan Stanley Committees: • Operations and Technology

Qualifications, Attributes and Skills:	Qualifications, Attributes and Skills:

Mr. Nally brings to the Board over 40 years of regulatory, public accounting and financial reporting experience, including through his role as Chairman of PricewaterhouseCoopers International Ltd., as well as extensive technology and management experience.

As an advisor and former Deputy President of MUFG Bank, Mr. Ogasawara brings to the Board over 40 years of banking experience and international, risk management, compliance and strategic expertise.

Professional Experience:

•  Chairman of PricewaterhouseCoopers International Ltd., the coordinating and governance entity of the PwC network, from 2009 to July 2016.

•  Chairman and Senior Partner of the U.S. firm of PwC from May 2002 to June 2009.

•  Joined PwC in 1974 and became a partner in 1985, serving in numerous leadership positions within PwC, including National Director of Strategic Planning, Audit and Business Advisory Services Leader and Managing Partner.

Other U.S. Listed Public Company Boards:

AmerisourceBergen Corporation

Professional Experience:

•  Advisor to MUFG Bank since June 2016.

•  Director of Bank of Ayudhya Public Company Limited (Krungsri), a subsidiary of MUFG Bank in Thailand, from January 2014 to June 2018.

•  Deputy President of MUFG Bank from May 2012 to June 2016, and Head of Central Region of Japan of MUFG Bank from May 2012 to May 2016.

•  Chief Compliance Officer of MUFG Bank from May 2009 to May 2012.

•  Began his professional career at The Tokai Bank, Ltd., one of the legacy banks of MUFG Bank, in 1977

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CORPORATE GOVERNANCE MATTERS

Hutham S. Olayan, 66 Independent Director Director Since: 2006 Morgan Stanley Committees: • CMDS (Chair)	Mary L. Schapiro, 64 Independent Director Director Since: 2018 Morgan Stanley Committees: • Nominating and Governance
Qualifications, Attributes and Skills:	Qualifications, Attributes and Skills:

Ms. Olayan’s leadership positions, including as Chair of The Olayan Group’s board of directors and President and CEO of The Olayan Group’s U.S. operations, bring to the Board extensive management experience and her financial experience in the U.S. and internationally, including in the Middle East, strengthens the Board’s global perspective.

Ms. Schapiro’s leadership experience, including at the SEC, FINRA and the CFTC, brings to the Board extensive legal and regulatory compliance, finance, risk management, and public policy and government affairs experience as well as markets and financial services perspective.

Professional Experience:

•  Chair since October 2018, Vice Chair from January to October 2018 and principal and director since 1981 of The Olayan Group, a private multinational enterprise that is a diversified global investor and operator of commercial and industrial businesses in Saudi Arabia.

•  Served as President and CEO of The Olayan Group’s U.S. operations for almost 30 years until December 2017, overseeing all investment activities in the Americas.

•  Member of the Executive Advisory Board of General Atlantic and a former director of Thermo Electron Corporation.

Other U.S. Listed Public Company Boards in the Past Five Years:

International Business Machines Corporation

Professional Experience:

•  Vice Chair for Global Public Policy and Special Advisor to the Founder and Chairman of Bloomberg L.P. since October 2018.

•  Vice Chair of the Advisory Board of Promontory Financial Group LLC (Promontory), a leading strategy, risk management and regulatory compliance firm, since January 2014.

•  Managing director of Promontory from March 2013 to January 2014.

•  Chair of the Securities and Exchange Commission (SEC) from January 2009 to December 2012.

•  Chair and CEO of the Financial Industry Regulatory Authority (FINRA) from 2006 to 2008, and served in numerous other key executive positions at FINRA and its predecessor from 1996 to 2006, including Vice Chair and President of NASD Regulation.

•  Chair of the Commodity Futures Trading Commission (CFTC) from 1994 to 1996.

Other U.S. Listed Public Company Boards:

CVS Health Corporation

Other U.S. Listed Public Company Boards in the Past Five Years:

General Electric Company

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Perry M. Traquina, 63 Independent Director Director Since: 2015 Morgan Stanley Committees: • Audit • Risk (Chair)	Rayford Wilkins, Jr., 68 Independent Director Director Since: 2013 Morgan Stanley Committees: • CMDS • Nominating and Governance (Chair)
Qualifications, Attributes and Skills:	Qualifications, Attributes and Skills:

Mr. Traquina brings to the Board extensive senior executive, regulatory and risk management experience, as well as investor perspective and market knowledge from his over 30 years at the global investment management firm Wellington.

Mr. Wilkins brings to the Board extensive management, technology and operational experience, as well as international perspective, through the various management positions he held at AT&T.

Professional Experience:

•  Chairman, CEO and Managing Partner of Wellington Management Company LLP (Wellington), a global, multi-asset investment management firm, serving from 2004 through June 2014 as CEO and Managing Partner and from 2004 through December 2014 as Chairman.

•  Partner, Senior Vice President and Director of Global Research at Wellington from 1998 to 2002 and President from 2002 to 2004.

•  Joined Wellington in 1980 and served in a number of executive roles before being named Chairman, CEO and Managing Partner.

Other U.S. Listed Public Company Boards:

The Allstate Corporation and eBay Inc.

Professional Experience:

•  CEO of Diversified Businesses of AT&T Inc. (AT&T), the telecommunications company, responsible for international investments, AT&T Interactive, AT&T Advertising Solutions and Customer Information Services from October 2008 to March 2012.

•  During his career, he served in numerous other management roles at AT&T, including as Group President and CEO of SBC Enterprise Business Services, Group President of SBC Marketing and Sales, and President and CEO of Pacific Bell Telephone Company and Nevada Bell Telephone Company.

•  Began his career at Southwestern Bell Telephone in 1974.

Other U.S. Listed Public Company Boards:

Caterpillar Inc. and Valero Energy Corporation

Our Board unanimously recommends that you vote “FOR” the election of all director nominees. Proxies solicited by the Board will be voted “FOR” each nominee unless otherwise instructed.

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CORPORATE GOVERNANCE MATTERS

CORPORATE GOVERNANCE PRACTICES

Morgan Stanley is committed to best-in-class governance practices, which are embodied in our Corporate Governance Policies available at www.morganstanley.com/about-us-governance. The Board initially adopted the Corporate Governance Policies in 1995 and reviews and approves them annually to ensure they reflect evolving best practices and regulatory requirements, including the New York Stock Exchange (NYSE) corporate governance listing standards. The governance practices highlighted below are reflected in the Corporate Governance Policies, our bylaws and our committee charters, as applicable.

Board Structure and Independence

Our Board represents a tapestry of complementary skills, attributes and perspectives and includes individuals with financial services experience and a diverse international background.

•	Directors may not stand for election if they will be 72 years old at the time of election.

•

Our Board conducts an ongoing review of Board composition and succession planning, resulting in substantial refreshment of the Board and a diversity of skills, attributes and perspectives on the Board.

•	Upon election at the annual meeting, the average tenure of the members of the Board will be approximately 5.4 years.

•	Our Board has a majority of independent directors. Our Chairman is the only member of management who serves as a director.

•

Our Independent Lead Director is selected from and by the independent directors and has expansive duties set forth in our Corporate Governance Policies. The Independent Lead Director chairs regularly scheduled executive sessions without the Chairman present. See “Board Leadership Structure and Role in Risk Oversight.”

Rotation of Board Leadership and Committee Appointments

The Independent Lead Director and committee chairs serve for approximately three to five years to provide for rotation of Board leadership and committee chairs while maintaining experienced leadership. In accordance with the Board’s rotation policy, the Board appointed Mr. Glocer as Independent Lead Director, effective September 1, 2017.

In accordance with the Board’s policy regarding the periodic rotation of committee appointments, the Board has approved the following committee appointments since the beginning of 2019:

•	Mr. Ogasawara was appointed a member of the Operations and Technology Committee.

•	Ms. Schapiro was appointed a member of the Nominating and Governance Committee and concluded service on the Operations and Technology Committee.

•	Mr. Luczo was appointed a member of the Operations and Technology Committee.

Board Oversight

Strategy and Annual Business Plans

The Board oversees the Company’s strategy and annual business plans. The Board:

•	Conducts an annual strategy offsite with the CEO, Operating Committee and senior management to review the Company’s long-term strategy.

•	Receives regular reporting regarding strategy at Board meetings as well as by the CEO and Operating Committee outside of regularly scheduled meetings.

•

Reviews the Company’s annual strategic presentation to shareholders, which summarizes the Company’s progress on the prior year’s strategic plan, provides an overview of long-term strategic priorities and includes specific financial and non-financial goals. The Company’s 2020 strategic presentation is available at www.morganstanley.com/about-us-ir.

Culture, Values and Conduct and Risk Management

The Board also oversees the Company’s practices and procedures relating to culture, values and conduct. The Board oversees the Company’s global ERM framework and is responsible for helping to ensure that the Company’s risks are managed in a sound manner. The Board regularly reviews the Company’s risks and the responsibilities of management and the Board committees to assist the Board in its risk oversight. The Board has a separate committee responsible for operations and technology, including cybersecurity risk, and the Board receives briefings on cybersecurity.

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CORPORATE GOVERNANCE MATTERS

See “Board Leadership Structure and Role in Risk Oversight” and “Board Oversight of Cybersecurity Risk.”

Access to the Company’s Regulators, Employees and Independent Advisors

Independent directors, including the Chairs of the Audit Committee and Risk Committee, meet with our primary regulator, the Federal Reserve, and other global regulators as requested. Directors also have complete and open access to senior members of management and other employees of the Company. For instance:

•	Board members meet with local management and independent control functions throughout the world and have visited several of our global offices.

•

The Independent Lead Director and committee chairs meet with management between regularly scheduled meetings for discussion of key items and to develop Board and committee agendas and provide feedback regarding information reported to the Board and on other topics to be reviewed.

•

The Company’s Chief Financial Officer (CFO), Chief Legal Officer (CLO) and Chief Risk Officer (CRO), as well as the heads of the Company’s operating units and other officers, regularly attend Board meetings and maintain an ongoing dialogue with Board members between Board meetings.

•	The CMDS Committee, in conjunction with the entire Board, annually reviews succession plans for the CEO and senior executives.

The Board, the Independent Lead Director and each committee have the right at any time to retain independent financial, legal or other advisors at the Company’s expense.

Alignment with Shareholder Interests

The director equity ownership requirement helps to align director and shareholder interests. Directors also may not enter into hedging transactions in respect of Morgan Stanley common stock or pledge Morgan Stanley common stock in connection with a margin or other loan transaction. See “Director Equity Ownership Requirement.”

Director Orientation and Continuing Education

Director education about Morgan Stanley, our strategy, control framework, regulatory environment and our industry begins when a director is elected to our Board and continues throughout his or her tenure on the Board. The Nominating and Governance Committee oversees an orientation program for new directors, which includes an overview of director duties and our Corporate Governance Policies, presentations by senior management, including the President, the CFO, CLO and CRO, on the Company’s strategy and regulatory framework, its primary business lines and control framework, and a one-on-one session with the Chairman and CEO.

As directors are appointed to new committees or assume a leadership role, such as committee chair, they receive additional orientation sessions specific to such responsibilities. We also conduct educational briefings on business, governance, regulatory and control matters, and reimburse directors for reasonable costs incurred attending educational sessions on subjects that would assist them in discharging their duties.

Senior Management Succession and Development Planning

The CMDS Committee oversees CEO and senior management succession and development planning, which covers unexpected as well as planned events and is formally reviewed, in conjunction with the entire Board, at least annually. Our CEO and our Chief Human Resources Officer review recommendations and evaluations of potential internal CEO and senior management successors, and review their qualifications, skills, accomplishments and developmental areas.

Potential internal CEO and senior management successors regularly attend Board meetings and engage with Board members periodically between Board meetings, including during preparatory meetings, client-related events and visits to our offices around the world. These interactions provide the Board with the knowledge of the Company’s executive talent that is critical to the Company’s succession planning.

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CORPORATE GOVERNANCE MATTERS

Annual Evaluation of Board, Committees and Independent Lead Director

Overview of Evaluation Process

The Board believes that establishing and maintaining a constructive evaluation process is essential to maintaining Board effectiveness and best corporate governance practices. Accordingly, the Nominating and Governance Committee reviews and approves the evaluation process annually so that the evaluation process continues to be effective in identifying areas to enhance the performance and effectiveness of the Board, the Independent Lead Director and the Board committees.

Multi-Step Evaluation Process

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CORPORATE GOVERNANCE MATTERS

This process is aided by written discussion guides used to facilitate the assessments. These guidelines are updated annually to reflect significant new developments and areas of focus as the Nominating and Governance Committee determines appropriate and encompass many factors, including:

Duties and Responsibilities Board Structure and Composition, including Board Succession Planning	Culture Process Information and Resources	Execution Key Strengths/Areas for Improvement Areas of Focus

Addressing Feedback

Upon conclusion of such self-assessments, Board and committee policies and practices are revised as appropriate. The Board self-assessment process has led to enhanced Board materials, “deep dives” on certain of the Company’s businesses and control areas, enhanced coordination among Board committees, and focus on particular skills and attributes of Board candidates.

Shareholder Rights and Accountability

•	Our Corporate Governance Policies are consistent with the Investor Stewardship Group Corporate Governance Principles for U.S. listed companies.

•	All directors are elected annually; in uncontested director elections, directors are elected by a majority of votes cast.

•

Proxy access permits up to 20 shareholders owning 3% or more of our stock continuously for at least three years to nominate the greater of two directors or up to 20% of our Board and include those nominees in our proxy materials.

•	Our Board has an Independent Lead Director with expansive duties. See “Board Leadership Structure and Role in Risk Oversight — Independent Lead Director.”

•	Shareholders who own at least 25% of common stock have the ability to call a special meeting of shareholders.

•	There are no supermajority vote requirements in our charter or bylaws.

•	We do not have a “poison pill” in effect.

•	Shareholders and other interested parties may contact any of our Company’s directors.

Shareholders may submit recommendations for director candidates for consideration by the Nominating and Governance Committee at any time by sending the information set forth under “Director Candidates Recommended by Shareholders” in the Corporate Governance Policies to the Nominating and Governance Committee, Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036. Under the policy, the Nominating and Governance Committee evaluates director candidates recommended by shareholders in the same manner as other director candidates. In order for director candidate recommendations to be considered for the 2021 annual meeting of shareholders, recommendations must be submitted in accordance with the policy by December 4, 2020.

Shareholder Engagement

Our Board and management value the views of our shareholders and engage with them year-round on a broad range of topics, including our strategy, financial performance, executive compensation, corporate governance, diversity and environmental and social goals. Our Board receives reporting on feedback received from investors and shareholder voting results. In addition, management routinely engages with investors at conferences and other forums. We also speak with proxy advisors to discuss, and receive feedback on, our governance practices and executive compensation programs. Feedback from investors informs the Board’s ongoing review of governance and compensation matters. In recent years, the Board has taken action responsive to such shareholder feedback, including the adoption of amendments to our bylaws to implement proxy access and enhanced proxy disclosure of Board evaluations, director orientation and education, succession planning, ESG matters and alignment of compensation and performance.

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CORPORATE GOVERNANCE MATTERS

Corporate Political Activities Policy Statement

Our Corporate Political Activities Policy Statement aims to ensure transparency of the Company’s practices and procedures regarding political activities and oversight by senior management and the Board. Our Corporate Political Activities Policy Statement:

•	Prohibits Morgan Stanley from making U.S. political contributions.

•	Provides that Morgan Stanley informs its principal U.S. trade associations not to use payments made by Morgan Stanley for election-related activity at the federal, state or local levels.

•

Provides that principal U.S. trade association memberships and expenditures relating to such memberships are reviewed annually with the Government Relations Department and the Nominating and Governance Committee.

•	Provides a link to examples of principal U.S. trade associations that the Company belongs to on the Company’s website.

•

Addresses oversight of lobbying activities, as well as expenditures related thereto, by the Vice Chairman of the Company who reports to the Chairman and CEO, and oversight of significant lobbying priorities and expenditures by the Nominating and Governance Committee.

•	Confirms that Morgan Stanley discloses publicly all U.S. federal lobbying costs as required by law, including dues attributable to lobbying by U.S. trade associations.

•	Provides that the Nominating and Governance Committee oversees the Corporate Political Activities Policy Statement and the activities addressed by it.

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CORPORATE GOVERNANCE MATTERS

Sustainability at Morgan Stanley

Morgan Stanley seeks to integrate sustainability considerations into business strategies, products and services, thought leadership and operations. We offer financial solutions and advisory services that provide positive long-term benefits for clients and shareholders, as well as for the environment and global communities. The Nominating and Governance Committee oversees our ESG initiatives and the Risk Committee now oversees risks relating to climate change, with each committee reporting to the Board. Key areas of focus and highlights for 2019 include:

Sustainable Solutions & Services

Morgan Stanley is committed to harnessing the power of capital markets to create sustainable, long-term value for clients and stakeholders.

• We have mobilized approximately $80 billion towards our goal of $250 billion in low-carbon solutions by 2030, including over $50 billion in 2019.

• We announced the Morgan Stanley Plastic Waste Resolution, which aims to facilitate the prevention, reduction and removal of 50 million metric tons of plastic waste from entering rivers, oceans, landscapes and landfills by 2030.

• We supported over $24 billion in green, social, blue and sustainability bonds in 2019, bringing our total to over $83 billion since 2013.

• Morgan Stanley Wealth Management Investing with Impact client assets reached nearly $34 billion.

• Morgan Stanley Investment Management, a signatory to the Principles for Responsible Investment, engaged with over 600 companies on ESG issues ranging from sustainability reporting to plastic waste.

Institute for Sustainable Investing

Established in 2013, the Institute for Sustainable Investing (Institute) focuses on accelerating the adoption of sustainable investing across global markets. Chaired by Morgan Stanley’s Chairman and CEO, an advisory board of prominent leaders from business, academia and leading non-governmental organizations helps to ensure that our sustainability strategy is comprehensive, rigorous and innovative.

• In October 2019, the Institute hosted the inaugural Morgan Stanley Sustainable Investing Summit, which brought together over 100 clients from across our businesses to discuss the innovation and ideas reshaping capital markets.

Environmental and Social Risk Management

Environmental and social risk management is a priority for Morgan Stanley. The Company’s due diligence and risk management processes are designed to identify, analyze and address potentially significant environmental and social issues that may confront us or our clients. Our processes include monitoring for emerging environmental and social risks and related trends, as well as engaging with clients and other stakeholders as appropriate.

• We met with leaders of indigenous tribes and other groups to discuss community and other environmental and social issues.

• We participated in a roundtable with environmental non-governmental organizations to discuss how financial institutions are addressing climate change.

Corporate Sustainability

Morgan Stanley is committed to integrating ESG across our business activities and operations.

• We have enhanced our approach to disclosure in our annual Sustainability Report, aiming to follow the Sustainability Accounting Standards Board (SASB) guidance as appropriate to help deliver investor-relevant information.

• Corporate Services introduced a new Sustainability at Work program across our global operations, which seeks to reduce our operational environmental impacts and engage our employees in meeting our sustainability objectives.

• We are committed to achieving carbon neutrality across our global operations by 2022, including sourcing 100% of our global electricity needs from renewable energy.

• Information about our sustainability initiatives, including the Sustainability Report, is available at www.morganstanley.com/about-us/sustainability-at-morgan-stanley.

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CORPORATE GOVERNANCE MATTERS

Giving Back to the Community

Morgan Stanley is committed to giving back to the communities where we live and work through long-lasting partnerships, community-based delivery and engaging our best asset – our employees. The impact of our philanthropic initiatives includes:

Volunteering	Giving/Initiatives	Community Development

• Employees logged over 509,000 volunteer hours for charities around the world in 2019.

• During the 2019 Global Volunteer Month in June, including the collective efforts from Feeding Kids Around the Clock, over 52,000 employees logged over 272,000 volunteer hours in 36 countries.

• Since inception in 2009, the Morgan Stanley Strategy Challenge has provided 142 nonprofit organizations with more than 108,800 hours of pro bono services valued at over $16.6 million.

• In 2019, employees, together with the Company, the Morgan Stanley Foundation and the Morgan Stanley International Foundation, donated nearly $106 million.

• The Morgan Stanley Foundation and Morgan Stanley International Foundation have granted nearly $5.5 million in 2019 to charities within the children’s health space focused on the fundamentals for children’s health including: wellness, nutrition and play.

• In early 2020, the Firm and Morgan Stanley Foundation launched the Morgan Stanley Alliance for Children’s Mental Health, which, with its nonprofit partner organizations, seeks to deliver positive, tangible impact on the critical challenges of stress, anxiety, and depression in children, adolescents and young people.

• Since 2010, we have committed $21 billion in community development loans and investments, funding more than 116,000 affordable housing units and helping to create or retain more than 140,000 jobs.

• Since 2010, we have made 246 small-business loans and investments totaling $321 million across the U.S., including $59 million in 2019.

Communication by Shareholders and Other Interested Parties with the Board of Directors

As set forth under “Communications with the Board” in the Corporate Governance Policies, shareholders and other interested parties may contact the Board, the non-management or independent directors, an individual director (including the Independent Lead Director or Chairman) or a committee of the Board, by writing to them at Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036. Such communications will be handled in accordance with the procedures approved by the Company’s independent directors.

Additional Corporate Governance Information Available on Corporate Governance Webpage

In addition to the Corporate Governance Policies and other policies described above, our corporate governance webpage includes the following:

• Bylaws and Certificate of Incorporation	• Corporate Political Activities Policy Statement
• Code of Ethics and Business Conduct	• Equity Ownership Commitment
• Policy Regarding Shareholder Rights Plan	• Charters for Board Committees
• Environmental and Social Policies	• Information Regarding the Integrity Hotline

Hard copies of the materials described above are available without charge to any shareholder who requests them by writing to Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036.

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CORPORATE GOVERNANCE MATTERS

Director Independence

The Board has adopted Director Independence Standards, which are more stringent than the independence requirements outlined in the NYSE rules in certain respects, and delineate relationships that are deemed to impair independence and categories of relationships that are not deemed material for purposes of director independence (Director Independence Standards). The Director Independence Standards, which are part of our Corporate Governance Policies available at www.morganstanley.com/about-us-governance, provide that, for a director to be considered independent, a director must meet the following categorical standards:

1. Employment and commercial relationships affecting independence

A. Current Relationships

A director will not be independent if:

(i) the director is a current partner or current employee of Morgan Stanley’s internal or external auditor;

(ii) an immediate family member of the director is a current partner of Morgan Stanley’s internal or external auditor;

(iii) an immediate family member of the director (a) is a current employee of Morgan Stanley’s internal or external auditor and (b) personally works on Morgan Stanley’s audit;
(iv) the director is a current employee, or an immediate family member of the director is a current executive officer, of an entity that has made payments to, or received payments from, Morgan Stanley for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

(v) the director’s spouse, parent, sibling or child is currently employed by Morgan Stanley.

B. Relationships within Preceding Three Years

A director will not be independent if, within the preceding three years:

(i) the director is or was an employee of Morgan Stanley;

(ii) an immediate family member of the director is or was an executive officer of Morgan Stanley;

(iii) the director or an immediate family member of the director (a) was a partner or employee of Morgan Stanley’s internal or external auditor and (b) personally worked on Morgan Stanley’s audit within that time;

(iv) the director or an immediate family member of the director received more than $120,000 in direct compensation in any 12-month period from Morgan Stanley, other than (a) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and (b) compensation paid to an immediate family member of the director who is an employee (other than an executive officer) of Morgan Stanley; or

(v) a present Morgan Stanley executive officer is or was on the compensation committee of the board of directors of a company that concurrently employed the Morgan Stanley director or an immediate family member of the director as an executive officer.

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CORPORATE GOVERNANCE MATTERS

2. Relationships not deemed material for purposes of director independence

In addition to the provisions above, each of which must be fully satisfied with respect to each independent director, the Board must affirmatively determine that the director has no material relationship with Morgan Stanley. To assist the Board in this determination, it has adopted the following categorical standards of relationships that are not considered material for purposes of determining a director’s independence. Any determination of independence for a director that does not meet these categorical standards will be based upon all relevant facts and circumstances and the Board shall disclose the basis for such determination in the Company’s proxy statement.

A. Equity Ownership

A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Morgan Stanley, so long as such director’s ownership interest does not exceed 5% of the total equity or partnership interests in that other party.

B. Other Directorships

A relationship arising solely from a director’s position as

(i) director or advisory director (or similar position) of another company or for-profit corporation or organization or

(ii) director or trustee (or similar position) of a tax-exempt organization.

C. Ordinary Course Business

A relationship arising solely from transactions, including financial services transactions such as underwriting, banking, lending or trading in securities, commodities or derivatives, or from other transactions for products or services, between Morgan Stanley and a company of which a director is an executive officer, employee or owner of 5% or more of the equity of that company, if such transactions are made in the ordinary course of business and on terms and conditions and under circumstances (including, if applicable, credit or underwriting standards) that are substantially similar to those prevailing at the time for comparable transactions, products or services for or with unaffiliated third parties.

D. Contributions

A relationship arising solely from a director’s status as an executive officer of a tax-exempt organization, and the contributions by Morgan Stanley (directly or through the Morgan Stanley Foundation or any similar organization established by Morgan Stanley) to the organization are less than the greater of $1,000,000 or 2% of the organization’s consolidated gross revenues during the organization’s preceding fiscal year (matching of employee charitable contributions is not included in Morgan Stanley’s contributions for this purpose).

E. Products and Services

A relationship arising solely from a director utilizing products or services of Morgan Stanley in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.

F. Professional, Social and Religious Organizations and Educational Institutions	A relationship arising solely from a director’s membership in the same professional, social, fraternal or religious association or organization, or attendance at the same educational institution, as an executive officer or director.

G. Family Members

Any relationship or transaction between an immediate family member of a director and Morgan Stanley shall not be deemed a material relationship or transaction that would cause the director not to be independent if the standards in this Section 2 would permit the relationship or transaction to occur between the director and Morgan Stanley.

The Board has determined that eleven of our 14 director nominees (Ms. Corley, Messrs. Darling, Glocer, Herz and Luczo, Ms. Miscik, Mr. Nally, Mss. Olayan and Schapiro, and Messrs. Traquina and Wilkins) are independent in accordance with the Director Independence Standards.

To assess independence, the Board was provided with information about relationships between the independent directors (and their immediate family members and affiliated entities) and Morgan Stanley and its affiliates, including information about the directors’ professional experience and affiliations. In making its determination as to the independent directors, the Board reviewed the categories of relationships between Morgan Stanley and the directors described above and the following specific relationships under those Director Independence Standards:

•

Commercial relationships (such as financial services offered by the Company to clients in the ordinary course of the Company’s business) in the last three years between Morgan Stanley and entities where the directors are employees

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CORPORATE GOVERNANCE MATTERS

or executive officers, or their immediate family members are executive officers (Mss. Olayan and Schapiro). In each case the fees the Company received were in compliance with the Director Independence Standards and the NYSE rules, and did not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues in any of the last three years and were considered immaterial to director independence.

•

Director’s utilization of Morgan Stanley products and services offered by the Company as a client of the Company (such as Wealth Management brokerage accounts and investments in funds sponsored by the Company) in the ordinary course of the Company’s business on terms and conditions substantially similar to those provided to unaffiliated third parties (Messrs. Glocer, Herz and Luczo, Ms. Miscik, Mr. Nally, Ms. Olayan and Messrs. Traquina and Wilkins). In each case the provision of such products and services was in compliance with the Director Independence Standards and the NYSE rules and was considered immaterial to director independence.

Director Attendance at Annual Meeting

The Corporate Governance Policies state that directors are expected to attend annual meetings of shareholders. All directors who were on the Board at the time, including all current directors who were nominees at the time, attended the 2019 annual meeting of shareholders.

Board Meetings and Committees

Board Meetings

Our Board met 15 times during 2019. Each current director attended at least 75% of the total number of meetings of the Board and committees on which such director served that were held during 2019 while the director was a member. In addition to Board and committee meetings, our directors also discharge their duties through, among other things, less formal group communications, including discussions, briefings and educational sessions, with the Independent Lead Director, Chairman of the Board and CEO, members of senior management and others as appropriate regarding matters of interest.

Committees

The Board’s standing committees, their membership and the number of meetings in 2019 are set forth below. Charters for each of our standing committees are available at our corporate governance webpage at www.morganstanley.com/about-us-governance.

•

All members of the Audit Committee, the CMDS Committee and the Nominating and Governance Committee satisfy the standards of independence applicable to members of such committees, including NYSE listing standards.

•	Each member of the CMDS Committee is a “non-employee director” as defined in Section 16 of the Securities Exchange Act of 1934.

•

The Board has determined that all members of the Audit Committee are independent and “financially literate” within the meaning of the NYSE listing standards and a majority of the members of the Audit Committee, including the Chair, Robert H. Herz, are “audit committee financial experts” within the meaning of the SEC rules.

•

All members of the Risk Committee and the Operations and Technology Committee are non-employee directors and a majority of the members of such committees satisfy the independence requirements of the Company and the NYSE, and the Risk Committee membership satisfies other applicable legal and regulatory criteria.

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AUDIT COMMITTEE
Current Members Robert H. Herz (Chair) Alistair Darling Dennis M. Nally Perry M. Traquina 13 Meetings Held in 2019

Primary Responsibilities

•  Oversees the integrity of the Company’s consolidated financial statements and system of internal controls.

•  Oversees risk management and risk assessment guidelines in coordination with the Board, Operations and Technology Committee and Risk Committee.

•  Reviews the major legal and compliance risk exposures of the Company and the steps management has taken to monitor and control such exposures.

•  Selects, determines the compensation of, evaluates and, when appropriate, replaces the independent auditor.

•  Reviews and assesses the qualifications, independence and performance of the independent auditor, and pre-approves audit and permitted non-audit services.

•  Oversees the performance of the head of the Company’s Internal Audit Department (Global Audit Director), who reports functionally to the Audit Committee, and the internal audit function.

•  After review, recommends to the Board the acceptance and inclusion of the annual audited consolidated financial statements in the Company’s Annual Report on Form 10-K.

•  See also “Audit Matters.”

COMPENSATION, MANAGEMENT DEVELOPMENT AND SUCCESSION (CMDS) COMMITTEE
Current Members Hutham S. Olayan (Chair) Thomas H. Glocer Dennis M. Nally Rayford Wilkins, Jr. 8 Meetings Held in 2019

Primary Responsibilities

•  Annually reviews and approves the corporate goals and objectives relevant to the compensation of the CEO and evaluates his performance in light of these goals and objectives.

•  Determines the compensation of executive officers and other officers and employees as appropriate.

•  Administers the Company’s equity-based compensation plans and cash-based nonqualified deferred compensation plans.

•  Oversees plans for management development and succession.

•  Reviews and discusses the Compensation Discussion and Analysis with management and recommends to the Board its inclusion in the proxy statement.

•  Oversees the Company’s incentive compensation arrangements, including with appropriate input from the CRO, to help ensure that such arrangements are consistent with the safety and soundness of the Company and do not encourage excessive risk-taking, and are otherwise consistent with applicable related regulatory rules and guidance.

•  Reviews and approves the Company’s equity retention and ownership policies for executive officers and other officers and employees, as appropriate.

•  See also “Compensation Governance and Risk Management.”

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NOMINATING AND GOVERNANCE COMMITTEE(1)
Current Members Rayford Wilkins, Jr. (Chair) Elizabeth Corley Robert H. Herz Mary L. Schapiro 4 Meetings Held in 2019

Primary Responsibilities

•  Oversees succession planning for the Board and Board leadership appointments.

•  Reviews the overall size and composition of the Board and its committees.

•  Identifies and recommends candidates for election to the Board.

•  Oversees the orientation program for newly elected directors.

•  Reviews annually the Corporate Governance Policies.

•  Oversees and approves the process and guidelines for the annual evaluation of performance and effectiveness of the Independent Lead Director, the Board and its committees.

•  Reviews and approves related person transactions in accordance with the Company’s Related Person Transactions Policy.

•  Reviews the director compensation program.

•  Reviews the Company’s Corporate Political Activities Policy Statement and oversees political activities, the Company’s significant lobbying priorities and expenditures attributable to lobbying in the U.S., and expenditures related to principal U.S. trade associations.

•  Oversees the Company’s philanthropic programs and social responsibility, environmental and sustainability matters.

OPERATIONS AND TECHNOLOGY COMMITTEE(2)
Current Members Jami Miscik (Chair) Thomas H. Glocer Stephen J. Luczo Takeshi Ogasawara 6 Meetings Held in 2019

Primary Responsibilities

•  Oversees the Company’s operations and technology strategy, including trends that may affect such strategy.

•  Reviews the major operations, technology and operational risk exposures of the Company, including operational security, fraud, vendor, data protection, business continuity and cybersecurity risks, and the steps management has taken to monitor and control such exposures.

•  Reviews the operations and technology budget and significant operations and technology expenditures and investments.

•  Oversees risk management and risk assessment guidelines and policies regarding operations and technology risk.

•  See also “Board Leadership Structure and Role in Risk Oversight — Board Oversight of Cybersecurity Risk.”

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RISK COMMITTEE
Current Members Perry M. Traquina (Chair) Alistair Darling Nobuyuki Hirano Jami Miscik 9 Meetings Held in 2019

Primary Responsibilities

•  Oversees the Company’s global ERM framework.

•  Oversees the Company’s capital, liquidity and funding planning and strategy.

•  Oversees the major risk exposures of the Company, including market, credit, model and liquidity risk, against established risk measurement methodologies and the steps management has taken to monitor and control such exposures and reviews significant new product risk, emerging risks and regulatory matters.

•  Oversees the risk identification framework.

•  Oversees the Company’s risk appetite statement, including risk tolerance levels and limits, and the ongoing alignment of the Risk Appetite Statement with the Company’s strategy and capital plans.

•  Reviews the contingency funding plan, effectiveness of the Company’s Basel III advanced systems, Comprehensive Capital Analysis and Review and the Company’s Title I Resolution Plan and Recovery Plan, as necessary.

•  Oversees risk management and risk assessment policies and guidelines.

•  Oversees the performance of the CRO (who reports to the Risk Committee and the CEO) and the risk management function.

•  See also “Board Leadership Structure and Role in Risk Oversight — Board Role in Risk Oversight.”

(1)	Effective November 1, 2019, Ms. Schapiro joined the Nominating and Governance Committee.

(2)	Effective May 23, 2019, Mr. Ogasawara joined the Operations and Technology Committee; effective November 1, 2019, Mr. Luczo joined the Operations and Technology Committee, and Ms. Schapiro concluded service on the Operations and Technology Committee.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The Board is responsible for reviewing the Company’s leadership structure. As set forth in the Corporate Governance Policies, the Board believes that the Company and its shareholders are best served by maintaining the flexibility to have any individual serve as Chairman of the Board based on what is in the best interests of the Company at a given point in time, taking into consideration, among other things:

•	The composition of the Board;
•	The role of the Company’s Independent Lead Director;
•	The Company’s strong corporate governance practices;
•	The CEO’s working relationship with the Board; and
•	The challenges specific to the Company.

The Board has determined that the appointment of a strong Independent Lead Director (as described below), together with a combined Chairman and CEO, serves the best interests of the Company and its shareholders. By serving in both positions, the Chairman and CEO is able to draw on his detailed knowledge of the Company to provide the Board, in coordination with the Independent Lead Director, leadership in focusing its discussions and review of the Company’s strategy. In addition, a combined role of Chairman and CEO ensures that the Company presents its message and strategy to shareholders, employees and clients with a unified voice. The Board believes that it is in the best interest of the Company and its shareholders for Mr. Gorman to serve as Chairman and CEO at this time, considering the strong role of our Independent Lead Director and other corporate governance practices providing independent oversight of management as set forth below.

Independent Lead Director

The Corporate Governance Policies provide for an independent and active Independent Lead Director who is appointed and reviewed annually by the independent directors with clearly defined leadership authority and responsibilities.

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Our Independent Lead Director, Thomas H. Glocer, was appointed by our other independent directors and as part of his formal duties and responsibilities shall:

Board Governance and Leadership	Advising the Chairman and CEO	Board Effectiveness and Succession Planning

• Preside at all meetings of the Board at which the Chairman is not present

• Have the authority to call, and lead, non-management director sessions and independent director sessions

• Help facilitate communication among the Chairman, the CEO and the non-management and independent directors, including serving as liaison between the Chairman and the independent directors

• Approve the types and forms of information sent to the Board

• Solicit the non-management directors for advice on agenda items for meetings of the Board and executive sessions to help facilitate Board focus on key issues and topics of interest to the Board

• Be available, if requested, to meet with the Company’s primary regulators

• Be available, if requested by major shareholders, for consultation and direct communication in accordance with the Corporate Governance Policies

• Communicate with the Chairman and the CEO between meetings and act as a “sounding board” and advisor

• Advise the Chairman and the CEO of the Board’s informational needs

• Collaborate with the Chairman and the CEO in developing the agenda for meetings of the Board

• Approve Board meeting agendas
and the schedule of Board meetings to assure that there is sufficient time for discussion of all agenda items

• Have authority to request inclusion of additional agenda items

• Communicate with the Chairman and the CEO and other members of management, as appropriate, about decisions reached, suggestions and views expressed by non-management directors in executive sessions or outside of Board meetings

• Lead the annual evaluation of the performance and effectiveness of the Board including consultation with each non-management director regarding Board performance and effectiveness and, as necessary, individual director performance

• Help facilitate the efficient and effective functioning and performance of the Board

• Help facilitate discussion and open dialogue among non-management directors during Board meetings, executive sessions and outside of Board meetings

• Consult with the Chair of the Nominating and Governance Committee on Board succession planning and Board Committee appointments

• Coordinate with the Chair of the Nominating and Governance Committee on recruiting and interviewing candidates for the Board

• Consult with the Chair of the CMDS Committee on the annual evaluation of the performance of the CEO

Independent Oversight of Management

The Company’s corporate governance practices and policies ensure substantial independent oversight of management. For instance:

•

The Board has a majority of independent and non-management directors. Eleven of the 14 director nominees are independent as defined by the NYSE listing standards and the Company’s more stringent Director Independence Standards. Thirteen of the 14 director nominees are non-management directors. All of the Company’s directors are elected annually.

•

The Board’s key standing committees are composed solely of non-management directors. The Audit Committee, the CMDS Committee and the Nominating and Governance Committee are each composed solely of independent directors. The Operations and Technology Committee and the Risk Committee are chaired by independent directors, consist of a majority of independent directors and include only non-management directors. The committees provide independent oversight of management.

•

The Board’s non-management directors meet regularly in executive session. The non-management directors meet regularly in executive session without management present and, consistent with the NYSE listing standards, the independent directors meet in executive session. These sessions are chaired by the Independent Lead Director.

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Board Role in Risk Oversight

Effective risk management is vital to the success of Morgan Stanley. The Board has oversight for the Company’s global ERM framework, which integrates the roles of the Company’s risk management functions into a holistic enterprise to facilitate the incorporation of risk assessment into decision-making processes across the Company, and is responsible for helping to ensure that the Company’s risks are managed in a sound manner. The Board regularly reviews the Company’s risks and the responsibilities of management and the Board committees to assist the Board in its risk oversight. The Board committees assist the Board in oversight of the risks set forth below, coordinating as appropriate. In addition, the entire Board receives reporting on a quarterly basis regarding cross-enterprise risks, including strategic, reputational, and culture, values and conduct risk. The committees report to the entire Board on a regular basis and have overlapping directors, invite Chairs of other committees and other directors to attend meetings, as appropriate given topics of discussion, and hold joint meetings as necessary to discharge their duties.

The Board has also authorized the Firm Risk Committee, a management committee appointed and chaired by the CEO that includes the most senior officers of the Company, including the CRO, CLO and CFO, to oversee the Company’s global ERM framework. The Firm Risk Committee’s responsibilities include oversight of the Company’s risk management principles, procedures and limits and the monitoring of capital levels and material market, credit, operational, model, liquidity, legal, compliance and reputational risk matters, and other risks, as appropriate, and the steps management has taken to monitor and manage such risks. The Company’s risk management is further discussed in Part II, Item 7A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (2019 Form 10-K).

Board Oversight of Cybersecurity Risk

Cybersecurity risk is overseen by the Board as well as the Operations and Technology Committee. The Operations and Technology Committee has primary responsibility for oversight of operations, technology and operational risk, including operational security, fraud, vendor, data protection, business continuity and cybersecurity risks. In accordance with its charter, the Operations and Technology Committee receives regular reporting at each quarterly meeting from senior officers in Operations, Technology and Firm Resilience and the Firm Risk Management Department on operational risk

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and the steps management has taken to monitor and control such exposures. Such reporting includes updates on the Company’s cybersecurity program, the external threat environment and the Company’s programs to address and mitigate the risks associated with the evolving cybersecurity threat environment.

The Operations and Technology Committee also receives an annual independent assessment of key aspects of the Company’s cybersecurity program from an external party and holds joint meetings with the Audit Committee and Risk Committee as necessary and appropriate. The Chair of the Operations and Technology Committee regularly reports to the full Board on cybersecurity risks and other matters reviewed by the Operations and Technology Committee. The full Board also receives separate presentations on cybersecurity risk. The Board or the Operations and Technology Committee reviews and approves the Global Cybersecurity Program Policy, the Global Information Security Program Policy and the Global Technology Policy at least annually. Senior management, including the senior officers mentioned above, also discuss cybersecurity developments with the Chairs of the Operations and Technology Committee and the Risk Committee between Board and committee meetings, as necessary.

Assessment of Leadership Structure and Risk Oversight

The Board has determined that its leadership structure is appropriate for the Company. Mr. Gorman’s role as CEO, his existing relationship with the Board, his understanding of Morgan Stanley’s businesses and strategy, and his professional experience and leadership skills uniquely position him to serve as Chairman and CEO, while the Company’s Independent Lead Director position enhances the overall independent functioning of the Board. The Board believes that the combination of the Chairman and CEO, the Independent Lead Director and the Chairs of the Audit, CMDS, Nominating and Governance, Operations and Technology, and Risk Committees provides the appropriate leadership to help ensure effective risk oversight by the Board.

Compensation Governance and Risk Management

The CMDS Committee actively engages in its duties and follows procedures intended to ensure excellence in compensation governance.

•

The CMDS Committee has the power to hire and fire independent compensation consultants, legal counsel, or financial or other advisors as it may deem necessary to assist it in the performance of its duties and responsibilities. The CMDS Committee has retained an independent compensation consultant, Pay Governance, to assist the CMDS Committee in collecting and evaluating external market data regarding executive compensation and performance and to advise the CMDS Committee on developing trends and best practices in executive compensation and equity and incentive plan design. In performing these services, Pay Governance attends meetings of the CMDS Committee regularly, including portions of the meetings without management present, and separately with the CMDS Committee Chair. Pay Governance is the CMDS Committee’s independent advisor and does not provide any other services to the Company or its executive officers that could jeopardize its independent status. The Company has affirmatively determined that no conflict of interest has arisen in connection with the work of Pay Governance as compensation consultant for the CMDS Committee.

•

The CMDS Committee regularly reviews (i) Company performance with respect to execution of strategic objectives and evaluates executive performance in light of such performance; (ii) executive compensation strategy, including the competitive environment and the design and structure of the Company’s compensation programs to ensure that they are consistent with and support our compensation objectives; and (iii) market trends and legislative and regulatory developments affecting compensation in the U.S. and globally.

•

Together with the CRO, the CMDS Committee oversees the Company’s incentive compensation arrangements to help ensure that such arrangements are consistent with the safety and soundness of the Company and do not encourage excessive risk-taking, and are otherwise consistent with applicable related regulatory rules and guidance. The CRO attends CMDS Committee meetings at least annually, and on an as needed basis, to discuss the risk attributes of the Company’s incentive compensation arrangements. The CRO reported to the CMDS Committee his conclusion that the Company’s current compensation programs for 2019 do not incentivize employees to take unnecessary or excessive risk and that such programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

•

The CMDS Committee approves senior executive annual incentive compensation after a comprehensive review and evaluation of Company, business unit and individual performance for the year, and reviews these compensation decisions with our Board.

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CORPORATE GOVERNANCE MATTERS

•

Together with senior management, the CMDS Committee oversees the Company’s controls regarding the year-end compensation process, which have been designed to be consistent with our regulators’ principles for safety and soundness, including policies and procedures for compensation plan governance, funding and allocating the incentive compensation pool and the use of discretion in determining individual incentive compensation awards; processes for identifying “risk-taking” employees; and processes to administer incentive compensation clawback and cancellation features.

Director Compensation(1)

Our director compensation program is guided by three goals: compensation should fairly pay directors for work required in a company of our size and scope; compensation should align directors’ interests with the long-term interests of shareholders; and the structure of the compensation should be easy for shareholders to understand. The Board believes that a director’s total compensation should include a significant equity component because it believes that this more closely aligns the long-term interests of directors with those of shareholders and provides a continuing incentive for directors to foster the Company’s success. In furtherance of these goals, our directors are bound by an equity ownership requirement of five times the annual cash Board retainer and annual compensation is limited to $750,000.

Directors’ compensation is determined by the Board, and the Nominating and Governance Committee makes recommendations to the Board based on periodic benchmarking assessments and advice received from FW Cook, its independent advisor. No changes were made to our director compensation program in 2019.

The following table contains information with respect to the annual compensation (including deferred compensation) of our non-employee directors earned during 2019 with respect to their Board service.

Director	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Elizabeth Corley	95,000	250,000	—	—	—		345,000

Alistair M. Darling	110,000	250,000	—	—	—		360,000

Thomas H. Glocer	160,000	250,000	—	—	—		410,000

Robert H. Herz	135,000	250,000	—	—	—		385,000

Stephen J. Luczo*	22,500	145,833	—	—	—		168,333

Jami Miscik	120,000	250,000	—	—	—		370,000

Dennis M. Nally	110,000	250,000	—	—	—		360,000

Takeshi Ogasawara*	63,333	—	—	—	—		63,333

Hutham S. Olayan	105,000	250,000	—	—	—		355,000

Mary L. Schapiro	95,000	250,000	—	—	—		345,000

Ryosuke Tamakoshi*	—	—	—	—	10,757	(5)	10,757

Perry M. Traquina	135,000	250,000	—	—	—		385,000

Rayford Wilkins, Jr.	120,000	250,000	—	—	—		370,000

*	Mr. Tamakoshi concluded service on the Board effective May 23, 2019, the date of the 2019 annual meeting of shareholders, and Messrs. Ogasawara and Luczo were elected to the Board effective May 23, 2019 and October 1, 2019, respectively.

(1)	Messrs. Gorman, Hirano and Tamakoshi received no compensation during 2019 for Board service. Mr. Ogasawara, who replaced Mr. Tamakoshi as MUFG’s representative director under the Investor Agreement, receives cash retainers for Board and Board committee service only.

(2)	Represents the portion of the annual Board and Board committee retainers earned, whether paid in cash or deferred at the director’s election, during 2019. Cash retainers for service on the Board and Board committees during the 2019 service period are paid semiannually in arrears for the period beginning at the 2019 annual meeting of shareholders (May 23, 2019) and concluding at the 2020 annual meeting of shareholders (May 21, 2020). Amounts in the table represent cash retainers earned for a portion of the 2018 service period (January 1, 2019 to May 23, 2019) and cash retainers earned for a portion of the 2019 service period (May 24, 2019 to December 31, 2019).

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The current values of the Board retainers are set forth in the following table. Retainers are prorated when a director joins or leaves the Board or a committee at any time other than at the annual meeting of shareholders, and no retainers are paid if the director is elected to the Board less than 60 days prior to the annual meeting. Directors do not receive meeting fees.

Position	Retainer ($)
Board Member	80,000
Independent Lead Director	50,000
Committee Chairs
Audit and Risk Committees	40,000
All Other Committees	25,000
Committee Members	15,000

Directors can elect to receive their retainers on a current basis in cash or on a deferred basis under the shareholder-approved Directors’ Equity Capital Accumulation Plan (DECAP) in the form of deferred stock units (Elective Units). Elective Units are not subject to vesting or cancellation.

Ms. Corley, Mr. Glocer, Mss. Olayan and Schapiro, and Mr. Traquina deferred their cash retainers into Elective Units under DECAP. Elective Units in lieu of cash retainers earned for the second half of the 2018 service period were granted in arrears on June 1, 2019, and Elective Units in lieu of cash retainers earned for the first half of the 2019 service period were granted in arrears on December 1, 2019. The number of Elective Units granted on June 1, 2019 was based on $40.9183, the volume-weighted average price (VWAP) of the Company’s common stock on the grant date, and the number of Elective Units granted on December 1, 2019 was based on $49.5691, the VWAP of the Company’s common stock on November 29, 2019 (the immediately preceding trading day).

(3)

Represents the aggregate grant date fair value of the annual stock unit award granted on June 1, 2019 for the 2019 service period, provided that for Mr. Luczo, the amount represents the prorated initial stock unit award granted on November 1, 2019 in connection with his election to the Board. The aggregate grant date fair value of the stock unit awards is based on the VWAP of the Company’s common stock on the applicable grant date as follows: $40.9183 for the annual stock unit awards and $47.0082 for Mr. Luczo’s initial stock unit award. For further information on the valuation of these stock units, see notes 2 and 18 to the consolidated financial statements included in the 2019 Form 10-K.

Under DECAP, directors receive an equity award upon initial election to the Board (provided that they are elected to the Board no less than 60 days prior to the annual meeting and are not initially elected at the annual meeting) and an equity award annually thereafter on the first day of the month following the annual meeting of shareholders. Initial and annual equity awards are granted 50% in the form of stock units that do not become payable until the director concludes service on the Board (Career Units) and 50% in the form of stock units payable on the first anniversary of grant (Current Units). The grant date fair value of the initial equity award is $250,000, prorated for service until the annual meeting, and the award is fully vested upon grant. The grant date fair value of the annual equity award is $250,000 and the award is subject to monthly vesting until the one-year anniversary of the grant date. Directors may elect to extend deferral of their Career Units and Current Units beyond the scheduled payment date, subject to specified limitations.

(4)	The following table sets forth the aggregate number of shares underlying DECAP stock units outstanding at December 31, 2019.

Name	Stock Units (#)
Elizabeth Corley	16,259
Alistair M. Darling	18,776
Thomas H. Glocer	72,626
Robert H. Herz	48,030
Stephen J. Luczo	3,102
Jami Miscik	24,449
Dennis M. Nally	14,190
Hutham S. Olayan	171,680
Mary L. Schapiro	13,288
Perry M. Traquina	47,248
Rayford Wilkins, Jr.	29,252

(5)

At the conclusion of Mr. Tamakoshi’s service on the Board, the Company donated ¥1,000,000 to the MUFG Foundation in Mr. Tamakoshi’s honor. The Company also presented Mr. Tamakoshi with a gift of nominal value. The amount of Japanese yen was converted to U.S. dollars using the 2019 average of daily spot rates of ¥1 to $0.0092.

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CORPORATE GOVERNANCE MATTERS

Related Person Transactions Policy

Our Board has adopted a written Related Person Transactions Policy requiring the approval or ratification by the Nominating and Governance Committee of transactions (including material amendments or modifications to existing transactions) where the Company is a participant, the transaction exceeds $120,000 and a related person (directors or director nominees, executive officers, 5% shareholders and immediate family members of the foregoing) has a direct or indirect material interest. Under the policy, in determining whether to approve or ratify such Related Person Transactions, the Nominating and Governance Committee considers all relevant facts and circumstances, including, but not limited to: the terms and commercial reasonableness of the transaction; the size of the transaction; the materiality to, and interest of, the related person and the Company in the transaction; whether the transaction would, or would be perceived to, present an improper conflict of interest for the related person; and, if the related person is an independent director, the impact on the director’s independence. Certain transactions are not subject to the policy, including compensation of executive officers approved by the CMDS Committee and ordinary course commercial or financial services transactions between the Company and an entity in which a related person has an interest if the transaction is made under terms and conditions and under circumstances substantially similar to those prevailing at the time for comparable transactions with unaffiliated third parties and the related person does not otherwise have a direct or indirect material interest in the transaction.

Certain Transactions

Our subsidiaries may extend credit in the ordinary course of business to certain of our directors, officers and members of their immediate families. These extensions of credit may be in connection with margin loans, mortgage loans or other extensions of credit by our subsidiaries. These extensions of credit are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and do not involve more than the normal risk of collectability or present other unfavorable features.

Each of MUFG, State Street Corporation (State Street), BlackRock, Inc. (BlackRock) and The Vanguard Group (Vanguard) beneficially owns 5% or more of the outstanding shares of Morgan Stanley common stock as reported under “Principal Shareholders.” During 2019, we engaged in transactions in the ordinary course of business with each of MUFG, State Street, BlackRock and Vanguard, and certain of their respective affiliates, including investment banking, financial advisory, sales and trading, derivatives, investment management, lending, securitization and other financial services transactions. Such transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties.

A child of each of Jeffrey Brodsky, an executive officer, and Colm Kelleher, a former executive officer, is a non-executive employee of the Company and received compensation in 2019 of approximately $225,000 and $160,000, respectively. A sister-in-law of Andrew Saperstein, an executive officer, is a non-executive employee of the Company and received compensation in 2019 of approximately $162,500. The compensation and benefits for these employees was determined in accordance with the Company’s standard compensation practices applicable to similarly situated employees.

In addition to the transactions described above, as part of the global strategic alliance between MUFG and the Company, on May 1, 2010 the Company and MUFG formed a joint venture in Japan of their respective investment banking and securities businesses by forming two joint venture companies. MUFG contributed the investment banking, wholesale and retail securities businesses conducted in Japan by Mitsubishi UFJ Securities Co., Ltd. into one of the joint venture entities named Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (MUMSS). The Company contributed the investment banking operations conducted in Japan by its subsidiary, Morgan Stanley MUFG Securities Co., Ltd. (MSMS), formerly known as Morgan Stanley Japan Securities Co., Ltd., into MUMSS (MSMS, together with MUMSS, the Joint Venture). MSMS has continued its sales and trading and capital markets business conducted in Japan. The Company owns a 40% economic interest in the Joint Venture and MUFG owns a 60% economic interest in the Joint Venture. The Company holds a 40% voting interest and MUFG holds a 60% voting interest in MUMSS, while the Company holds a 51% voting interest and MUFG holds a 49% voting interest in MSMS. Other initiatives that are part of the Company’s global strategic alliance with MUFG include a loan marketing joint venture in the Americas, business referral arrangements in Asia, Europe, the

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Middle East and Africa, referral agreements for commodities transactions and a secondment arrangement of personnel between MUFG and the Company for the purpose of sharing best practices and expertise. On April 18, 2018, the Company entered into a sales plan (the Plan) with MUFG and Morgan Stanley & Co. LLC (MS&Co.) whereby MUFG sells shares of the Company’s common stock to the Company, through its agent MS & Co., as part of the Company’s share repurchase program. The Plan is only intended to maintain MUFG’s ownership percentage of the common stock below 24.9% in order to comply with MUFG’s passivity commitments to the Board of Governors of the Federal Reserve System and will have no impact on the strategic alliance between MUFG and the Company, including the joint venture in Japan. Without the Plan, MUFG’s ownership percentage would increase as the outstanding number of shares of common stock is reduced as the Company purchases common stock from other investors under its share repurchase program.

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AUDIT MATTERS

Item 2

Ratification of Appointment of Morgan Stanley’s Independent Auditor

Our Board unanimously recommends that you vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor.

The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee and evaluate the independent registered public accounting firm retained to audit the Company’s consolidated financial statements (independent auditor). The Audit Committee reviews and assesses annually the qualifications and performance of the independent auditor. The Audit Committee also evaluates whether it is appropriate to rotate the independent auditor and ensures the mandatory, regular rotation of the lead audit and other engagement partners of the independent auditor and, in connection with such rotations, the Audit Committee is directly involved in the selection of the lead audit partner, who may provide services to the Company for a maximum of five consecutive years. Commencing with the 2016 audit, the current lead audit partner from Deloitte & Touche LLP (Deloitte & Touche) was designated by the Audit Committee and is expected to serve in this capacity through the end of the 2020 audit.

As part of the Audit Committee’s annual review of Deloitte & Touche, the Audit Committee reviewed and considered, among other factors:

Performance	Professional Qualifications	Appropriateness of Fees

Independence	Succession Planning	Quality and Performance Data

Tenure	Quality of Service	Potential Impact of Selecting a Different Independent Auditor

Institutional Knowledge	Global Capabilities	Best Interest of Morgan Stanley and its Shareholders

In particular, our Audit Committee reviewed and considered:

•	The results of management’s assessment that includes the results of a global management survey and interviews regarding overall historic and recent performance;

•	The professional qualifications of Deloitte & Touche and that of the lead audit and other engagement partners;

•

The historic and current quality of service of Deloitte & Touche and the lead audit partner, including the candidness of communication and interactions with the Audit Committee, independent judgment and professional integrity and objectivity;

•

Deloitte & Touche’s global capabilities and expertise in handling the breadth and complexity of the Company’s global operations and businesses, accounting policies and internal control over financial reporting, including the sharing of industry insights, trends and emerging practices;

•

Deloitte & Touche’s tenure as independent auditor, including the benefits of its institutional knowledge of the Company and its history and familiarity with our businesses, which enhances its audit efficiency and effectiveness and enables cost efficiencies to be obtained;

•

Deloitte & Touche’s independence from the Company, noting that Deloitte & Touche does not provide any non-audit services to the Company other than those deemed permissible, as described under “Independent Auditor Fees”, and that both the Company and Deloitte & Touche have controls and policies in place, including the mandatory rotation of the lead audit and other engagement partners, to help ensure the continued independence of Deloitte & Touche;

•	Deloitte & Touche’s succession planning for senior Deloitte & Touche personnel on the engagement;

•	The appropriateness of Deloitte & Touche’s fees relative to both audit quality and efficiency;

•	External data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on Deloitte & Touche and peer firms;

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•	The potential challenges, impact and advisability of selecting a different independent auditor, including the time and expense of transitioning to a new independent auditor; and

•	Whether retaining Deloitte & Touche is in the best interest of Morgan Stanley and its shareholders.

Based on this review, the Audit Committee has appointed Deloitte & Touche as independent auditor for the year ending December 31, 2020 and presents this selection to the shareholders for ratification. The Audit Committee believes the continued retention of Deloitte & Touche is in the best interest of the Company and its shareholders. Deloitte & Touche was selected as independent auditor upon the merger creating the current Company in 1997 and has served continuously as independent auditor since that time. Deloitte & Touche will audit the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ending December 31, 2020 and will perform other permissible, pre-approved services.

Deloitte & Touche representatives will attend the annual meeting. They will be available to respond to appropriate shareholder questions and will have the opportunity to make a statement if they desire to do so. If shareholders do not ratify the appointment, the Audit Committee will reconsider it.

Our Board unanimously recommends that you vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

AUDIT COMMITTEE REPORT

The Audit Committee’s charter (available at www.morganstanley.com/about-us-governance) provides that the Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, certain aspects of the Company’s risk management as described in the charter, the qualifications and independence of the independent registered accounting firm engaged as the “independent auditor,” the performance of the Company’s internal auditor and independent auditor, and the Company’s compliance with legal and regulatory requirements. We have the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, when appropriate, replace the Company’s independent auditor. As described under “Corporate Governance Matters — Corporate Governance Practices — Board Meetings and Committees,” the Board has determined that all four members of the Audit Committee are independent and “financially literate” within the meaning of the NYSE listing standards and a majority of the members of the Audit Committee, including the Chair, Robert H. Herz, are “audit committee financial experts” within the meaning of SEC rules.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. (GAAP) and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor, Deloitte & Touche, is responsible for planning and conducting an independent audit of those financial statements and expressing an opinion as to their conformity with GAAP and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Our responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor, who generally attends each Audit Committee meeting.

The Audit Committee, among other things:

•

Reviewed and discussed the Company’s quarterly earnings releases, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, including the consolidated financial statements, significant accounting policies, including updates thereto, and other developments;

•

Reviewed the major legal and compliance risk exposures and the guidelines and policies that govern the process for risk assessment and risk management, including coordinating with the Risk Committee and the Operations and Technology Committee;

•

Reviewed, discussed and approved the plan and scope of the work and coverage of the internal auditor for 2019 and reviewed and discussed summaries of the significant reports to management by the internal auditor;

•	Reviewed the performance, compensation and independence of the Global Audit Director;

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•	Reviewed and discussed the plan and scope of the work of the independent auditor for 2019;

•

Reviewed and discussed reports from management on the Company’s policies regarding applicable legal and regulatory requirements, and reviewed, discussed and approved the Company’s annual compliance plan;

•	Met with and received reports from senior representatives of the Finance Department, Legal and Compliance Division and the Internal Audit Department; and

•

Met regularly in private executive sessions with each of Deloitte & Touche, the internal auditor and Company management, including the CFO, CLO, Chief Compliance Officer and Global Audit Director, which provided an additional opportunity for Deloitte & Touche and the others noted to provide candid feedback to the Audit Committee.

We reviewed and discussed with management, the internal auditor and Deloitte & Touche: the audited consolidated financial statements for 2019, the critical accounting policies that are set forth in the Company’s Annual Report on Form 10-K, management’s annual report on the Company’s internal control over financial reporting and Deloitte & Touche’s opinion on the consolidated financial statements, including the critical audit matter addressed during the audit, and the effectiveness of the Company’s internal control over financial reporting.

We discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Deloitte & Touche also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and represented that it is independent from the Company.

We also discussed with Deloitte & Touche their independence from the Company, and considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q and their opinion on the effectiveness of the Company’s internal control over financial reporting were compatible with maintaining their independence. We also reviewed and pre-approved, among other things, the audit, audit-related and tax services performed by Deloitte & Touche. We received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.

Based on our review and the meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company’s audited consolidated financial statements for 2019 be included in the Company’s Annual Report on Form 10-K. We also selected Deloitte & Touche as the Company’s independent auditor for the year ending December 31, 2020 and are presenting the selection to the shareholders for ratification.

Respectfully submitted,

Robert H. Herz, Chair

Alistair Darling

Dennis M. Nally

Perry M. Traquina

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INDEPENDENT AUDITOR’S FEES

The Audit Committee is responsible for overseeing the audit fee negotiations associated with the engagement of Deloitte & Touche, including considering the appropriateness of fees relative to both audit quality and efficiency. The Audit Committee pre-approves categories of audit and permitted non-audit services that Deloitte & Touche may perform for the Company and sets budgeted fee levels for such services. The Company reviews proposed engagements, in conjunction with Deloitte & Touche, to confirm the proposed engagements fit within a category of pre-approved services and such engagements are documented and reported to the Audit Committee on a quarterly basis. Any proposed service category, engagement or budgeted fee adjustment that has not been pre-approved by the Audit Committee may be approved by the Audit Committee Chair between regularly scheduled quarterly meetings and reported to the Audit Committee at its next quarterly meeting. Any fees for services in excess of the pre-approved budgeted fees must be specifically approved. In 2019 and 2018, all of Deloitte & Touche fees were approved by the Audit Committee.

The following table summarizes the aggregate fees (including related expenses; $ in millions) for professional services provided by Deloitte & Touche related to 2019 and 2018.

	2019 ($)	2018 ($)
Audit Fees(1)	50.6	47.2
Audit-Related Fees(2)	4.8	4.5
Tax Fees(3)	0.9	1.4
All Other Fees	—	—
Total	56.3	53.1

(1)	Audit Fees services include: the audit of our consolidated financial statements and internal control over financial reporting included in the Company’s Annual Report on Form 10-K and reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; services attendant to, or required by, statute or regulation; comfort letters, consents and other services related to SEC and other regulatory filings; and audits of subsidiary financial statements.

(2)	Audit-Related Fees services include: agreed-upon procedures related to asset securitizations; assessment and testing of internal controls and risk management processes beyond the level required as part of the consolidated audit; statutory audits and financial audit services provided relating to investment products offered by Morgan Stanley, where Morgan Stanley incurs the audit fee in conjunction with the investment management services it provides; other agreed upon procedures engagements; regulatory matters; and attest services in connection with debt covenants.

(3)	Tax Fees services include: U.S. and non-U.S. income and non-income tax compliance and preparation, tax planning and advice.

Morgan Stanley offers various unconsolidated registered money market, equity, fixed income and alternative funds, and other funds (collectively, Funds). Deloitte & Touche provides audit, audit-related and tax services to certain of these unconsolidated Funds. Fees paid to Deloitte & Touche by these Funds for these services were $10 million in 2019 and $12 million in 2018.

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Item 3

Company Proposal to Approve the Compensation of Executives as Disclosed in the Proxy Statement (Non-Binding Advisory Vote)

Our Board unanimously recommends that you vote “FOR” this proposal.

As required by Section 14A of the Securities Exchange Act of 1934, the below resolution gives shareholders the opportunity to cast an advisory vote to approve the compensation of our NEOs as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative).”

As this “Say on Pay” vote is advisory, the result will not be binding on our Board, although the CMDS Committee will consider the outcome of the vote when evaluating the effectiveness of our executive compensation program and making future executive compensation decisions. At the 2019 annual meeting of stockholders, approximately 96% of the votes cast were in favor of our “Say on Pay” proposal. In light of the significant majority of votes cast in favor of the 2018 compensation of our NEOs, the CMDS Committee maintained its performance-based approach to executive compensation for 2019 and believes that our current program appropriately links the compensation of our NEOs to performance and properly aligns the interests of our NEOs with those of our shareholders.

As discussed in the CD&A, the 2019 pay decision for the CEO was made by the CMDS Committee, in consultation with the entire Board, following its assessment of Mr. Gorman’s outstanding individual performance, including his leadership with respect to the Firm’s long-term strategy and culture, as well as the Firm’s strong financial performance. While 2019 Company and CEO performance were strong, the CMDS Committee exercised its discretion and determined that a 2019 pay decision for Mr. Gorman of $27 million, down 7% from 2018 pay and equal to 2017 pay, was appropriate in light of the Company’s focus on expense discipline, including with respect to discretionary compensation, and the employee reduction that occurred at the end of 2019. Consistent with previous years, for 2019, 75% of Mr. Gorman’s incentive compensation is deferred and subject to clawback over three years, 100% of Mr. Gorman’s deferred incentive compensation is delivered in the form of equity awards, and 50% of Mr. Gorman’s incentive compensation is delivered in performance-vested equity incentive awards with rigorous performance objectives.

For a detailed description of our executive compensation program, see “Overview of Voting Items,” CD&A (including Section 5 “Explanatory Notes”) and “Executive Compensation.”

Our Board unanimously recommends that you vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

In this CD&A, we review the objectives and elements of Morgan Stanley’s executive compensation program, its alignment with Morgan Stanley’s performance and the 2019 compensation decisions for our named executive officers (NEOs):

James P. Gorman	Chief Executive Officer
Colm Kelleher	Former President who served through June 30, 2019
Jonathan Pruzan	Chief Financial Officer
Eric F. Grossman	Chief Legal Officer
Robert P. Rooney	Head of Technology, Operations and Firm Resilience
Daniel A. Simkowitz	Head of Investment Management

The “2019 Summary Compensation Table” and other compensation and benefits disclosures follow this CD&A.

The CD&A is organized into the following five sections:

Page:
1. Overview of Compensation Approach and Performance Highlights	45
2. Compensation Objectives	52
3. Framework for Making Compensation Decisions	52
4. Compensation Decisions and Program Elements	57
5. Explanatory Notes	62

The “Explanatory Notes” to this CD&A are an integral part of the Company’s financial and operating performance described herein. A detailed analysis of the Company’s financial and operational performance for 2019 is contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part II, Item 7 of the Company’s 2019 Form 10-K. Information provided in this CD&A may include certain non-GAAP financial measures. The definition of such financial measures and/or the reconciliation of such measures to the comparable GAAP figures are included in either the 2019 Form 10-K or in the “Explanatory Notes.”

1. Overview of Compensation Approach and Performance Highlights

The CMDS Committee follows a prescribed framework for determining executive compensation to ensure that Morgan Stanley’s compensation program delivers pay for sustainable performance, aligns compensation with shareholders’ interests, is motivating and competitive, and reflects shareholder input and best practices in corporate governance, risk management and regulatory principles. The CMDS Committee’s commitment to these compensation objectives is demonstrated in the structure of executive compensation and our CEO pay framework detailed in this CD&A.

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The 2019 pay decision for the CEO was made by the CMDS Committee, in consultation with the entire Board, following its assessment of Mr. Gorman’s outstanding individual performance, including his leadership with respect to the Firm’s long-term strategy and culture, as well as the Firm’s strong financial performance. While 2019 Company and CEO performance were strong, the CMDS Committee exercised its discretion and determined that a 2019 pay decision for Mr. Gorman of $27 million, down 7% from 2018 pay and equal to 2017 pay, was appropriate in light of the Company’s focus on expense discipline, including with respect to discretionary compensation, and the employee reduction that occurred at the end of 2019.

Consistent with previous years’ compensation and shareholder feedback over the years, 2019 CEO incentive compensation is structured as follows:

2019 CEO Incentive Compensation

•  75% of incentive compensation is deferred and subject to cancellation and clawback over three years

•  100% of deferred incentive compensation is delivered in equity awards tied to stock price performance

•  50% of incentive compensation is delivered in performance-vested long-term equity incentive awards with rigorous performance objectives

1.1 Framework for CEO Compensation Decision

The CMDS Committee’s framework for determining CEO compensation supports and reinforces the Company’s pay-for-performance philosophy and incorporates the following key steps:

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Each year, the CMDS Committee establishes a target compensation range for the CEO and outlines guidelines for the CEO performance assessment at year end.

MS CEO Target Compensation Range

At the start of 2019, the CMDS Committee, in consultation with its independent compensation consultant, established a target range for CEO compensation as well as the factors to be considered in determining year-end compensation. The CMDS Committee established a range for 2019 CEO pay of $28 million or more for performance exceeding expectations to $10 million or less for performance substantially below expectations.

To inform its decision-making with respect to the appropriate target range, the CMDS Committee considers compensation information for the 16 financial companies in the S&P 100 index, as described in Section 3.1 under “Benchmarking Target CEO Pay.”

1.2 Company Performance Highlights

In its assessment of 2019 performance, the CMDS Committee considered Morgan Stanley’s progress in relation to its strategic objectives, financial performance and shareholder returns.

Strategic Objectives

Each year, the Board oversees the establishment of the Company’s strategic objectives and shareholders receive an overview of these objectives, as well as a summary of progress on the prior year’s strategic objectives. During 2019, the Company met its stated strategic objectives for 2018–2019.

*	Represents results against the 2018–2019 Strategic Objectives established at the beginning of 2018.

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2019 Financial Performance

Under Mr. Gorman’s leadership, the Company achieved record full-year net revenues of $41.4 billion and record full-year Net Income of $9.0 billion. Combining revenue growth with continued expense discipline, the Company delivered higher annual returns producing an ROE of 11.2%, within the Company’s 2018–2019 strategic objective of 10%–13%, and ROTCE of 12.9%, within the Company’s 2018–2019 strategic objective of 11.5%–14.5%.

In addition, the Company has demonstrated strong returns exceeding its cost of capital, which has led to a sufficient capital base, notwithstanding attractive Capital Returns. This capital position also permits the ability to invest for future growth.

Attractive Capital Return Profile	Ability to Invest for Growth

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Shareholder Returns

The Company’s execution of its strategic objectives and record financial performance in 2019 contributed to Morgan Stanley delivering consistent shareholder returns over time. Morgan Stanley’s TSR outperformed the average of its Global Peers over one-, three- and five-year periods.

1-Year (2019) TSR	3-Year (2017-2019) TSR	5-Year (2015-2016) TSR

Section 3.2 contains further details about Company performance; see also Section 5 “Explanatory Notes.”

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1.3 CEO Compensation Determination

The 2019 pay decision for the CEO was made by the CMDS Committee, in consultation with the entire Board, following its assessment of Mr. Gorman’s outstanding individual performance, including his leadership with respect to the Firm’s long-term strategy and culture, as well as the Firm’s strong financial performance. While 2019 Company and CEO performance were strong, the CMDS Committee exercised its discretion and determined that a 2019 pay decision for Mr. Gorman of $27 million, down 7% from 2018 pay and equal to 2017 pay, was appropriate in light of the Company’s focus on expense discipline, including with respect to discretionary compensation, and the employee reduction that occurred at the end of 2019.

Section 3.2 contains more details about individual NEO performance. Section 4.1 contains the 2019 compensation decisions for each NEO, which follow a similar performance evaluation process.

MS 2019 Performance Evaluation	2019 CEO Compensation Elements ($MM)

*	$27 million is the amount the CMDS Committee awarded to the CEO in early 2020 for 2019 performance. This amount differs from the SEC required disclosure in the “2019 Summary Compensation Table.”

The alignment of Mr. Gorman’s pay with Company performance can also be demonstrated over the longer term. A significant portion of CEO pay is delivered through equity awards, the realizable value of which increases or decreases over time with stock price performance. Mr. Gorman’s realizable pay over the 2017–2019 period decreased by approximately 3% compared to his pay as reported in the “2019 Summary Compensation Table” for the relevant years, while the Company’s three-year TSR for the same period was positive at 30%. Realizable pay reflects the current aggregate value of base salary, cash bonus and equity awards disclosed in the 2017, 2018 and 2019 proxy statements, with equity awards valued using the closing price of the Company’s common stock on December 31, 2019 and performance-vested awards valued based on performance at target.

NEO pay in a given year is typically delivered in a combination of fixed compensation (generally, base salary), cash bonus, and deferred incentive compensation provided in a mix of deferred cash and/or restricted stock units (RSUs) and a long-term incentive program (LTIP) award in the form of performance stock units.

In determining the portions of compensation to award as cash bonus, deferred incentive compensation, deferred cash, RSUs and LTIP awards, the CMDS Committee considers applicable regulatory requirements and guidelines for deferral, as well as market practices. A significant portion of pay is deferred, awarded in equity, subject to future stock price performance and cancellation and clawback and, in the case of LTIP awards, subject to future achievement of specified financial objectives over a three-year period.

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These compensation elements support the Company’s key compensation objectives, discussed in Section 2, including delivering pay for sustainable performance.

Deferred Incentive Compensation

•  75% of 2019 CEO incentive compensation is deferred over three years

•  Clawbacks cover material adverse outcomes, even absent misconduct

•  No automatic vesting on change in control; double trigger in place

Performance-Vested Long-Term Equity Incentive Award	• CEO performance-vested award is 50% of bonus, consistent with shareholder feedback • Shares earned can range from 0 to 1.5x target based on three-year performance against ROE and TSR objectives

Equity-Based Compensation

•  100% of CEO deferred incentive compensation awarded in equity

•  Significant portion of equity-based compensation aligns employee and shareholder interests

•  Meaningful share ownership and retention requirements further shareholder alignment

Best Practices

•  Prohibitions on pledging, hedging, selling short or trading derivatives

•  No excise tax protection upon a change in control

•  Annual risk review

•  CMDS Committee retains independent compensation consultant

Section 4.1 contains the compensation decisions (both the amount and mix of compensation elements) for each NEO. Sections 4.2 and 4.3 contain more detail about the elements and key features of our compensation program.

1.4 Ongoing Shareholder Engagement and “Say on Pay” Vote

Morgan Stanley is committed to open and ongoing communication with our shareholders, and takes the opportunity to engage with shareholders directly on compensation and other matters to understand their perspectives and provide information about Morgan Stanley’s programs, performance assessment and decision-making process.

A substantial majority (approximately 96%) of the votes cast at the May 2019 annual meeting of shareholders were in favor of our annual “Say on Pay” proposal. In 2019, we continued our engagement program, seeking feedback from shareholders and proxy advisory firms on a variety of topics, including executive compensation, corporate governance, diversity and environmental and social goals. The feedback that we received during the engagement program was conveyed to the CMDS Committee and the Board. Shareholders who provided feedback during our engagement program generally reported that executive compensation at Morgan Stanley was viewed as well-aligned with performance. The CMDS Committee factored shareholder feedback, including the “Say on Pay” vote results, into its consideration of executive compensation structure and determination of 2019 NEO pay levels. After carefully considering shareholder feedback and other factors, the CMDS Committee maintained its performance-based approach to executive compensation for 2019.

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2. Compensation Objectives

Morgan Stanley is committed to responsible and effective compensation programs. The CMDS Committee continually evaluates the Company’s compensation programs with a view toward balancing the following key objectives, all of which support the Company’s culture and values and shareholders’ interests:

Deliver Pay for Sustainable Performance

• Variable annual incentives and performance-vested long-term incentives tied to future performance against strategic objectives

• Consideration of returns for shareholders and appropriate rewards to motivate employees

Align Compensation with Shareholders’ Interests

• Significant portion of incentive compensation is deferred, subject to cancellation and clawback, and tied to the Company’s stock with retention requirements

• Ongoing shareholder engagement to understand shareholder views

Attract and Retain Top Talent

• Competitive pay levels to attract and retain the most qualified employees in a highly competitive global talent environment

• Incentive awards include vesting and cancellation provisions that retain employees and protect the Company’s interests

Mitigate Excessive Risk-Taking

• Compensation arrangements do not incentivize unnecessary or excessive risk-taking that could have a material adverse effect on the Company

• Robust governance around review and approval of compensation programs, including from a risk perspective

3. Framework for Making Compensation Decisions

3.1 Factors Considered in Compensation Decisions

The 2019 compensation of the NEOs was determined by the CMDS Committee after consideration of Company business results, strategic performance and individual performance, as well as competitor compensation data and, with respect to the CEO, benchmarking data, and other considerations set forth below.

Performance Priorities

For 2019, a number of quantitative and qualitative performance priorities were set by the CMDS Committee and the Board at the beginning of the year. The performance priorities are established based on a directional assessment made at the beginning of the year in light of the market environment, and the Company’s strategic objectives and their attainment or non-attainment does not correspond to any specific compensation decision. To inform its decision-making process for NEO compensation for 2019, the CMDS Committee evaluated Company and individual performance in light of the pre-established performance priorities. See Section 3.2 “Evaluating Company and Individual Performance for Alignment with Executive Compensation.”

For 2019, the CMDS Committee reviewed performance priorities in the following areas:

[o]	Financial performance, including ROE and ROTCE

[o]	Shareholder return

[o]	Capital and liquidity strength

[o]	Expense Efficiency Ratio

[o]	Business performance for each primary business unit

[o]	Company risk management and controls

[o]	Major infrastructure initiatives

[o]	Standing with regulators

[o]	Talent development, including diversity

[o]	Board assessment of Company culture, leadership, strategy and reputation

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Compensation Market Data

During 2019, the CMDS Committee reviewed analyses of our competitors’ pay levels, including historical compensation data obtained from public filings and compensation surveys conducted by consultants on an unattributed basis, as well as compensation plan design. The Company uses a comparison group consisting of Bank of America Corp., Barclays Plc, Citigroup Inc., Credit Suisse Group, Deutsche Bank AG, Goldman Sachs Group Inc., JPMorgan Chase & Co., UBS AG and Wells Fargo & Company (Comparison Group) to understand market practices and trends, evaluate the competitiveness of our compensation programs, and inform compensation decisions. Our Comparison Group consists of companies that either directly compete with the Company for business and/or talent or are global organizations with scope, size or other characteristics similar to those of the Company.

Benchmarking Target CEO Pay

As discussed in Section 1.1, the CMDS Committee, in consultation with its independent compensation consultant, Pay Governance, established a target range for 2019 compensation for the CEO of $28 million or more for performance exceeding expectations to $10 million or less for performance substantially below expectations. To inform its decision-making with respect to the appropriate target range, the CMDS Committee reviewed available 2018 compensation levels for the 16 financial companies in the S&P 100 index (Bank of America Corp, Citigroup Inc., Goldman Sachs Group Inc., JPMorgan Chase & Co., Wells Fargo & Company, AIG, Allstate, American Express, BlackRock, Bank of New York Mellon, Capital One Financial, MasterCard, MetLife, PayPal, US Bancorp, VISA), which are intended to reflect institutions of similar size, scope and complexity. The CMDS Committee then utilized the range of results as a benchmark from which to set the target range for 2019 compensation for the CEO.

Relative Pay Considerations

We place importance on the pay relationships among members of our Operating Committee because we view our Operating Committee members as highly talented executives capable of rotating among the leadership positions of our businesses and key functions. Our goal is always to be in a position to appoint our most senior executives from within our Company and to incent our people to aspire to senior executive roles. At year end, the CMDS Committee reviewed the relative differences between the compensation for the CEO and other NEOs and between the NEOs and other members of the Operating Committee.

Input and Recommendations from the CEO, Independent Directors and Independent Consultant

At the end of the year, Mr. Gorman presented the CMDS Committee with performance assessments and compensation recommendations for each NEO, other than himself. The CMDS Committee reviewed these recommendations with its independent compensation consultant to assess whether they were reasonable compared with the market for executive talent and met in executive session to discuss the performance of our CEO and the other NEOs and to determine their compensation. In addition, the CMDS Committee and Board reviewed proposed NEO incentive compensation with Mr. Gorman, and the CMDS Committee reviewed CEO compensation with the Board (other than Mr. Gorman).

Compensation Expense Considerations

Prior to determining individual NEO incentive compensation, the CMDS Committee reviewed and considered the relationship between Company performance, total compensation expense (which includes fixed compensation costs such as base salaries, allowances, benefits, commissions and amortization of prior deferred compensation awards), and incentive compensation as a subset of overall compensation expense. This exercise furthers the balancing of the objectives of delivering returns for shareholders, while providing appropriate rewards to motivate superior individual performance.

Global Regulatory Principles

The Company’s compensation practices are subject to oversight by our regulators in the U.S. and internationally. For example, the Company is subject to the Federal Reserve Board’s (Federal Reserve) guidance that is designed to help ensure that incentive compensation paid by banking organizations does not encourage imprudent risk-taking that threatens the organizations’ safety and soundness. The Company is also subject to the compensation-related provisions

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of the Dodd-Frank Act, as well as the remuneration code of the U.K. Financial Conduct Authority and the U.K. Prudential Regulation Authority (U.K. PRA) Rulebook, which prescribes the compensation structure for certain employees who are identified as material risk takers.

Tax Deductibility

Section 162(m) of the Internal Revenue Code (Section 162(m)) limits the tax deductibility of compensation for certain executive officers that is more than $1 million. Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) provided an exemption from this deduction limitation for compensation that qualified as “performance-based compensation.” This exemption for “performance-based compensation” was repealed, effective for taxable years beginning after December 31, 2017. The CMDS Committee continues to have the flexibility to pay nondeductible compensation if it believes it is in the best interests of the Company.

3.2 Evaluating Company and Individual Performance for Alignment with Executive Compensation

As set forth in Section 1.2, in determining the annual incentive compensation of the CEO and other NEOs, the CMDS Committee weighed the Company’s achievement of its long-term strategic objectives, overall financial performance and, as applicable, business unit performance. Management reviewed the Company’s forecasted 2019 financial performance with the CMDS Committee in December 2019, and the CMDS Committee assessed full-year actual financial results before finalizing compensation decisions in January 2020.

Strategic Objectives and Company Financial Performance

In 2019, Morgan Stanley’s strategic progress and financial performance were reflected in the Company’s record financial performance, driven by growth in revenues and continued expense discipline, and the Company’s achievement of the ROE and ROTCE objectives. The CMDS Committee considered these results, as well as the performance indicated below, in determining compensation for our NEOs.

Company

[o]  Achieved revenues of over $10 billion for four consecutive quarters, resulting in record net revenues of $41.4 billion and Net Income of $9 billion for 2019 compared with net revenues of $40.1 billion and Net Income of $8.7 billion for 2018

[o] Results reflect the strength and balance of the franchise

[o] Achieved all stated performance objectives, including ROE and ROTCE objectives with an 11.2% ROE and a 12.9% ROTCE, and Expense Efficiency Ratio of 73%

[o]  Strong returns and sufficient capital supported investment, with Share Repurchases of up to $5.4 billion and an increase in the quarterly common stock dividend to $0.35 per share from $0.30 per share (an increase of Capital Return by 10% from 2018)

Institutional Securities	[o] Four consecutive quarters of revenues over $5 billion

[o] Pre-Tax Profit of $5.5 billion in 2019 compared with a Pre-Tax Profit of $6.3 billion in the prior year

[o] Results reflect solid performance across all products despite a mixed market backdrop

Wealth Management

[o]  Achieved record revenues and record Pre-Tax Profit, reflecting continued operating leverage while investing in the business and integrating Solium Capital (the share plan management software company acquired in 2019)

[o] Record Pre-Tax Profit of $4.8 billion in 2019 compared with $4.5 billion in the prior year, resulted in a Pre-Tax Margin of 27.2% compared with 26.2% in the prior year

[o] Results reflect growth in fee-based client assets and expense discipline

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Investment Management	[o] Pre-Tax Profit of $985 million in 2019 compared with $464 million in the prior year

[o] Results reflect strong asset management fees and accrued carried interest primarily from an Asia private equity fund managed on behalf of clients

[o] Continued to advance Investment Management’s position for growth achieving 19% assets under management growth with strong positive net long-term flows

Individual Performance

In addition to the performance factors discussed above, the Committee considered the following individual contributions of the CEO and each other NEO:

James P. Gorman Chief Executive Officer

[o]  Demonstrated outstanding leadership in 2019

[o]  Continued to execute on a long-term strategy to enhance profitability and returns to shareholders while developing and implementing strategic objectives to advance the Company

[o]  Contributed to the Company’s strong financial performance in 2019, including record revenue, Pre-Tax Profit and Net Income, driven by achievement of multiyear strategic objectives and demonstrating year-over-year growth

[o]  Maintained strong liquidity and capital positions and sound risk management and controls

[o]  Served as an exceptional role model of Company culture and conduct, with a focus on strengthening employee morale and diversity objectives

[o]  Liaised with clients on a global basis to convey the full Company value proposition while enhancing the Company’s reputation among global regulators, research analysts, rating agencies, shareholders, clients and the media

Colm Kelleher Former President

[o]  Played a pivotal role in representing the Company on a global basis, including with sovereigns, clients and regulators

[o]  Drove strong performance across all businesses, with particularly strong results in Fixed Income and record revenues, Pre-Tax Profit and Pre-Tax Margin in Wealth Management

[o]  Continued to execute on the Company’s strategy, including increasing client wallet share, focusing on the U.S. Banks as a driver of stable revenues, implementing modern wealth management tools and fostering collaboration between the businesses to grow relationships and revenues

[o]  Served as a role model for employees by instilling morale, encouraging diversity efforts and focusing on the Morgan Stanley culture

Jonathan Pruzan Chief Financial Officer

[o]  Continued to provide strong leadership to the Firm’s Finance function, with an emphasis on promoting transformation across the division through automation and process improvement, fostering the strategic direction of Finance

[o]  Led the Firm’s Strategy function, with a focus on inorganic growth opportunities across the Wealth Management and Investment Management businesses

[o]  Maintained focus on managing expenses, enabling the Company to enhance its operating leverage

[o]  Continued to enhance the Comprehensive Capital Analysis and Review (CCAR), budget and planning processes

[o]  Continued to focus on developing and recruiting exceptional talent, with an emphasis on diversity

[o]  Increased engagement with regulators, research analysts, media, shareholders and clients globally

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COMPENSATION MATTERS

Eric F. Grossman Chief Legal Officer

[o]  Counseled senior management and the Board of Directors on business activities, significant litigation matters, and strategic transactions, as well as U.S. and global regulatory relations

[o]  Enhanced programs that foster ongoing compliance with applicable laws, regulations, rules, self-regulatory organization standards and codes of conduct

[o]  Served as a co-chair of the Company’s Culture, Value & Conduct committee and executed on the Company’s culture objectives and Conduct Risk Framework

[o]  Oversaw the review of potentially significant franchise risks in connection with transactions, activities or clients as chair of the Global Franchise Committee

[o]  Focused on the promotion of pro bono and diversity and inclusion initiatives

Robert P. Rooney Head of Technology, Operations and Firm Resilience

[o]  Led the planning and execution of strategic interdependent initiatives across Technology and Operations aimed at increasing efficiency and business outcomes for the Firm’s clients and across the Company’s business units

[o]  Spearheaded the advancement of innovative and transformative technologies, and by working collaboratively with Firm business units, effectively developed and delivered technology solutions

[o]  Continued enhancement of the Company’s cybersecurity, data protection and operational resilience strategies while maintaining operational stability

[o]  Continued to manage efforts to optimize the Company’s workforce, leveraging location strategies, resource allocations and technology skill development

[o]  Focused on recruiting and promoting diverse talent and fostering a culture of inclusion

Daniel A. Simkowitz Head of Investment Management

[o]  Strong leadership of the Investment Management business contributing to strong financial performance and year-over-year growth in net revenues, return on equity, assets under management and Pre-Tax Profit

[o]  Actively engaged with global teams and clients leading to a significant increase in partnership and portfolio mandates and delivering the full Firm to clients; exceeded capital-raising goals by a significant margin, including strong equity net flows as a percentage of assets under management

[o]  Focused on growth opportunities through product innovation, improving distribution platforms, launching new products and scaling existing strategies across the business

[o]  Embarked on a full transformation of the Investment Management data program, from client identification to reporting of financial results

[o]  Continued prioritization of recruiting, diversity, inclusion and sustainability initiatives, including specific programs focused on leadership and retaining talent

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COMPENSATION MATTERS

4. Compensation Decisions and Program Elements

4.1 Compensation Decisions

While 2019 Company and individual NEO performance were strong, the CMDS Committee exercised its discretion and determined that compensation for the NEOs, other than Mr. Simkowitz, should be down from 2018, consistent with the CEO, and in light of the Company’s focus on expense discipline, including with respect to discretionary compensation, and the employee reduction that occurred at the end of 2019. Mr. Simkowitz’s compensation, however, is up year-over-year in light of the strong business performance in Investment Management in 2019, including strong growth in Pre-Tax Profit and assets under management.

The table below shows the CMDS Committee’s 2019 compensation decisions for the NEOs, and is different from the SEC required disclosure in the “2019 Summary Compensation Table.” The compensation reported in rows 1, 2 and 3 below are also reported in the “2019 Summary Compensation Table.” The awards reported in rows 4 and 5 are not reportable in the “2019 Summary Compensation Table” because they were not granted in 2019; they will be reportable next year in the summary compensation table, in accordance with SEC rules.

	Mr. Gorman	Mr. Kelleher(a)	Mr. Pruzan	Mr. Grossman	Mr. Rooney(b)	Mr. Simkowitz
1.Base Salary(c)	$1,500,000	$600,000	$1,000,000	$1,000,000	$4,309,380	$1,000,000
2.Cash Bonus	$6,375,000	$2,875,000	$2,465,000	$2,127,500	$565,023	$2,765,000
3.Deferred Cash-Based Award(d)	$—	$—	$4,767,500	$3,811,250	$630,045	$5,617,500
4.Deferred Equity Award (RSUs)(e)	$6,375,000	$8,625,000	$2,167,500	$1,861,250	$2,455,159	$2,417,500
5.2020–2022 Performance-Vested LTIP Award(f)	$12,750,000	$—	$2,600,000	$1,950,000	$1,790,393	$3,200,000
Total (sum of rows 1-5):	$27,000,000	$12,100,000	$13,000,000	$10,750,000	$9,750,000	$15,000,000

(a)

Mr. Kelleher’s incentive compensation was prorated to reflect his retirement as President of the Company on June 30, 2019 after 30 years with the Company. Mr. Kelleher was retirement-eligible upon his departure for purposes of his outstanding deferred awards and is entitled to receive benefits as described in the “Potential Payments upon Termination or Change in Control” section of this proxy statement. Effective upon his retirement as President, Mr. Kelleher became a Senior Advisor. The table does not include $125,000 received by Mr. Kelleher for his service as Senior Advisor for the period from July 1 to December 31, 2019.

(b)

Mr. Rooney was identified as “Code Staff” under the U.K. PRA Rulebook until January 1, 2020 and the structure of his 2019 compensation differs from that of other NEOs as prescribed by the U.K. PRA Rulebook and described in the notes to this table.

(c)

Mr. Rooney received base salary of £625,000 and fixed compensation of £2.75 million in the form of allowances based on his specific U.K. director and officer roles and responsibilities (for purposes of the table, such amounts were converted to U.S. dollars using the 2019 average of daily spot rates of £1 to $1.2769).

(d)

Deferred cash-based awards under the Morgan Stanley Compensation Incentive Plan (MSCIP) are scheduled to vest and distribute (and cancellation provisions lift) on January 27, 2022, except that Mr. Rooney’s MSCIP award is scheduled to vest and distribute in five equal annual installments.

(e)

Mr. Gorman received 111,747 RSUs, Mr. Kelleher received 151,187 RSUs, Mr. Pruzan received 37,994 RSUs, Mr. Grossman received 32,625 RSUs, Mr. Rooney received 46,380 RSUs and Mr. Simkowitz received 42,376 RSUs (in each case, calculated using the volume-weighted average price of Company common stock of $57.05 on January 17, 2020, the grant date; except that 36,476 of Mr. Rooney’s RSUs were determined using a price of $51.82 to account for the award not providing dividend equivalents). The RSUs are scheduled to vest and convert to shares of Company common stock (and cancellation provisions lift) on January 27, 2023, except that (i) 50% of Messrs. Gorman’s and Kelleher’s RSU awards is scheduled to vest and convert to shares on January 27, 2022 to align with the schedule for MSCIP awards received by the other NEOs; and (ii) 36,476 of Mr. Rooney’s RSUs are scheduled to vest and convert to shares in five equal annual installments and 9,904 of Mr. Rooney’s RSUs (Stock Bonus Award) are scheduled to vest and convert to shares of Company common stock on August 1, 2020.

(f)

The target number of performance stock units underlying the LTIP award granted to Mr. Gorman is 223,494 stock units, to Mr. Pruzan is 45,575 stock units, to Mr. Grossman is 34,181 stock units, to Mr. Rooney is 31,383 stock units and to Mr. Simkowitz is 56,092 stock units (in each case, calculated using the volume-weighted average price of Company common stock of $57.05 on January 17, 2020, the grant date). Mr. Kelleher did not receive an LTIP award in light of his ceasing to be a member of our Operating Committee as of June 30, 2019.

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COMPENSATION MATTERS

4.2 Compensation Program Elements

The following chart provides a brief summary of the principal elements of the Company’s 2019 compensation program for our NEOs. Each NEO receives a base salary and is eligible to receive discretionary annual incentive compensation for prior-year performance. Annual incentive compensation is intended to reward NEOs for achievement of the Company’s financial and strategic objectives over the prior year and is delivered in a mix of a cash bonus and deferred incentive compensation in the form of deferred equity and, for NEOs other than the CEO and former President, deferred cash-based awards. The LTIP awards, which are deferred equity awards that are subject to future achievement of specified financial objectives over a three-year period, are described in more detail in Section 4.3 “Long-Term Incentive Program.”

	Purpose	Features
Base Salary	[o] Reflects level of experience and responsibility [o] Intended to be competitive with salaries for comparable positions at competitors	[o] Reviewed periodically and is subject to change for, among other reasons, a change in responsibilities or the competitive environment [o] Unchanged for NEOs in 2019
Cash Bonus	[o] Aligned with competitive pay approaches	[o] Intended to be consistent with practice among the Comparison Group [o] Higher-compensated employees continue to be subject to higher deferral levels
Deferred Equity Incentive Compensation Award — RSUs	[o] Link realized value to shareholder returns [o] Terms of awards support retention objectives and mitigate excessive risk-taking over a three-year deferral period

[o]  Subject to cancellation for competition, cause (i.e., any act or omission that constitutes a breach of obligation to the Company, including failure to comply with internal compliance, ethics or risk management standards, and failure or refusal to perform duties satisfactorily, including supervisory and management duties), disclosure of proprietary information, and solicitation of employees or clients

[o]  Subject to clawback if an employee’s act or omission (including with respect to direct supervisory responsibilities) causes a restatement of the Company’s consolidated financial results, constitutes a violation of the Company’s global risk management principles, policies and standards, or causes a loss of revenue associated with a position on which the employee was paid and the employee operated outside of internal control policies

[o]  For Operating Committee members (including executive officers), also subject to clawback if the CMDS Committee determines that the Operating Committee member had significant responsibility for a material adverse outcome for the Company or any of its businesses or functions

[o]  For LTIP, see also Section 4.3 “Long-Term Incentive Program”

Deferred Cash-Based Incentive Compensation Award — MSCIP

[o]  Provide a cash incentive with a rate of return based upon notional reference investments over a two-year deferral period

[o]  Terms of awards support retention objectives and mitigate excessive risk-taking

Performance-Vested Incentive Compensation Award — LTIP

[o]  Link realized value to future performance against strategic objectives and shareholder returns

[o]  Terms of awards support retention objectives and mitigate excessive risk-taking over a three-year performance period

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4.3 Long-Term Incentive Program

The 2020–2022 LTIP awards tie a meaningful portion of each NEO’s compensation to the Company’s long-term financial performance and reinforce the NEO’s accountability for the achievement of the Company’s financial and strategic objectives by directly linking the ultimate realizable award value to prospective performance against core financial measures over a three-year period.

General Terms

The 2020–2022 LTIP awards will vest and convert to shares of the Company’s common stock at the end of the three-year performance period only if the Company achieves predetermined performance objectives with respect to ROE and relative TSR, as set forth below, over the period beginning on January 1, 2020 and ending on December 31, 2022. These performance objectives are consistent with, and drive, Morgan Stanley’s long-term strategy, reflective in the strategic objectives in Section 1.2 and the performance priorities in Section 3.1. While each participant was awarded a target number of performance stock units, the actual number of units earned could vary from zero, if performance objectives are not met, to up to 1.5 times target, if performance objectives are meaningfully exceeded. No participant will receive any portion of the LTIP award if the threshold performance objectives are not met.

The LTIP awards remain subject to cancellation upon certain events until they are converted to shares of Company common stock. If, after conversion of the LTIP awards, the CMDS Committee determines that the performance certified by the CMDS Committee was based on materially inaccurate financial statements, then the shares delivered will be subject to clawback by the Company.

Performance Objectives

One-half of the target LTIP award is earned based on the Company’s average ROE over the three-year performance period (MS Average ROE). The other half of the target LTIP award is earned based on the Company’s TSR over the three-year period (MS TSR) relative to the TSR of the S&P 500 Financials Index over the same three-year period (Index Group TSR). The number of stock units ultimately earned will be determined by multiplying each half of the target award by a multiplier as follows (for performance between two thresholds, straight-line interpolation applies):

MS Average ROE*	Multiplier	Relative TSR**	Multiplier
12.5% or more	1.50	25% or more	1.50
11%	1.00	0%	1.00
6%	0.50	-50%	0.50
Less than 6%	0.00	Less than -50%	0.00

*

MS Average ROE, for this purpose, excludes: (a) the impact of debt valuation adjustment; (b) certain gains or losses associated with the sale of specified businesses; (c) certain gains or losses associated with specified legal settlements relating to business activities conducted prior to January 1, 2011; and (d) specified cumulative catch-up adjustments resulting from changes in, or application of, a new accounting rule that are not applied on a full retrospective basis.

**	Relative TSR is determined by subtracting the Index Group TSR from the MS TSR; however, if performance for the period is negative, the multiplier may not exceed 1.00.

As described in further detail in note 2 to “2019 Grants of Plan-Based Awards,” each of our NEOs received an LTIP award in 2019 on similar terms as described above.

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COMPENSATION MATTERS

The CMDS Committee has consistently set challenging performance objectives for our LTIP awards. The variability over time of the percentage of our LTIP awards that have been earned demonstrates a strong pay-for-performance link. Since the inception of the program in 2009, the average of the payouts of all eight LTIP awards up to and including the 2017 LTIP awards is 91% of target.

As described in note 3 to “2019 Option Exercises and Stock Vested,” LTIP awards granted in 2017 (2017 LTIP award) vested at 114.49% of target, based on performance over the three-year performance period ended December 31, 2019.

4.4 Additional Compensation Practices

Robust Clawback Policies and Procedures

Throughout the year, employee conduct matters that are escalated through the Company’s Global Conduct Risk Program are reviewed to determine whether they present situations that could require clawback or cancellation of previously awarded compensation, as well as downward adjustments to current-year compensation. Clawbacks of previously awarded compensation are reviewed quarterly with the Employee Discipline Oversight Committee (a committee of senior management currently composed of the CFO, CLO, CRO, Chief Human Resources Officer and Chief Compliance Officer) and reported to the CMDS Committee. In addition, the Global Incentive Compensation Discretion Policy adopted by the CMDS Committee sets forth standards for managers on the use of discretion when making annual compensation decisions and considerations for assessing risk management and outcomes. Further, the Company’s control functions conduct a semiannual review of employee conduct with respect to risk and control matters, and are asked to identify inappropriate behavior that may not be captured through other Company processes. The results of the reviews are reflected in performance feedback and considered in compensation decisions.

No Severance or Change in Control Tax Gross-Up Protection

NEOs are not contractually entitled to cash severance payments upon termination of employment or to any golden parachute excise tax protection upon a change in control of Morgan Stanley.

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COMPENSATION MATTERS

Health and Insurance Benefits

All NEOs are eligible to participate in Company-sponsored health and insurance benefit programs available in the relevant jurisdiction to similarly situated employees. In the U.S., higher compensated employees pay more to participate in the Company’s medical plan. NEOs are also eligible to participate in Morgan Stanley’s Executive Health Program, under which each NEO is eligible to receive Company-funded access to a private primary care physician offering on-call services and an annual executive health care assessment. Upon retirement, NEOs are eligible for Company-paid retiree health coverage for themselves and eligible dependents.

No Executive Pensions

Company-provided retirement benefits in the U.S. include a tax-qualified 401(k) plan (401(k) Plan) and a frozen tax-qualified pension plan (the Employees Retirement Plan (ERP)). Certain NEOs may also be eligible to participate in the Company’s frozen Supplemental Executive Retirement and Excess Plan (SEREP). The SEREP, which was originally intended to compensate for the limitations imposed under the ERP and Internal Revenue Code, was amended in 2014 to cease further benefit accruals. No NEO is awarded with credited service in excess of his/her actual service under the ERP or the SEREP. Pension and retirement benefits provided to NEOs are discussed in further detail under “2019 Pension Benefits.”

No Excessive Perquisites

The Company provides personal benefits to certain of the NEOs for competitive and security reasons. The Company’s Board-approved policy authorizes the CEO to use the Company’s aircraft. As of January 1, 2010, Mr. Gorman entered into a time-share agreement with the Company permitting him to reimburse the Company for the incremental cost of his personal use of the Company’s aircraft. Mr. Kelleher, in connection with his relocation from the U.K. to the U.S. in 2016, received a housing allowance and tax preparation services, and in connection with his relocation from the U.S. to the U.K. for his role as Senior Advisor received office space and administrative support. Personal benefits provided to NEOs are discussed in further detail under “2019 Summary Compensation Table.”

No Hedging or Pledging

Company policy prohibits NEOs from pledging, selling short, engaging in hedging strategies or trading derivatives involving Morgan Stanley securities. See also “Ownership of Our Stock—Company Hedging Policies.”

Stock Ownership Commitment

NEOs are subject to an Equity Ownership Commitment, which is discussed in detail in “Ownership of Our Stock—Executive Equity Ownership Commitment.”

Risk Management

The Company maintains strong risk and control policies and considers the risk attributes of the Company’s incentive compensation arrangements and risk management factors in making compensation decisions. See also “Compensation Governance and Risk Management.”

Independent Advice

The CMDS Committee makes decisions in consultation with its independent compensation consultant. The role of the independent compensation consultant is discussed in further detail in “Compensation Governance and Risk Management.”

Share Usage

Morgan Stanley pays a significant portion of incentive compensation as deferred equity awards, which aligns the interests of the Company’s employees with those of its shareholders. The Company strives to maximize employee and shareholder alignment through the use of deferred equity awards, while minimizing dilution. The Company’s share repurchase program offsets the dilutive impact of these additional shares.

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COMPENSATION MATTERS

5. Explanatory Notes

The following explanatory notes are an integral part of the Company’s financial and operating performance described in this CD&A. A detailed analysis of the Company’s financial and operational performance for 2019 is contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part II, Item 7 of the 2019 Form 10-K. Information provided in this CD&A may include certain non-GAAP financial measures. The definition of such financial measures and/or the reconciliation of such measures to the comparable GAAP figures is included in either the 2019 Form 10-K or herein.

[o]	Balance sheet-light refers to a lower level of risk weighted assets intensity.

[o]

Capital Return represents actual shares repurchased and dividends distributed during the year noted, representing a blend of two sequential CCAR cycles. Banks may not return capital to stockholders or take other capital actions unless the Federal Reserve Board indicates that it has “no objection” to a bank’s capital plan, including its requested capital actions. In June 2019, we received a non-objection to our capital plan submitted as part of the 2019 CCAR, which includes the repurchase of up to $6.0 billion of outstanding common stock for the four quarters beginning in the third quarter of 2019 through the end of the second quarter of 2020, as well as an increase in the Company’s quarterly common stock dividend to $0.35 per share from the current $0.30 per share that commenced with the dividend announced on June 27, 2019. In June 2018, we received a conditional non-objection to our capital plan, where the only condition was that our capital distributions not exceed the greater of the actual distributions we made over the previous four calendar quarters, or the annualized average of actual distributions over the previous eight calendar quarters. Our 2018 capital plan included the repurchase of up to $4.7 billion of outstanding common stock for the four quarters which began in the third quarter of 2018 through the end of the second quarter of 2019, as well as an increase in the Company’s quarterly common stock dividend to $0.30 per share from the previous $0.25 per share that commenced with the dividend announced on June 28, 2018.

[o]

Common Equity in CD&A Section 1.2 under “2019 Financial Performance” excludes intermittent net discrete tax items. 2019 Common Equity excludes intermittent net discrete benefits of approximately $348 million. For reconciliations of Common Equity excluding intermittent discrete tax items for 2017 and 2018, see pages 27 and 28 of the 2019 Form 10-K. Common Equity, excluding intermittent discrete tax items, is a non-GAAP financial measure that the Firm considers useful for investors to assess capital adequacy.

[o]

Comprehensive Capital Analysis and Review (CCAR) refers to the Federal Reserve Board’s annual comprehensive capital analysis and review. CCAR is an important regulatory supervisory mechanism for assessing the capital adequacy of banks, including, among other things, ensuring that banks have sufficient capital to continue to provide key financial services under adverse economic and financial market scenarios.

[o]

Debt valuation adjustment in CD&A Section 4.3 “Long-Term Incentive Program” represents the change in fair value resulting from the fluctuations in the Company’s credit spreads and other credit factors related to liabilities carried at fair value under the fair value option, primarily certain long-term and short-term borrowings. Effective January 1, 2016, pursuant to accounting guidance that the Company adopted, gains and losses from debt valuation adjustment are presented in other comprehensive income (i.e., a component of common equity).

[o]

Durable Sources of Revenues represent revenues associated with fee-based pricing arrangements, financing and lending that are generally less susceptible to significant fluctuation as a result of market volatility when compared to other Firm revenues, and are comprised of: Asset Management revenues in the Wealth and Investment Management segments; revenues from Financing and Secured Lending activities in the Institutional Securities and Wealth Management segments; and revenues from Investment Banking Advisory services.

[o]

Earnings per Share (EPS) is calculated using Net Income less preferred dividends divided by Average diluted common shares outstanding. EPS for 2017, 2018 and 2019 exclude the impact of intermittent net discrete tax items of $(968) million, $203 million and $348 million respectively. EPS excluding intermittent net discrete tax items is a non-GAAP measure that the Firm considers useful for analysts, investors and other stakeholders to assess operating performance.

[o]	Expense Efficiency Ratio represents total non-interest expenses as a percentage of net revenues.

[o]	Fee-based client assets represent the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.

[o]

Global Peers in CD&A Section 1.2 under “Shareholder Returns” are the following eight companies: Goldman Sachs, JP Morgan Chase, Bank of America, Citigroup, Barclays, UBS Group, Deutsche Bank and Credit Suisse.

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[o]

Intermittent net discrete tax benefits are primarily associated with remeasurement of reserves as a result of new information pertaining to the resolution of multi-jurisdiction tax examinations and other tax matters. Beginning in 2017, income tax consequences associated with employee share-based awards are recognized in the provision for income taxes in the income statement, but are excluded from the intermittent net discrete tax items, as we anticipate conversion activity each year.

[o]	Net Income represents net income applicable to Morgan Stanley.

[o]	Net long-term flows include the equity, fixed income and alternative/other asset classes and exclude the liquidity asset class.

[o]	Pre-Tax Margin represents income (loss) from continuing operations before income taxes divided by net revenues.

[o]	Pre-Tax Profit represents income (loss) from continuing operations before income taxes.

[o]

Return on average common equity (ROE) and return on average tangible common equity (ROTCE) – The calculations of ROE and ROTCE utilize Net Income less preferred dividends as a percentage of average common equity and average tangible common equity, respectively, exclusive of intermittent discrete tax items. The 2019 ROE and ROTCE percentages exclude intermittent net discrete tax benefits of approximately $348 million (an approximate 50 basis point reduction). For reconciliations of ROE and ROTCE, excluding intermittent discrete tax items for 2017 and 2018, see pages 27 and 28 of the 2019 Form 10-K. When excluding intermittent net discrete tax items, both the ROE and ROTCE numerators and denominators are adjusted. ROE and ROTCE, excluding intermittent discrete tax items, are non-GAAP financial measures that the Company considers useful for investors to assess year-over-year operating performance. For the separate calculation of MS average ROE over the three-year performance period for purposes of the performance-vested long-term equity incentive awards, see Section 4.3 of this CD&A.

[o]	Share Repurchases represent actual shares re-acquired during the year noted, representing a blend of two sequential Comprehensive Capital Analysis Review cycles.

[o]

Tangible book value per common share (Tangible Book Value per Share) equals reported Tangible Common Equity divided by period-end common shares outstanding. Tangible Book Value per Share is a non-GAAP financial measure that the Firm considers useful for analysts, investors and other stakeholders to assess operating performance.

[o]

Tangible Common Equity equals common equity less goodwill and net intangible assets. Tangible Common Equity is a non-GAAP financial measure that the Company considers useful for analysts, investors and other stakeholders to assess capital adequacy. Tangible Common Equity in CD&A Section 1.2 under “2019 Financial Performance” excludes intermittent net discrete tax items. 2019 Tangible Common Equity excludes intermittent net discrete tax benefits of approximately $348 million. For reconciliations of Tangible Common Equity, excluding intermittent discrete tax items for 2017 and 2018, see pages 27 and 28 of the 2019 Form 10-K. Tangible Common Equity, excluding intermittent discrete tax items, is a non-GAAP financial measure that the Firm considers useful for investors to assess capital adequacy.

[o]

Total shareholder return (TSR) represents the change in share price over a period of time plus the dividends paid during such period, expressed as a percentage of the share price at the beginning of such period. TSR percentages and averages are calculated by Bloomberg. For the separate calculation of relative TSR over the three-year performance period for purposes of the performance-vested long-term equity incentive awards, see Section 4.3 of this CD&A.

COMPENSATION, MANAGEMENT DEVELOPMENT AND SUCCESSION

COMMITTEE REPORT

We, the Compensation, Management Development and Succession Committee of the Board of Directors of Morgan Stanley, have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

Respectfully submitted,

Hutham S. Olayan, Chair

Thomas H. Glocer

Dennis M. Nally

Rayford Wilkins, Jr.

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COMPENSATION MATTERS

EXECUTIVE COMPENSATION

The following tables summarize the compensation of our NEOs in the format specified by the SEC.

2019 Summary Compensation Table

Pursuant to SEC rules, the following table is required to include for a particular year only those stock awards and option awards granted during the year, rather than awards granted after year end that were awarded for performance in that year. Our annual equity awards relating to performance in a year are made shortly after year end. Therefore, compensation in the table includes not only non-equity compensation awarded for services in the applicable year but, in the case of stock awards granted in the years reported in the table, compensation awarded for performance in prior years and forward-looking performance-vested compensation. A summary of the CMDS Committee’s decisions on the compensation awarded to our NEOs for 2019 performance can be found in the CD&A.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(1)(2)		Stock Awards ($)(3)(4)	Option Awards ($)	Change in Pension Value ($)(5)	All Other Compensation ($)(6)	Total ($)
James P. Gorman Chairman and Chief Executive Officer	2019	1,500,000		6,375,000		23,708,083	—	17,925	41,387	31,642,395
	2018	1,500,000		6,875,000		19,748,977	—	—	44,662	28,168,639
	2017	1,500,000		11,568,250		11,383,777	—	12,777	44,918	24,509,722
Colm Kelleher* Former President	2019	725,000		2,875,000		15,618,228	—	134,519	350,440	19,703,187
	2018	1,200,000		10,850,000		11,686,900	—	—	381,468	24,118,368
	2017	1,200,000		13,328,750		6,943,628	—	—	330,128	21,802,506
Jonathan Pruzan Executive Vice President and Chief Financial Officer	2019	1,000,000		7,232,500		4,980,250	—	60,586	28,067	13,301,403
	2018	1,000,000		8,670,000		5,031,435	—	—	11,000	14,712,435
	2017	1,000,000		6,548,750		3,173,519	—	45,583	44,335	10,812,187
Eric F. Grossman Executive Vice President and Chief Legal Officer	2019	1,000,000		5,938,750		3,937,082	—	17,000	50,563	10,943,395
	2018	1,000,000		7,045,000		4,604,015	—	—	47,416	12,696,431
	2017	1,000,000		5,948,750		3,072,864	—	12,786	43,048	10,077,448
Robert P. Rooney* Head of Technology, Operations and Firm Resilience	2019	4,309,380	(7)	1,195,068	(8)	4,095,800	—	90,203	33,512	9,723,963

Daniel A. Simkowitz Head of Investment Management	2019	1,000,000		8,382,500		4,980,250	—	80,002	14,729	14,457,481
	2018	1,000,000		8,670,000		5,588,351	—	—	14,216	15,272,567
	2017	1,000,000		7,148,750		3,576,139	—	59,608	13,698	11,798,195

*	Mr. Kelleher retired from his position as President effective June 30, 2019. Mr. Rooney became an executive officer in 2019 and was not an NEO for 2018 and 2017.

(1)	Includes any elective deferrals to the Company’s employee benefit plans.

(2)	For 2019, includes 2019 annual cash bonus paid in February 2020 and awards granted in January 2020 under MSCIP for performance in 2019:

Name	2019 Cash Bonus ($)	2019 MSCIP Award ($)	Total ($)
James P. Gorman	6,375,000	—	6,375,000
Colm Kelleher	2,875,000	—	2,875,000
Jonathan Pruzan	2,465,000	4,767,500	7,232,500
Eric F. Grossman	2,127,500	3,811,250	5,938,750
Robert P. Rooney	565,023	630,045	1,195,068
Daniel A. Simkowitz	2,765,000	5,617,500	8,382,500

The 2019 MSCIP awards are scheduled to vest and be distributed on January 27, 2022, except that Mr. Rooney’s MSCIP award is scheduled to vest and be distributed in five equal annual installments on January 27th of 2021–2025, as prescribed by the U.K. PRA. MSCIP awards are subject to cancellation and clawback. For further details on 2019 MSCIP awards, see the CD&A.

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(3)	For 2019, consists of RSUs granted on January 18, 2019 for performance in 2018 (2018 RSUs) and, with the exception of Mr. Rooney, forward-looking LTIP awards granted on January 18, 2019 (2019 LTIP awards), the realizable value of which is dependent entirely on the satisfaction of predetermined performance goals over a three-year performance period. For further details on 2018 RSUs and 2019 LTIP awards, see “2019 Grants of Plan-Based Awards.”

(4)	Represents aggregate grant date fair value of stock unit awards granted during the applicable period for service during the prior year, as well as forward-looking performance-based compensation.

The following table lists the aggregate grant date fair value of stock unit awards granted to the NEOs during 2019. The aggregate grant date fair value of the 2018 RSUs granted to the NEOs (other than as noted below for Mr. Rooney) is based on the volume-weighted average price (VWAP) of the Company’s common stock on the grant date, and the aggregate grant date fair value of 2019 LTIP awards included in the table is based on the VWAP of the Company’s common stock on the grant date and the probable outcome of the performance conditions as of the grant date. The value of the 2019 LTIP awards on the grant date, assuming that the highest level of performance conditions will be achieved, is: $20,625,000 for Mr. Gorman; $11,160,000 for Mr. Kelleher; $4,350,000 for each of Messrs. Pruzan and Simkowitz; and $3,225,000 for Mr. Grossman. The aggregate grant date fair value of Mr. Rooney’s 2018 RSUs (other than the 18,464 stock units comprising his stock bonus award described in note 5 to “2019 Grants of Plan-Based Awards”) is based on the VWAP of the Company’s common stock on the grant date reduced to account for the award not providing for dividend equivalents.

	Stock Unit Awards Granted During 2019 ($)
Name	2018 RSUs	2019 LTIP Awards	Total
James P. Gorman	6,875,000	16,833,083	23,708,083
Colm Kelleher	6,510,000	9,108,228	15,618,228
Jonathan Pruzan	1,430,000	3,550,250	4,980,250
Eric F. Grossman	1,305,000	2,632,082	3,937,082
Robert P. Rooney	4,095,800	—	4,095,800
Daniel A. Simkowitz	1,430,000	3,550,250	4,980,250

For further information on the valuation of the Company’s RSU and LTIP awards, see notes 2 and 18 to the consolidated financial statements included in the 2019 Form 10-K.

(5)	Represents an increase in the NEO’s pension value for 2019 (2019 Change in Pension Value). No NEO had above-market earnings on nonqualified deferred compensation awards in 2019. The 2019 Change in Pension Value equals the aggregate change from December 31, 2018 to December 31, 2019 in the actuarially determined present values of the accumulated benefits under the Company-sponsored defined benefit pension plans during the measurement period. These present values increased during 2019, mainly due to the passage of time and the decrease in discount rates noted below. The present values at December 31, 2019 use the Pri-2012 white collar mortality tables (amounts-weighted), with no mortality before retirement. These tables are projected generationally from 2012, using the standard version of Scale MP-2018. The present values reflect discount rates of 3.35% for the ERP and 3.11% for the SEREP. The present values at December 31, 2018 used the RP-2006 white collar mortality tables (amounts-weighted), with no mortality before retirement. These tables were projected generationally from 2006, using the standard version of Scale MP-2018. The present values reflect discount rates of 4.26% for the ERP and 4.16% for the SEREP. Mr. Kelleher retired during 2019 and will be receiving SEREP benefit payments from February 2020, retroactive to July 1, 2019. The amount shown therefore reflects his actual benefit of £4,459 ($5,694) per month, payable as a 100% joint and survivor annuity. The amount of British pounds sterling was converted to U.S. dollars using the 2019 average of daily spot rates of £1 to $1.2769. For all other NEOs, benefits are assumed to commence at the earliest age that the NEO can receive unreduced benefits (or current age, if later).

(6)	The “All Other Compensation” column for 2019 includes (a) contributions made by the Company under our defined contribution plans with respect to such period and (b) the incremental cost to the Company of perquisites and other personal benefits, as detailed below. In addition, our NEOs may participate on the same terms and conditions as other investors in investment funds that we may form and manage primarily for client investment, except that we may waive or lower applicable fees and charges for our employees.

(a)	Each NEO received a matching contribution in the 401(k) Plan for 2019 of $11,200 and Mr. Simkowitz also received a pension transition contribution in the 401(k) Plan for 2019 of $3,529.

(b)	For Messrs. Gorman, Grossman and Rooney, includes $20,000 for the Company’s Executive Health Program. For Mr. Kelleher, includes: $112,153 for tax preparation services, $109,998 for housing payments through June 30, 2019, $34,255 for costs associated with his relocation back to the U.K., $55,914 for costs associated with use of administrative support in connection with his role as a Senior Advisor to the Company, and costs related to post-termination medical benefits and guest travel on business flights. For Mr. Pruzan, includes costs associated with a flight on the Company’s aircraft. Variable costs for use of the Company’s aircraft include landing, parking and flight planning expenses; crew travel expenses, supplies and catering; aircraft fuel and oil expenses per hour of flight; maintenance, parts and external labor per hour of flight; and customs, foreign permits and similar fees, and does not include fixed costs of leasing and operating the aircraft. The “All Other Compensation” column also includes the incremental cost to the Company of use of a Company car or car service, assistance with travel arrangements and in-office meals.

(7)	For 2019, Mr. Rooney’s base salary was £625,000 and his fixed allowances were £2,750,000. For further details on Mr. Rooney’s 2019 fixed allowances, see the CD&A. The amount of British pounds sterling was converted to U.S. dollars using the 2019 average of daily spot rates of £1 to $1.2769.

(8)	Mr. Rooney’s cash bonus paid in January 2020 was $565,023, which was paid in British pounds sterling in the amount of £442,513. The amount of U.S. dollars was converted to British pounds sterling using the 2019 average of daily spot rates of $1 to £0.7832.

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COMPENSATION MATTERS

2019 Grants of Plan-Based Awards(1)

The following table sets forth information with respect to RSUs granted to the NEOs in January 2019 for 2018 performance (2018 RSUs) and LTIP awards granted in January 2019 for forward-looking performance (2019 LTIP awards).

Name	Grant Date (m/d/yyyy)	Approval Date (m/d/yyyy)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold (#)	Target (#)	Maximum (#)
James P. Gorman	1/18/2019	1/4/2019	0	317,591	476,387	—	—	—	16,833,083
	1/18/2019	1/4/2019	—	—	—	158,795	—	—	6,875,000
Colm Kelleher	1/18/2019	1/4/2019	0	171,845	257,768	—	—	—	9,108,228
	1/18/2019	1/4/2019	—	—	—	150,365	—	—	6,510,000
Jonathan Pruzan	1/18/2019	1/4/2019	0	66,982	100,474	—	—	—	3,550,250
	1/18/2019	1/4/2019	—	—	—	33,029	—	—	1,430,000
Eric F. Grossman	1/18/2019	1/4/2019	0	49,659	74,489	—	—	—	2,632,082
	1/18/2019	1/4/2019	—	—	—	30,142	—	—	1,305,000
Robert P. Rooney(5)	1/18/2019	1/4/2019	—	—	—	111,491	—	—	4,095,800
Daniel A. Simkowitz	1/18/2019	1/4/2019	0	66,982	100,474	—	—	—	3,550,250
	1/18/2019	1/4/2019	—	—	—	33,029	—	—	1,430,000

(1)

The 2019 LTIP awards included in this table are also disclosed in the “Stock Awards” column of the “2019 Summary Compensation Table” and “2019 Outstanding Equity Awards at Fiscal Year End.” The 2018 RSU awards included in this table are also disclosed in the “Stock Awards” column of the “2019 Summary Compensation Table,” “2019 Option Exercises and Stock Vested” and, other than Mr. Rooney’s 2018 Stock Bonus Award (described in note 5 below), “2019 Nonqualified Deferred Compensation.” The 2019 LTIP awards and 2018 RSUs were granted under the Morgan Stanley Equity Incentive Compensation Plan. All 2018 RSUs and 2019 LTIP awards are subject to cancellation if a cancellation event occurs at any time prior to the scheduled conversion date. For further details on cancellation and clawback of awards, see “Potential Payments upon Termination or Change in Control.”

(2)

The 2019 LTIP awards are scheduled to vest and convert to shares in 2022 only if the Company satisfies predetermined performance goals over the three-year performance period consisting of 2019, 2020 and 2021. One-half of the target 2019 LTIP award is earned based on the Company’s average ROE over the three-year performance period (MS Average ROE). The other half of the target 2019 LTIP award is earned based on the Company’s TSR over the three-year period (MS TSR) relative to the TSR of the S&P 500 Financials Index over the three-year period (Index Group TSR). The number of stock units ultimately earned will be determined by multiplying each half of the target award by a multiplier as follows, provided that the Relative TSR multiplier will not exceed 1.0 if MS TSR for the performance period is negative.

MS Average ROE*	Multiplier	Relative TSR**	Multiplier
12.5% or more	1.50	25% or more	1.50
11%	1.00	0%	1.00
6%	0.50	-50%	0.50
Less than 6%	0.00	Less than -50%	0.00

*

MS Average ROE, for this purpose, excludes (a) the impact of debt valuation adjustment (see Section 5 “Explanatory Notes” of the CD&A, for the definition of debt valuation adjustment), (b) certain gains or losses associated with the sale of specified businesses, (c) certain gains or losses associated with specified legal settlements relating to business activities conducted prior to January 1, 2011, and (d) specified cumulative catch-up adjustments resulting from changes in accounting principles that are not applied on a full retrospective basis. If MS Average ROE is between two of the thresholds noted in the table, the number of stock units earned will be determined by straight-line interpolation between the two thresholds.

**

Relative TSR will be determined by subtracting the Index Group TSR from the MS TSR. If Relative TSR is between two of the thresholds noted in the table, the number of stock units earned will be determined by straight-line interpolation between the two thresholds.

Each NEO granted a 2019 LTIP award is entitled to receive cash dividend equivalents on the 2019 LTIP awards, subject to the same vesting, cancellation and payment provisions as the underlying award.
(3)

50% of Mr. Gorman’s 2018 RSUs are scheduled to convert to shares on January 27th of each of 2021 and 2022 (to align with the schedule for 2018 MSCIP awards received by the other NEOs) and, except as set forth in note 5 below, all of the other NEOs’ RSUs are scheduled to vest and convert to shares on January 27, 2022. Each NEO is retirement-eligible under the award terms at grant and, therefore, the awards are considered vested at grant for purposes of this proxy statement. Except as set forth in note 5 below, the NEOs are entitled to receive dividend equivalents in the form of additional RSUs, subject to the same vesting, cancellation and payment provisions as the underlying RSUs.

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(4)

Represents the aggregate grant date fair value of the 2018 RSUs and 2019 LTIP awards. Except as described in note 5 below, the aggregate grant date fair value of the 2018 RSUs is based on $43.2946, the volume-weighted average price (VWAP) of the Company’s common stock on the grant date. The aggregate grant date fair value of 2019 LTIP awards is based on the VWAP of the Company’s common stock on the grant date as well as the probable outcome of the performance conditions as of the grant date. For further information on the valuation of the Company’s RSUs and LTIP awards, see notes 2 and 18 to the consolidated financial statements included in the 2019 Form 10-K.

(5)

With the exception of 18,464 stock units (plus any reinvested dividend equivalents) (the 2018 Stock Bonus Award), Mr. Rooney’s 2018 RSUs are scheduled to convert to shares in five equal annual installments on January 27th of each of 2022-2026, and are not eligible for dividend equivalents, as prescribed by the U.K. PRA. Mr. Rooney’s 2018 Stock Bonus Award converted to shares on July 19, 2019 pursuant to its terms. The grant date fair value of Mr. Rooney’s 2018 RSUs, other than his 2018 Stock Bonus Award, is based on $35.4346, the VWAP of the Company’s common stock on the grant date reduced to account for the award not providing for dividend equivalents. The grant date fair value of his 2018 Stock Bonus Award is based on $43.2946, the VWAP of the Company’s common stock on the grant date.

2019 Outstanding Equity Awards at Fiscal Year End

The following table discloses the number of shares covered by unexercised stock options and unvested stock awards held by our NEOs on December 31, 2019.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (mm/dd/yyyy)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
James P. Gorman	—	—	—	—	—	—	812,874	41,554,157
Colm Kelleher	—	—	—	—	—	—	430,367	22,000,366
Jonathan Pruzan	—	—	—	—	—	—	157,215	8,036,852
Eric F. Grossman	—	—	—	—	—	—	124,632	6,371,234
Robert P. Rooney	—	—	—	—	—	—	—	—
Daniel A. Simkowitz	—	—	—	—	—	—	165,132	8,441,588

(1)	Consists of performance stock units underlying LTIP awards held by the NEOs. The NEOs may ultimately earn a maximum of 1.5 times the target number of performance stock units and a minimum of nothing, based on the Company’s performance over the performance period. In accordance with SEC rules, the number of performance stock units reflected in the table represents the maximum number of units that may be earned under the LTIP award granted on January 19, 2018 (2018 LTIP award) and the 2019 LTIP award. For both the 2018 LTIP awards and 2019 LTIP awards, the number of performance stock units reflected in the table exceeds the amount that would have been earned based on Company performance through December 31, 2019. Based on Company performance through December 31, 2019, 120.665% and 110.805% of the target number of units granted under the 2018 LTIP award and 2019 LTIP award, respectively, would have been earned by the NEO (see “2019 Grants of Plan-Based Awards” for the target number of performance stock units granted under the 2019 LTIP award). The 2018 LTIP awards and 2019 LTIP awards are scheduled to vest and convert to shares in 2021 and 2022, respectively, only if the Company satisfies the predetermined performance goals (see note 2 to “2019 Grants of Plan-Based Awards” for 2019 LTIP award performance goals).

(2)	The value is based on $51.12, the closing price of the Company’s common stock on December 31, 2019.

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COMPENSATION MATTERS

2019 Option Exercises and Stock Vested

The following table contains information about the stock options exercised by NEOs during 2019 and the RSUs and LTIP awards held by the NEOs that vested during 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
James P. Gorman	—	—	158,795	6,875,000(2)
	—	—	169,160	8,623,794(3)
Colm Kelleher	—	—	150,365	6,510,000(2)
	—	—	120,513	6,143,782(3)
Jonathan Pruzan	—	—	33,029	1,430,000(2)
	—	—	45,646	2,327,055(3)
Eric F. Grossman	—	—	30,142	1,305,000(2)
	—	—	44,303	2,258,613(3)
Robert P. Rooney	—	—	111,491	4,095,800(2)
Daniel A. Simkowitz	—	—	33,029	1,430,000(2)
	—	—	51,016	2,600,826(3)

(1)	Consists of the 2018 RSUs, which are considered vested at grant for purposes of this proxy statement due to the NEOs’ retirement eligibility, and, except for Mr. Rooney, performance stock units underlying the 2017 LTIP awards, which are considered vested on December 31, 2019 (the last day of the three-year performance period) for purposes of this proxy statement, based on the Company’s performance over the performance period. For further details on the 2018 RSUs, see note 3 to “2019 Grants of Plan-Based Awards.”

(2)	The aggregate grant date fair value of the 2018 RSUs is based on $43.2946, the volume-weighted average price (VWAP) of the Company’s common stock on the grant date, except that the aggregate grant date fair value of Mr. Rooney’s 2018 RSUs, other than his 2018 Stock Bonus Award, is based on $35.4346 to account for the award not providing for dividend equivalents.

(3)	The value realized is based on $50.9797, the VWAP of the Company’s common stock on December 31, 2019, which is the last trading day of the 2017 LTIP awards’ performance period, for 114.49% of the target number of units underlying the 2017 LTIP awards. The 2017 LTIP awards converted to shares of common stock on February 28, 2020.

2019 Pension Benefits

The table below discloses the present value of accumulated benefits payable to each NEO and the years of service credited to each NEO under the Company’s defined benefit retirement plans as of December 31, 2019. The material terms and conditions of these plans are described below.

Name	Plan Name	Number of Years Credited Service(1)	Retirement Age for Full Benefits(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
James P. Gorman	Morgan Stanley Employees Retirement Plan	4	65	114,314	—
Colm Kelleher	Morgan Stanley U.K. Group Pension Plan(4)	7	62	238,668	—
	Morgan Stanley Supplemental Executive	25	62	1,417,200	—
	Retirement and Excess Plan				—
Jonathan Pruzan	Morgan Stanley Employees Retirement Plan	15	65	288,446	—
Eric F. Grossman	Morgan Stanley Employees Retirement Plan	4	65	84,208	—
Robert P. Rooney	Morgan Stanley Employees Retirement Plan	20	65	416,920	—
Daniel A. Simkowitz	Morgan Stanley Employees Retirement Plan	19	65	415,711	—

(1)	After December 31, 2010, no further benefit accruals occur under the ERP. After September 30, 2014, no further benefit accruals occur under the SEREP. Therefore, employees may have different years of credited service under the ERP and SEREP. No NEO is awarded credited service under the ERP or SEREP exceeding his actual service.

(2)	The Retirement Age for Full Benefits is the earliest age at which the executive can receive unreduced benefits (or current age, if later).

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(3)

The present values at December 31, 2019 use the Pri-2012 white collar mortality tables (amounts-weighted), with no mortality before retirement. These tables are projected generationally from 2012, using the standard version of Scale MP-2018. The present values reflect discount rates of 3.35% for the ERP and 3.11% for the SEREP. With respect to Mr. Kelleher, since Mr. Kelleher retired during 2019, he will be receiving SEREP benefit payments from February 2020, retroactive to July 1, 2019. The amounts therefore reflect his actual benefit of £4,459 ($5,694) per month, payable as a 100% joint and survivor annuity.

(4)	Until his retirement in 2019, Mr. Kelleher participated in the Morgan Stanley U.K. Group Pension Plan (U.K. Pension Plan). This is a defined contribution plan that provided defined benefit pension accruals until October 1, 1996. The plan provides the greater of his October 1, 1996 benefit converted to an account balance, which was £186,919 ($238,668) as of December 31, 2019, and the lump sum value of the guaranteed minimum pension under the U.K. Pension Plan which was £122,907 ($156,934) as of December 31, 2019. The greater benefit, which is shown in the table above, does not include any defined contribution benefits that were accrued after September 30, 1996. The amounts shown are converted from British pounds sterling to U.S. dollars using the 2019 average of daily spot rates of £1 to $1.2769.

Employees Retirement Plan (ERP)

Eligible U.S. employees of the Company and its U.S. affiliates hired before July 1, 2007 were covered after one year of service by the ERP, a non-contributory defined benefit pension plan that is qualified under Section 401(a) of the Internal Revenue Code. Effective after December 31, 2010, the ERP was frozen and no further benefit accruals will occur. Benefits are generally payable as an annuity at age 65 (or earlier, subject to certain reductions in the amounts payable). Under the pre-2004 provisions of the ERP, benefits are payable in full at age 60 and reduced 4% per year for retirement between ages 55 and 60 for employees who retire after age 55 with 10 years of service. Before the ERP was frozen, annual benefits were equal to 1% of eligible earnings plus 0.5% of eligible earnings in excess of Social Security covered compensation for each year of service. Eligible earnings generally included all taxable compensation, other than certain equity-based and non-recurring amounts, up to $170,000 per year. ERP participants who, as of January 1, 2004, had age plus service equal to at least 65 and who had been credited with five years of service, received benefits determined under the ERP’s pre-2004 benefit formula, if greater. Pre-2004 benefits equaled 1.15% of final average salary, plus 0.35% of final average salary in excess of Social Security covered compensation, in each case multiplied by credited service up to 35 years, where final average salary was base salary, up to specified limits set forth in the ERP, for the highest paid 60 consecutive months of the last 120 months of service.

Supplemental Executive Retirement and Excess Plan (SEREP)

The SEREP is an unfunded nonqualified plan. Effective after September 30, 2014, the SEREP was frozen and no further benefit accruals will occur. Credited service is counted starting from the first day of the month after the hire date, except that for certain excess benefits credited service begins after one year of service. The SEREP provides benefits not otherwise provided under the ERP formula because of limits in the ERP or Internal Revenue Code on eligible pay and benefits. The SEREP also provides certain grandfathered benefits and supplemental retirement income (unreduced at age 60) for eligible employees after offsetting other Company-provided pension benefits, pension benefits provided by former employers and, for January 1, 2011 through June 30, 2014, adjusted to take into account certain defined contribution plan awards. The supplemental benefit, before offsets, equals 20% of final average salary plus 2% of final average salary per year after five years (up to 50% cumulatively) plus 1% of final average salary per year after 25 years (up to 60% cumulatively), where final average salary is base salary for the highest paid 60 consecutive months of the last 120 months of service through September 30, 2014, up to a maximum annual benefit payable of $140,000 at age 60, reduced by 4% per year for payments beginning before age 60. The SEREP was restricted effective January 1, 2004 to “grandfathered” employees who as of that date met certain eligibility criteria. Grandfathering in this plan was provided to all similarly situated eligible employees and may be provided to other employees with the approval of the CMDS Committee. Benefits may be paid in various actuarially equivalent forms of annuity. Other than for small balances, no lump sums are available under this plan.

U.K. Group Pension Plan

The U.K. Pension Plan is a defined contribution plan that provided defined benefit pension accruals until October 1, 1996. The guaranteed minimum pension payable under the U.K. Pension Plan is determined in accordance with U.K. laws.

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COMPENSATION MATTERS

2019 Nonqualified Deferred Compensation

The following table contains information with respect to the participation of the NEOs in the Company’s unfunded cash deferred compensation plans that provide for the deferral of compensation on a basis that is not tax-qualified, as well as with respect to RSUs granted to the NEOs that are vested but have not yet converted to shares of Morgan Stanley common stock. NEOs participate in the plans on the same terms and conditions as other similarly situated employees. The material terms and conditions of these plans are described below.

Name		Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
James P. Gorman	Notional Leveraged Co-Investment Plan(5)	—	—	453,690	—	2,866,158
	Morgan Stanley Compensation Incentive Plan	—	—	1,240,637	5,556,989	6,535,725
	Restricted Stock Units(5)	6,875,000	—	8,729,883	8,933,740	34,365,329
Colm Kelleher	Notional Leveraged Co-Investment Plan(5)	—	—	2,457	—	120,794
	Morgan Stanley Compensation Incentive Plan	4,650,000	—	402,673	7,763,632	14,231,293
	Restricted Stock Units(5)	6,510,000	—	4,161,534	1,411,440	18,418,700
	U.K. Alternative Retirement Plan	—	—	(315)	—	27,549	(6)
Jonathan Pruzan	Key Employee Private Equity Recognition Plan	—	—	219	19,905	—
	Morgan Stanley Compensation Incentive Plan	4,330,000	—	1,102,098	3,687,431	9,012,519
	Restricted Stock Units(5)	1,430,000	—	1,415,433	2,544,615	5,315,711
Eric F. Grossman	Notional Leveraged Co-Investment Plan(5)	—	—	49,420	—	376,216
	Morgan Stanley Compensation Incentive Plan	3,455,000	—	950,919	3,347,381	7,625,219
	Restricted Stock Units(5)	1,305,000	—	1,318,406	2,326,050	4,957,095
Robert P. Rooney	Key Employee Private Equity Recognition Plan	—	—	276	30,870	—
	Morgan Stanley Compensation Incentive Plan	1,098,800	—	292,793	380,865	4,434,617
	Restricted Stock Units(5)	3,296,400	—	1,584,795	627,571	8,131,497
Daniel A. Simkowitz	Key Employee Private Equity Recognition Plan	—	—	292	26,540	—
	Notional Leveraged Co-Investment Plan(5)	—	—	5,086	—	250,062
	Morgan Stanley Compensation Incentive Plan	4,330,000	—	181,755	3,640,387	8,921,574
	Pre-Tax Incentive Program	—	—	202,538	—	1,191,411
	Restricted Stock Units(5)	1,430,000	—	1,551,866	3,130,831	5,668,042

(1)

RSU contributions represent the RSU awards granted in January 2019 for 2018 performance (2018 RSUs) that are considered vested at grant for purposes of this proxy statement but are subject to cancellation until the scheduled conversion date. With respect to Mr. Rooney, the RSU contribution does not include his 2018 Stock Bonus Award that both vested and converted to shares of common stock in 2019. MSCIP contributions represent MSCIP awards granted in January 2019 for 2018 performance that are considered vested at grant for purposes of this proxy statement but are subject to cancellation until the scheduled payment date. The MSCIP awards reported in this table are also reported as part of the 2018 bonus in the “2019 Summary Compensation Table.” The value of the 2018 RSUs in this column (which are also included in the “Stock Awards” column of the “2019 Summary Compensation Table” for 2019, “2019 Grants of Plan-Based Awards,” and “2019 Option Exercises and Stock Vested”) is based on $43.2946, the volume-weighted average price of the Company’s common stock on the grant date, except that the value of the 2018 RSUs granted to Mr. Rooney is based on $35.4346 to account for the award not providing for dividend equivalents.

(2)

With respect to our cash-based nonqualified deferred compensation plans, represents the change in (i) the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2019, without giving effect to any withdrawals or distributions, compared to (ii) the sum of the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2018 and the value of any contributions made during 2019.

With respect to the RSUs, represents (i) the change in the average of the high and low prices of the Company’s common stock on December 31, 2019 (or, if applicable, the earlier distribution date) compared to December 31, 2018 (or, if applicable, the later contribution date), as well as (ii) the amount of the vested cash dividend equivalent rights in 2019 (which is paid to the award holder at the time dividends are paid to holders of the Company’s common stock) and dividend equivalents in the form of additional RSUs credited in 2019 with respect to the award (which are paid to the award holder at the time that the underlying award converts to shares, subject to the same cancellation provisions as the underlying award).

(3)	Represents distributions from our cash-based nonqualified deferred compensation plans and with respect to the RSUs, conversions based on the average of the high and low prices of the Company’s common stock on the conversion date and amounts paid during 2019 pursuant to cash dividend equivalent rights.

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(4)

With respect to our cash-based nonqualified deferred compensation plans, represents the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2019. With respect to the RSUs, represents the number of vested units held by the NEO on December 31, 2019 multiplied by the average of the high and low prices of the Company’s common stock on December 31, 2019.

(5)

Includes RSUs that as of December 31, 2019 had vested, but had not reached their scheduled conversion date and remained subject to cancellation, as well as RSUs and LCIP awards that had reached their scheduled distribution date, but were deferred to preserve the Company’s tax deductibility of the award, in accordance with the terms of the award.

(6)	Mr. Kelleher’s aggregate balance at year end of £21,576 was converted from British pounds sterling to U.S. dollars using the 2019 average of daily spot rates of £1 to $1.2769.

The following is a description of the material terms with respect to contributions, earnings and distributions applicable to each of the following cash nonqualified deferred compensation plans and the RSUs referenced in the table above.

Key Employee Private Equity Recognition Plan (KEPER)

Under KEPER, participants were permitted to defer a portion of their cash bonus and such contributions were notionally invested by the Company in reference investments that included investments made by Company-sponsored private equity funds, investments made by private equity funds sponsored by third parties in which the Company had acquired a limited partner or similar interest, and investments in private equity securities that the Company made for its own account. Distributions were made to participants following the realization of any proceeds in respect of any investment. The plan was closed to new contributions in 2001 and was terminated effective June 30, 2019. Final distributions under KEPER were made in 2019.

Notional Leveraged Co-Investment Plan (LCIP)

Under LCIP, participants were permitted to allocate a portion of their deferred incentive compensation to the plan. LCIP is closed to new participants and has not been offered since 2008. Participants were permitted to allocate up to 40% of their long-term incentive compensation to LCIP. The Company contributed a notional investment in an amount equal to two times each participant’s contribution (however, for fiscal 2008, participants could elect to forgo the notional investment). Contributions are notionally invested by the Company in reference investments, which may include the Company’s proprietary investment funds, “funds of funds” that include Company proprietary investment funds and third-party investment funds, and other third-party investment funds. Participants generally are entitled to receive distributions in respect of their contributions plus any earnings on their contributions and on the Company notional investment on the third anniversary of grant and the 10th anniversary of grant, based on the valuation of the notional investments and any realizations of those investments prior to the scheduled distribution date. Participant distributions under LCIP are offset by the Company notional investment, excluding any earnings thereon.

Morgan Stanley Compensation Incentive Plan (MSCIP)

A portion of each participant’s year-end deferred incentive compensation is granted under MSCIP. Earnings on MSCIP awards are based on the performance of notional investments available under the plan and selected by the participants. Participants may reallocate such balances periodically, as determined by the plan administrator. Until MSCIP awards reach their scheduled distribution date, they are subject to cancellation and clawback by the Company. The cancellation and clawback events applicable to MSCIP awards held by our NEOs are described in the CD&A and in “Potential Payments upon Termination or Change in Control.”

Pre-Tax Incentive Program (PTIP)

Under PTIP, participants were permitted to defer a portion of their cash bonus or commissions for one or more fiscal years. The plan has been closed to new contributions since 2003. Earnings on PTIP contributions are based on the performance of notional investments available under the plan and selected by the participants. Participants could generally elect the commencement date for distributions of their contributions and earnings and the number of annual installments over which to receive distributions (generally, 5, 10, 15 or 20 years). Subject to earlier distribution on death or termination of employment due to disability, no distributions may begin prior to the attainment of age 55, and no distribution may begin prior to termination of employment.

Restricted Stock Units (RSUs)

RSUs are granted under the Morgan Stanley Equity Incentive Compensation Plan or another Company equity plan as determined by the CMDS Committee. Each RSU constitutes a contingent and unsecured promise of the Company to pay the holder one share of Company common stock on the conversion date of the RSU. The RSUs included in this table are

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considered vested; however, the RSUs are subject to cancellation if a cancellation event occurs at any time prior to the scheduled conversion date. RSUs granted in 2012 and later are subject to clawback, as well as cancellation, prior to the scheduled conversion date. The cancellation and clawback events applicable to RSUs held by our NEOs are described in the CD&A and in “Potential Payments upon Termination or Change in Control.”

U.K. Alternative Retirement Plan (ARP)

The ARP is a U.K. employer-financed retirement benefits scheme as defined by Her Majesty’s Revenue and Customs (HMRC). Under the ARP, eligible participants receive monthly notional contributions from the Company based on a percentage of base salary, subject to specified limits. Participants may also elect to contribute a portion of their cash bonus and distributions from certain cash-based nonqualified deferred compensation plans to the ARP. Participants include those employees who either have an accumulated pension value in the U.K. Group Pension Plan that exceeds a limit set by the U.K. government or have elected pension taxation protection available from HMRC. Earnings on ARP contributions are based on the performance of notional investments available under the ARP and selected by the participants. Participants can generally elect the commencement date for distributions at any time after age 55, so long as no distributions begin later than age 75. Distributions are currently paid in the form of a lump sum.

Potential Payments upon Termination or Change in Control

This section describes and quantifies the benefits and compensation to which each NEO would have been entitled under our existing plans and arrangements if his employment had terminated or if the Company had undergone a change in control, in each case on December 31, 2019. For Mr. Kelleher, this section describes and quantifies the benefits and compensation to which he was entitled in connection with his retirement from the Company on June 30, 2019.

1. General Policies

No Cash Severance

Our NEOs are not contractually entitled to cash severance payments upon any termination of employment or excise tax protection upon a change in control of the Company. NEOs are entitled to receive post-termination benefits that are generally available to all salaried employees, such as death, disability and post-retirement welfare benefits, and are also eligible for Company-paid retiree medical coverage under the Morgan Stanley Grandfathered Retiree Medical Plan for themselves and eligible dependents following any termination of employment with three years of service.

No Enhanced Termination Benefits

Following termination of employment, the NEOs are entitled to amounts, to the extent vested, due under the terms of our pension arrangements, as described under “2019 Pension Benefits,” and our nonqualified deferred compensation plans, as described under “2019 Nonqualified Deferred Compensation.” Our NEOs are not entitled to special or enhanced termination benefits under our pension and nonqualified deferred compensation plans as compared to other employees.

Cancellation and Clawback of Deferred Compensation

Even if an NEO is considered vested in a deferred incentive compensation award, the award may be subject to cancellation through the distribution date in the event the NEO engages in a cancellation event or if a clawback event occurs. In general, a cancellation event includes: engaging in competitive activity during a specified period following a voluntary termination of employment; engaging in cause (i.e., a breach of the NEO’s obligation to the Company, including a failure to comply with internal compliance, ethics or risk management standards and failure or refusal to perform duties satisfactorily, including supervisory and management duties); improper disclosure of the Company’s proprietary information; solicitation of Company employees, clients or customers during, and within a specified period following termination of, employment; the making of unauthorized disclosures or disparaging or defamatory comments about the Company; resignation from employment without providing the Company proper advance notice; or the failure to cooperate with or assist the Company in connection with investigations, regulatory matters, lawsuits or arbitrations following termination of employment.

Clawback of deferred compensation awards by the Company can be triggered through the applicable scheduled distribution date if the NEO had significant responsibility for a material adverse outcome for the Company or any of its businesses or functions, even absent misconduct, or if the NEO’s act or omission (including with respect to direct supervisory responsibilities) causes a restatement of the Company’s consolidated financial results, violates the

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Company’s global risk management principles, policies and standards, or causes a loss of revenue associated with a position on which the NEO was paid and he operated outside of internal control policies. Further, shares resulting from the conversion of LTIP awards are subject to clawback by the Company in the event the Company’s achievement of the specified goals was based on materially inaccurate financial statements or other performance metric criteria. With respect to certain of Messrs. Kelleher’s and Rooney’s awards granted while each was designated by the Company as Code Staff, pursuant to U.K. PRA requirements, deferred compensation awards and any amounts distributed in respect of such awards may be subject to cancellation, clawback or repayment in certain circumstances for a minimum period of seven years following grant pursuant to the Morgan Stanley EMEA Material Risk Taker Cancellation and Clawback Policy.

Notice and Non-Solicitation Agreements

In addition to the cancellation and clawback events described above, each NEO is party to a Notice and Non-Solicitation Agreement that provides for injunctive relief and cancellation of deferred compensation awards if the NEO does not provide 180 days’ advance notice prior to a resignation or if the NEO improperly solicits the Company’s employees, clients or customers at any time during employment or the 180 days following termination of employment.

2. Termination of Employment / Change in Control

The table below sets forth the value as of December 31, 2019 of the outstanding unvested deferred compensation awards held by the NEOs and the present value of coverage under the Morgan Stanley Grandfathered Retiree Medical Plan as of December 31, 2019. This table does not include our former President, Mr. Kelleher, who retired from employment on June 30, 2019. Mr. Kelleher’s payments and benefits upon his termination are separately set forth below.

Termination Reason	Name	Unvested RSUs and Unvested MSCIP Awards ($)(1)	Unvested LTIP Awards and Related Dividend Equivalents ($)(2)	Retiree Health Coverage ($)(3)

Involuntary (not due to a cancellation event) / Disability / Retirement / In connection with a Change in Control / Death / Governmental Service Termination	James P. Gorman	—	32,933,866	257,159
	Jonathan Pruzan	—	6,333,522	988,670
	Eric F. Grossman	—	5,043,268	864,444
	Robert P. Rooney	—	—	1,202,954
	Daniel A. Simkowitz	—	6,674,390	780,474

(1)

As of December 31, 2019, our NEOs were retirement-eligible for purposes of their outstanding RSU and MSCIP awards, which are therefore considered vested for purposes of this proxy statement. Amounts are payable on the scheduled distribution dates, subject to cancellation and clawback provisions, except that RSUs and MSCIP awards are payable upon a termination in connection with a change in control and all awards are payable upon death or a governmental service termination. Amounts payable with respect to a termination in connection with a change in control are conditioned upon the termination occurring within 18 months of the change in control as a result of (i) the Company terminating the NEO’s employment under circumstances not involving any cancellation event, (ii) the NEO resigning from employment due to a materially adverse alteration in job responsibilities, or (iii) a change in the NEO’s principal place of employment of more than 75 miles from the current location. A “change in control” generally means a significant change in the share ownership of the Company or composition of the Board. Governmental service termination treatment is conditioned upon satisfactory proof of a conflict of interest that necessitates divestiture of the awards and executing an agreement to repay amounts vested in connection with such termination if the NEO engages in any cancellation event.

(2)

As of December 31, 2019, our NEOs who were granted LTIP awards were retirement-eligible for purposes of the LTIP awards; however, such awards are not considered vested for purposes of this proxy statement until the end of the performance period because these awards only deliver value if the Company achieves objective performance goals over such performance period. Amounts shown in the table reflect performance through December 31, 2019 (the quarter ending simultaneously with the effective date of the termination), which, with the exception of a termination in connection with a change in control, is a substitute for performance through the three-year performance period, which would not be known until the end of such period. To facilitate timely payment of LTIP awards upon death or a governmental service termination as of December 31, 2019, amounts payable with respect to these awards would instead reflect Company performance through September 30, 2019 (the quarter ending with or before the date of the termination for which the Company’s earnings information has been released) as follows: $31,683,094 for Mr. Gorman; $6,084,596 for Mr. Pruzan; $4,850,276 for Mr. Grossman; and $6,417,188 for Mr. Simkowitz. For purposes of valuing LTIP awards, we have assumed a per share value of $51.12, the closing price of the Company’s common stock on December 31, 2019.

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(3)	Each NEO, having met the service requirement, is eligible to elect retiree medical, dental and/or vision coverage under the Company’s Grandfathered Retiree Medical Plan and Health Benefits and Insurance Plan for himself and his eligible dependents following a termination of employment for any reason. The present value is calculated assuming each NEO began retiree medical, dental and vision coverage on December 31, 2019 and elected his current dependent coverage type. The present value is based on the Pri-2012 white collar mortality tables (headcount-weighted), projected generationally from 2012 using the standard version of Scale MP-2019, a discount rate of 3.11%, a medical inflation rate for 2020-2021 of 6.20% pre-65 and 6.60% post-65 with ultimate rates of 4.45% pre-65 and 4.37% post-65 reached by 2029, an annual dental inflation rate of 4.50%, and an annual vision inflation rate of 3.00%.

3. Amounts payable in connection with Mr. Kelleher’s retirement from the Company

Prior to his retirement from the Company on June 30, 2019, Mr. Kelleher satisfied the age and service requirements for retirement eligibility for purposes of his outstanding RSU and MSCIP awards, and therefore such awards are considered vested for purposes of this proxy statement. Such awards remain subject to all provisions of the awards, including cancellation and clawback provisions, until their applicable distribution date. With respect to his outstanding LTIP awards, such awards will convert to shares of common stock on their scheduled conversion dates based on the performance of the Company through the end of the applicable three-year performance period, subject to cancellation and clawback provisions. Therefore, the actual value of Mr. Kelleher’s LTIP awards will not be known until the end of the performance period. Using Company performance through December 31, 2019 as a substitute for performance through the applicable performance period, the value of Mr. Kelleher’s LTIP awards for which the performance period had not yet ended as of December 31, 2019 was $17,412,413.

Following his departure from the Company, Mr. Kelleher elected to receive continued health coverage under the Morgan Stanley Retiree Medical Plan. Mr. Kelleher was enrolled in pre-65 retiree medical, dental and vision coverage for the period of July 1, 2019 through December 31, 2019 and the cost of the employer subsidy for such six month period was $16,882, which is included in the “All Other Compensation” column of the “2019 Summary Compensation Table.” The present value of the cost for such future health benefits as of December 31, 2019 is approximately $796,447, calculated as described above. As disclosed in the “Salary” column of the “2019 Summary Compensation Table,” as a Senior Advisor, Mr. Kelleher received compensation of $125,000 for 2019, and will receive $250,000 each year through June 30, 2024 for his service, provided that he does not engage in competitive activity. Following his retirement, as a Senior Advisor, Mr. Kelleher will continue to be provided with an office, administrative support and access to the Company’s premises, with an expected approximate cost for use of administrative support of $110,000 per year through his term as a Senior Advisor.

Compensation Ratio Disclosure

The ratio between the CEO’s total annual compensation and the median annual total compensation of all other employees of the Company reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on the Company’s compensation records and the methodology described below. Because SEC rules for identifying the median compensated employee for purposes of this disclosure allow companies to adopt various methodologies and utilize various assumptions, the ratio reported by other companies may not be comparable to the ratio reported by the Company.

For 2019, our last completed fiscal year, the median of the annual total compensation of all employees of the Company (other than the CEO) was $127,414 and the annual total compensation of our CEO, as reported in the “2019 Summary Compensation Table,” was $31,642,395. Based on this information, for 2019, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees of the Company was 248 to 1.

To identify the median of the annual total compensation of all employees of the Company, we took the following steps:

1.

The pay ratio rule gives companies the ability to make the median employee determination only once every three years, and we did not make a new median employee determination for 2019. The median employee determination for 2017 is described below.

–

We measured the employee population of the Company as of December 31, 2017 and included all employees of Morgan Stanley and its consolidated subsidiaries globally. We did not include independent contractors and leased employees. Although our employee population varies slightly from the employee population in our December 31, 2017 determination, there have not been any changes that we reasonably believe would significantly impact our pay ratio disclosure.

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–

We selected annual total reward awarded in respect of 2017 as the consistently applied compensation measure used to identify the employee with the median of the annual total compensation of all employees (the “median employee”). Annual total reward consists of fixed compensation (e.g., base salary and allowances) and annual incentive compensation delivered in cash or equity and other variable compensation analogous to annual incentive compensation (e.g., commissions). We annualized the compensation of all permanent employees who were employed for less than the full fiscal year. We did not make any cost-of-living adjustments in identifying the median employee. Our median employee served in a similar role in 2019 and had his or her compensation adjusted based on his or her performance in that role. We determined that changes in our median employee’s compensation arrangements for 2019 did not result in a significant change to our pay ratio disclosure and, therefore, that our median employee was still reasonable to utilize for our pay ratio disclosure this year.

2.

Once we identified that our median employee selected in 2017 was still reasonable for 2019 disclosure, we then calculated the median employee’s annual total compensation for 2019 in accordance with the Summary Compensation Table requirements.

Commitment to Equitable Compensation Practices

Attracting, retaining and advancing under-represented talent is a priority for the Company, and a key aspect to this is ensuring that women and all other under-represented groups are rewarded equitably. Morgan Stanley has robust compensation practices that help ensure that compensation and reward decisions are made fairly and consistently and are based on an individual’s role, performance and experience. The Company reviews compensation decisions for employees on an ongoing basis, including at the point of hire as well as during our annual compensation process, to help ensure that individual compensation decisions are in line with this philosophy. A diverse workforce is key to our success, and consistent with that, we are committed to continually assessing our rewards structure and decisions to help ensure equity in pay for all employees.

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OWNERSHIP OF OUR STOCK

EXECUTIVE EQUITY OWNERSHIP COMMITMENT

Members of the Company’s Operating Committee are subject to an Equity Ownership Commitment. The Equity Ownership Commitment requires each of our CEO, CFO and President (Covered Officers) to achieve ownership of a number of shares of common stock and equity awards with a value equal to a specified multiple of his base salary within five years. Our CEO is required to achieve ownership of shares of common stock and equity awards with a value equal to 10 times his base salary and each other Covered Officer is required to achieve ownership of shares of common stock and equity awards with a value equal to six times his base salary. In addition, Operating Committee members are required to hold common stock and equity awards equal to a percentage of common stock received from equity awards (less allowances for the payment of any option exercise price and taxes) granted to them for service on the Operating Committee (Equity Award Shares) as follows:

•	Our CEO is required to retain 75% of Equity Award Shares.

•

Each of our other Operating Committee members is required to retain 50% of Equity Award Shares acquired from equity awards granted beginning in January 2016 and thereafter, and 75% of Equity Award Shares acquired from equity awards granted prior to January 2016; provided that Operating Committee members who are Covered Officers must retain 75% of all Equity Award Shares until the applicable ownership requirement is met.

This commitment ties a portion of our Operating Committee members’ net worth to the Company’s stock price and provides a continuing incentive for them to work toward superior long-term stock price performance. Exceptions to the Equity Ownership Commitment are subject to the approval of the CMDS Committee. None of our executive officers currently have prearranged trading plans under SEC Rule 10b5-1.

DIRECTOR EQUITY OWNERSHIP REQUIREMENT

Our Corporate Governance Policies require each independent director to retain ownership of a number of shares of Morgan Stanley common stock and equity awards with a value equal to five times the annual cash Board retainer, and to retain 100% of his or her Morgan Stanley stock unit awards (on an after-tax basis) until such ownership requirement is met. In addition, as discussed under “Director Compensation,” our independent directors generally receive an equity award upon initial election to the Board and receive an annual equity award thereafter with a grant date fair value of $250,000 (prorated in the case of the initial award) as part of their director compensation. Fifty percent of each equity award granted to our independent directors does not become payable until the director retires from the Board (and may be deferred beyond retirement at the director’s election). We believe these equity ownership opportunities and requirements enhance the alignment of independent directors’ interests with the long-term interests of our shareholders.

COMPANY HEDGING POLICIES

Company policy prohibits directors, officers as defined by Section 16 of the Securities Exchange Act of 1934, including the Company’s executive officers, and other members of the Company’s Operating Committee from pledging, selling short, engaging in hedging strategies or trading derivatives involving Morgan Stanley securities, including securities granted in connection with compensation or otherwise held. Company policy permits other employees to transact in covered calls and protective puts with respect to currently owned and saleable Morgan Stanley shares, subject to varying holding and window period requirements. No employee may hedge the value of outstanding restricted stock units, performance stock units or other equity-based compensation awards.

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OWNERSHIP OF OUR STOCK

STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the beneficial ownership of common stock as of March 2, 2020 by our CEO and the other executive officers named in the “2019 Summary Compensation Table” (our NEOs), directors, and by all of our directors and executive officers as a group. As of March 2, 2020, none of the common stock beneficially owned by our directors and current executive officers was pledged.

Name	Shares(1)	Underlying(2) Stock Units	Subject to Stock Options Exercisable Within 60 Days	Total(3)

NAMED EXECUTIVE OFFICERS

James P. Gorman	1,046,006	299,147	—	1,345,153

Colm Kelleher	649,351	344,073	—	993,424

Jonathan Pruzan	112,156	106,079	—	218,235

Eric F. Grossman	209,482	94,885	—	304,367

Robert P. Rooney	27,096	200,515	—	227,611

Daniel A. Simkowitz	133,185	112,354	—	245,539

DIRECTORS

Elizabeth Corley	—	16,361	—	16,361

Alistair Darling	6,014	18,894	—	24,908

Thomas H. Glocer	4,535	73,082	—	77,617

Robert H. Herz	23,274	48,332	—	71,606

Nobuyuki Hirano(4)	—	—	—	—

Stephen J. Luczo	171,000	3,121	—	174,121

Jami Miscik	15,423	24,603	—	40,026

Dennis M. Nally	7,663	14,279	—	21,942

Takeshi Ogasawara(4)	—	—	—	—

Hutham S. Olayan	8,000	172,757	—	180,757

Mary L. Schapiro	—	13,371	—	13,371

Perry M. Traquina	—	47,544	—	47,544

Rayford Wilkins, Jr.	21,375	29,436	—	50,811

ALL DIRECTORS AND EXECUTIVE OFFICERS AS OF MARCH 2, 2020 AS A GROUP (22 PERSONS)	2,526,386	1,645,967	—	4,172,353

(1)	Each director, NEO and executive officer has sole voting and investment power with respect to his or her shares.
(2)

Shares of common stock held in a trust (Trust) corresponding to outstanding RSUs. Directors and executive officers may direct the voting of the shares corresponding to such RSUs. Voting by executive officers is subject to the provisions of the Trust, as described in “Information about the Annual Meeting — How Do I Submit Voting Instructions for Shares Held in Employee Plans?” Excludes LTIP awards because executive officers may not direct the voting of any shares corresponding to such awards prior to settlement of the award.

(3)

Each NEO and director beneficially owned less than 1% of the shares of common stock outstanding. All executive officers and directors as a group as of March 2, 2020 beneficially owned less than 1% of the common stock outstanding.

(4)	Messrs. Hirano and Ogasawara were designated by MUFG and elected to the Board pursuant to the Investor Agreement. Mr. Hirano is not compensated by Morgan Stanley for his Board service, and Mr. Ogasawara receives cash Board and Board committee retainers only. See “Principal Shareholders” regarding MUFG’s beneficial ownership of Company common stock.

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OWNERSHIP OF OUR STOCK

PRINCIPAL SHAREHOLDERS

The following table contains information regarding the only persons we know of that beneficially own more than 5% of our common stock.

	Shares of Common Stock Beneficially Owned

Name and Address	Number	Percent(1)

MUFG(2) 7-1, Marunouchi 2-chome Chiyoda-ku, Tokyo 100-8330, Japan	377,085,167	24.0%

State Street(3) One Lincoln Street Boston, MA 02111	120,256,617	7.6%

BlackRock(4) 55 East 52nd Street New York, NY 10055	102,148,132	6.5%

Vanguard(5) 100 Vanguard Boulevard Malvern, PA 19355	98,285,001	6.2%

(1)

Percentages based upon the number of shares of common stock outstanding as of the record date, March 23, 2020, and the beneficial ownership of the principal shareholders as reported in SEC filings in notes 2 through 5 below.

(2)

Based on the Form 4, Statement of Changes in Beneficial Ownership, dated March 18, 2020, filed by MUFG (as of March 16, 2020). The Schedule 13D/A filed by MUFG, dated September 20, 2019, discloses that MUFG beneficially owned 397,870,394 shares and had sole voting power and sole dispositive power with respect to such shares as of September 12, 2019. The Schedule 13D/A also disclosed that of the 397,870,394 shares, 1,574,808 shares were held solely in a fiduciary capacity by certain affiliates of MUFG as the trustee of trust accounts or the manager of investment funds, other investment vehicles and managed accounts as of September 12, 2019, and that MUFG disclaims beneficial ownership of such shares.

(3)

Based on the Schedule 13G filed February 14, 2020 by State Street and State Street Global Advisors Trust Company, each acting in various fiduciary and other capacities (as of December 31, 2019). The Schedule 13G discloses that State Street had shared dispositive power as to 120,246,188 shares and shared voting power as to 113,376,095 shares and that State Street Global Advisors Trust Company beneficially owned 96,848,699 shares and had shared dispositive power as to 96,846,599 shares and shared voting power as to 92,713,645 shares.

(4)

Based on the Schedule 13G dated February 5, 2020 filed by BlackRock (as of December 31, 2019). The Schedule 13G discloses that BlackRock had sole voting power as to 89,343,372 shares and sole dispositive power as to 102,148,132 shares.

(5)	Based on the Schedule 13G dated February 10, 2020 filed by Vanguard (as of December 31, 2019). The Schedule 13G discloses that Vanguard had sole voting power as to 1,825,049 shares and sole dispositive power as to 96,234,527 shares and shared voting power as to 348,755 shares and shared dispositive power as to 2,050,474 shares.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and beneficial owners of more than 10% of our common stock to file reports with the SEC indicating their holdings of, and transactions in, our equity securities. Based on a review of these reports, and upon written representations from our executive officers and directors, we believe that all of our executive officers, directors, and 10% owners complied with all Section 16(a) filing requirements for fiscal year 2019, except that MUFG, an owner of 24% of the Company’s common stock and director of the Company by deputization, filed a Form 4 on September 20, 2019 to report the following delinquent transactions in equity and derivative securities of the Company, effected by itself and its subsidiaries, from April 23, 2014 through December 18, 2018: (i) 1,162 sales and purchases of non-cumulative preferred stock, each reported share representing $1 in liquidation value; (ii) 12 sales and purchases of non-cumulative preferred stock, each reported share representing $25 in liquidation value; (iii) the sale of one call option and purchase of one put option; (iv) 20 transactions in total rate of return basket swaps (put equivalent positions); and (v) three purchases and one sale of common stock. MUFG disclaims that the total rate of return basket swap transactions are subject to Section 16.

MUFG has disgorged the profits realized by these transactions to the Company, including all transactions as to which MUFG has disclaimed beneficial ownership and all transactions and securities which MUFG has disclaimed being subject to Section 16. MUFG is continuing to review its trading activity in Morgan Stanley equity securities and has informed the Company that it will make further disclosures should it determine that it is necessary to do so.

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INFORMATION ABOUT THE ANNUAL MEETING

Although we currently intend to hold our annual meeting in person, we are actively monitoring the evolving coronavirus (COVID-19). We are focused on the safety and well-being of our shareholders and employees as well as the protocols of local, state and federal governments. In the event it is not possible or advisable to hold our annual meeting at our Westchester headquarters, we will announce alternative arrangements for the meeting, which may include holding a virtual meeting, as promptly as practicable. Please monitor our annual meeting website at www.morganstanley.com/2020ams for current information on our annual meeting. As always, we encourage you to vote your shares prior to the annual meeting.

QUESTIONS AND ANSWERS

Why Did I Receive a One-Page Notice Regarding the Internet Availability of Proxy Materials?

Pursuant to SEC rules, we are mailing to certain of our shareholders a Notice about the availability of proxy materials on the Internet instead of paper copies of the proxy materials. This process allows us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our annual meeting. All shareholders receiving the Notice will have the ability to access the proxy materials and submit a proxy over the Internet. It is important that you submit your proxy to have your shares voted. Instructions on how to access the proxy materials over the Internet or to request a paper copy of the proxy materials may be found in the Notice. The Notice is not a proxy card and cannot be returned to submit your vote. You must follow the instructions on the Notice to submit your proxy to have your shares voted.

How Do I Attend the Annual Meeting?

Only record or beneficial owners of Morgan Stanley’s common stock as of the record date, the close of business on March 23, 2020, or a valid proxy or representative of such shareholder, may attend the annual meeting in person if they comply with the admission requirements below. Guests of shareholders will not be admitted to the annual meeting. If you do not comply with the requirements set forth below, you will not be admitted to the meeting.

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Valid Photo Identification. Any shareholder, or valid proxy or representative of such shareholder, must present a valid, current form of government issued photo identification, such as a driver’s license or passport, that matches the name on the documentation described below.

•	Proof of Ownership.

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If you hold shares in street name (such as through a broker or bank), then you must present proof of ownership, such as a brokerage statement or letter from your bank or broker, demonstrating that you held Morgan Stanley common stock as of the record date, March 23, 2020.

•	If you hold shares in registered form, your record holder’s ownership as of the record date, March 23, 2020, must be verified on the list of registered shareholders maintained by our transfer agent.

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Proof of Representation. If you are a representative of a shareholder, then you must present valid legal documentation that demonstrates your authority to represent that shareholder. We reserve the right to limit the number of representatives who may represent a shareholder at the meeting.

•	Proof of Valid Proxy.

•	If you hold a proxy to vote shares at the annual meeting for a shareholder who holds shares in street name (such as through a broker or bank), then you must present:

•	Valid photo identification as described above;

•	A written legal proxy from the broker or bank holding the shares to the street name holder that is assignable and signed by the street name holder; and

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Proof of ownership, such as a brokerage statement or letter from the bank or broker, demonstrating that the street name holder who appointed you legal proxy held Morgan Stanley common stock as of the record date, March 23, 2020.

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INFORMATION ABOUT THE ANNUAL MEETING

•	If you hold a proxy to vote shares at the annual meeting for a shareholder who is a record holder, then:

•	You must present valid photo identification as described above;

•	You must present a written legal proxy to you signed by the record holder; and

•	The record holder’s ownership as of the record date, March 23, 2020, must be verified on the list of registered shareholders maintained by our transfer agent.

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Compliance with Annual Meeting Rules of Conduct. All attendees must acknowledge that they have received and agree to abide by our Rules of Conduct. Luggage, large backpacks and other large packages are not permitted in the annual meeting and briefcases and small handbags (including purses) are subject to search. Unless expressly agreed to by Morgan Stanley, the use of PDAs, cell phones, cameras, tablets, laptops and other recording, electronic or mobile devices is strictly prohibited at the meeting. Attendees that disrupt or impede the meeting or breach the Rules of Conduct may be removed from the meeting.

Who Can Vote at the Annual Meeting?

You may vote all shares of Morgan Stanley’s common stock that you owned as of the close of business on March 23, 2020, the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Each share of common stock entitles you to one vote on each matter voted on at the annual meeting. On the record date, 1,575,549,142 shares of common stock were outstanding.

What Is the Quorum to Hold the Meeting?

The holders of a majority of the voting power of the outstanding shares of common stock, represented in person or by proxy, constitute a quorum for the annual meeting of shareholders. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

What Vote Is Required and How Will My Votes Be Counted?

The following table sets forth the vote standard applicable to each proposal, as determined by the Company’s bylaws and applicable regulatory guidance, at a meeting at which a quorum is present.

Proposal	Board’s Recommendation	Vote Required to Adopt Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of Directors	FOR	Majority of votes cast (for and against) with respect to such director*	No Effect	No Effect
Ratification of Appointment of Auditor	FOR	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon (for, against and abstain)	Vote Against	Not Applicable
Non-Binding Advisory Vote to Approve Executive Compensation	FOR	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon (for, against and abstain)	Vote Against	No Effect

*

Under Delaware law, if a director does not receive a majority of votes cast in an uncontested election, the director will continue to serve on the Board. Pursuant to the bylaws, each director has submitted an irrevocable letter of resignation that becomes effective, contingent on the Board’s acceptance, if the director does not receive a majority of votes cast in an uncontested director election. In such case, if a director does not receive a majority of votes cast, the Board will make a determination to accept or reject the resignation and publicly disclose its decision within 90 days after the certification of the election results.

Is My Vote Confidential?

Our bylaws provide that your vote is confidential and will not be disclosed to any officer, director or employee, except in certain limited circumstances such as when you request or consent to disclosure. Voting of the shares held in the 401(k) Plan also is confidential.

How Do I Submit Voting Instructions for Shares Held Through a Broker?

If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your broker and present it at the annual meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares in certain cases.

80    Morgan Stanley 2020 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

NYSE member brokers may vote your shares as described below:

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Non-discretionary Items. All items, other than the ratification of the appointment of Morgan Stanley’s independent auditor, are “non-discretionary” items. It is critically important that you submit your voting instructions if you want your shares to count for non-discretionary items. Your shares will remain unvoted for such items if your NYSE member broker, including MS&Co. and Morgan Stanley Smith Barney LLC (MSSB), does not receive voting instructions from you.

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Discretionary Item. The ratification of the appointment of Morgan Stanley’s independent auditor is a “discretionary” item. NYSE member brokers that do not receive instructions from beneficial owners may vote on this proposal in the following manner: (1) Morgan Stanley’s subsidiaries, MS&Co. and MSSB, may vote uninstructed shares only in the same proportion as the votes cast by all other beneficial owners on the proposal; and (2) all other NYSE member brokers may vote uninstructed shares in their discretion.

If you do not submit voting instructions, the broker will submit a proxy for your shares voting discretionary items, but will not vote non-discretionary items. This results in a “broker non-vote” for non-discretionary items.

How Do I Submit Voting Instructions for Shares Held in My Name?

If you hold shares as a record shareholder, you may have your shares voted by submitting a proxy for your shares by mail, telephone or the Internet as described on the proxy card. If you submit your proxy via the Internet, you may incur Internet access charges. Submitting your proxy will not limit your right to vote in person at the annual meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your proxy in accordance with the procedures described above (see “How Can I Revoke My Proxy?”).

If you submit a signed proxy card without indicating your voting instructions, the person voting the proxy will vote your shares according to the Board’s recommendations.

How Do I Submit Voting Instructions for Shares Held in Employee Plans?

If you hold shares in, or have been awarded stock units under, certain employee plans, you will separately receive directions on how to submit your voting instructions. Shares held in the following employee plans also are subject to the following rules:

401(k) Plan. The Northern Trust Company (Northern Trust), the 401(k) Plan’s trustee, must receive your voting instructions for the common stock held on your behalf in the 401(k) Plan on or before May 18, 2020. If Northern Trust does not receive your voting instructions by that date, it will vote such shares together with other unvoted, forfeited and unallocated shares in the 401(k) Plan in the same proportion as the voting instructions that it receives from other participants in the 401(k) Plan. On March 23, 2020, there were 33,959,156 shares in the 401(k) Plan.

Other Equity-Based Plans. State Street Global Advisors Trust Company acts as trustee for the Trust that holds shares of common stock underlying stock units awarded to employees under several of Morgan Stanley’s equity-based plans. Employees allocated shares held in the Trust must submit their voting instructions for receipt by the trustee on or before May 18, 2020. If the trustee does not receive your instructions by that date, it will vote such shares, together with shares held in the Trust that are unallocated or held on behalf of former Morgan Stanley employees and employees in certain jurisdictions outside the U.S., in the same proportion as the voting instructions that it receives for shares held in the Trust in connection with such plans. On March 23, 2020, 61,338,845 shares were held in the Trust in connection with such plans.

How Can I Revoke My Proxy?

You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to Martin M. Cohen, Corporate Secretary, Morgan Stanley, 1585 Broadway, Suite C, New York, New York 10036; (2) submitting a later proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting in person at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote in person at the meeting.

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INFORMATION ABOUT THE ANNUAL MEETING

OTHER BUSINESS

We do not know of any other matters that may be presented for action at the meeting other than those described in this proxy statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

How Can I Submit a Shareholder Proposal or Nominate a Director for the 2021 Annual Meeting?

Shareholders intending to present a proposal at the 2021 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Martin M. Cohen, Corporate Secretary, 1585 Broadway, Suite C, New York, New York 10036 or by email to shareholderproposals@morganstanley.com. We must receive the proposal no later than December 4, 2020.

Shareholders intending to present a proposal at the 2021 annual meeting (but not to include the proposal in our proxy statement) or to nominate a person for election as a director (but not to include such nominee in our proxy materials) must comply with the requirements set forth in our bylaws. The bylaws require, among other things, that our Corporate Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2021 annual meeting no earlier than the close of business on January 21, 2021 and no later than the close of business on February 20, 2021. The notice must contain the information required by the bylaws.

As described under “Corporate Governance Matters — Corporate Governance Practices — Shareholder Rights and Accountability,” we have adopted proxy access. Under our bylaws, shareholders who meet the requirements set forth in our bylaws may nominate a person for election as a director and include such nominee in our proxy materials. The bylaws require, among other things, that our Corporate Secretary receive written notice of the nomination no earlier than the close of business on the 150th day and no later than the close of business on the 120th day prior to the anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting. Therefore, the Company must receive notice of such a nomination for the 2021 annual meeting no earlier than the close of business on November 4, 2020 and no later than the close of business on December 4, 2020.

Our bylaws are available at www.morganstanley.com/about-us-governance or upon request to our Corporate Secretary.

What Are the Costs of Soliciting Proxies for the Annual Meeting?

We will pay the expenses for the preparation of the proxy materials and the solicitation by the Board of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, and D.F. King & Co., Inc. (D.F. King) may solicit your proxy, in person or by telephone, mail, facsimile or other means of communication. We will pay D.F. King fees not exceeding $25,000 plus expenses. We will also reimburse brokers, including MS&Co., MSSB and other nominees, for costs they incur mailing proxy materials.

What if I Share an Address with Another Shareholder?

“Householding” reduces our printing and postage costs by permitting us to send one annual report and proxy statement to shareholders sharing an address (unless we have received contrary instructions from one or more of the shareholders sharing that address). Shareholders may request to discontinue or begin householding by contacting Broadridge Financial Services at (866) 540-7095 or by sending a written request to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Any householded shareholder may request prompt delivery of a copy of the annual report or proxy statement by contacting us at (212) 762-8131 or may write to us at Investor Relations, 1585 Broadway, New York, NY 10036.

How Can I Consent to Electronic Delivery of Annual Meeting Materials?

This proxy statement and the annual report are available on our website at www.morganstanley.com/2020ams. You can save the Company postage and printing expense by consenting to access these documents over the Internet. If you consent, you will receive notification next year when these documents are available with instructions on how to view them and submit voting instructions. You may sign up for this service through enroll.icsdelivery.com/ms. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and Internet access charges, for which you will be responsible.

82    Morgan Stanley 2020 Proxy Statement

Our Core Values

Since our founding in 1935, Morgan Stanley has consistently delivered first-class business in a first-class way. Underpinning all that we do are four core values.

PUTTING CLIENTS FIRST	DOING THE RIGHT THING
Keep the client’s interests first Work with colleagues to deliver the best of the Firm to every client Listen to what the client is saying and needs

Act with integrity

Think like an owner to create long-term shareholder value

Value and reward honesty, character and diversity

Foster a collegial work environment where all employees feel a sense of belonging

LEADING WITH EXCEPTIONAL IDEAS	GIVING BACK
Win by breaking new ground Leverage different perspectives to gain new insight Drive innovation Be vigilant about what we can do better	Serve our communities generously with our expertise, time and money Build a better Firm for the future through mentoring others

“Our DNA, our culture and our history

are rooted in serving our clients.”

– James P. Gorman

Chairman and Chief Executive Officer

SCAN TO VIEW MATERIALS & VOTE MORGAN STANLEY C/O BROADRIDGE
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 20, 2020. If you participate in any of the Morgan Stanley Benefit Plans, you must vote your shares no later than 11:59 p.m. EDT on May 18, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 20, 2020. If you participate in any of the Morgan Stanley Benefit Plans, you must vote your shares no later than 11:59 p.m. EDT on May 18, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. E91621-P32450-Z76250 MORGAN STANLEY Morgan Stanley’s Board recommends a vote “FOR” the nominees listed below:
1. Election of Directors
1a. Elizabeth Corley 1h. Jami Miscik
1i. Dennis M. Nally 1b. Alistair Darling
1j. Takeshi Ogasawara 1c. Thomas H. Glocer
1k. Hutham S. Olayan 1d. James P. Gorman
1l. Mary L. Schapiro 1e. Robert H. Herz
1m. Perry M. Traquina 1f. Nobuyuki Hirano
1n. Rayford Wilkins, Jr. 1g. Stephen J. Luczo
2. To ratify the appointment of Deloitte & Touche LLP as independent auditor
3. To approve the compensation of executives as disclosed in the proxy statement (non-binding advisory vote)
Yes No HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.

Notice of 2020 Morgan Stanley Annual Meeting of Shareholders 2000 Westchester Avenue, Purchase, New York 10577 May 21, 2020, 10:00 a.m., local time At the meeting, we plan to: • elect the Board of Directors; • ratify the appointment of Deloitte & Touche LLP as independent auditor; • approve the compensation of executives as disclosed in the proxy statement (non-binding advisory vote); • transact such other business as may properly come before the meeting or any postponement or adjournment thereof. To view or print a copy of our Proxy Statement, Annual Report on Form 10-K or Letter to Shareholders, go to www.morganstanley.com/2020ams. You may request a copy of any of these documents by calling 1-212-762-8131. Please vote any other cards or voting instruction forms that you may receive. PLEASE SUBMIT YOUR PROXY BY PHONE OR BY INTERNET, OR RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT ON THE REVERSE SIDE. THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MORGAN STANLEY’S BOARD OF DIRECTORS. E91622-P32450-Z76250 MORGAN STANLEY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSFOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS, MAY 21, 2020 The undersigned hereby appoints Eric F. Grossman and Martin M. Cohen, and each of them, attorneys and proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley that the undersigned is entitled in any capacity to vote if personally present at the 2020 Annual Meeting of Shareholders to be held on May 21, 2020, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse side of this proxy card and with the same effect as though the undersigned were present in person and voting such shares. Each of the proxies is authorized in his discretion to vote for the election of another person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting. BENEFIT PLAN PARTICIPANTS I hereby direct the following to vote, in person or by proxy, all of the shares of Morgan Stanley common stock held for my benefit in Morgan Stanley benefit plans at the 2020 Annual Meeting of Shareholders to be held on May 21, 2020, and at any and all adjournments or postponements thereof, as indicated on the reverse side of this voting instruction form, and, in its (or the proxies’) discretion, for the election of another person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting. • The Northern Trust Company (Northern Trust), as trustee under the Morgan Stanley 401(k) Plan (the “Plan”). As a participant in and a named fiduciary under the Plan, I understand that (A) if I sign, date, and return this form, Northern Trust will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) Northern Trust will vote or grant proxies for all undirected (other than pursuant to clause (A)) and/or forfeited shares, as applicable, in the same respective proportion as the shares of all participants who have timely delivered properly executed voting instructions, unless to do so would be inconsistent with Northern Trust’s duties, and (C) Northern Trust will hold my voting instructions in confidence to the extent required by applicable law or regulations or the governing instrument. • State Street Global Advisors Trust Company, as trustee under a trust agreement (Trust), in connection with the Equity Incentive Compensation Plan, the Employees’ Equity Accumulation Plan and the Tax Deferred Equity Participation Plan. I understand that, subject to the Trust’s terms, (A) if I sign, date and return this form, State Street will vote in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) State Street will vote with respect to all shares held in the Trust in connection with these plans for which no proper instructions are received (other than pursuant to clause (A)) in the same proportion as the shares held in connection with these plans for which it has received proper instructions, and (C) State Street will vote in its discretion, after due consideration, on all other matters that may properly come before the meeting. • State Street Global Advisors Trust Company, as trustee under the Trust, in connection with the Directors’ Equity Capital Accumulation Plan. I understand that, subject to the Trust’s terms, (A) if I do not sign, date and return this form, State Street will not vote or grant proxies with respect to these shares, and (B) if I sign, date and return this form, State Street will vote (i) in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions and (ii) in its discretion, after due consideration, on all other matters that may properly come before the meeting. • Equiniti Share Plan Trustees Limited, as trustee under a trust deed (UK SOP Trust), in connection with the Morgan Stanley UK Share Ownership Plan. I understand that, subject to the UK SOP Trust’s terms, (A) I must sign, date and return this form in order for Equiniti to vote or grant proxies with respect to these shares, and (B) if I sign, date and return this form, Equiniti will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions and in its discretion on all other matters that may properly come before the meeting. • Voting instructions for benefit plan shares must be received by 11:59 P.M. (EDT) on May 18, 2020 for shares to be voted in accordance with your instructions. Please help the Company reduce costs—submit your voting instructions by Internet or telephone.